UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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Meta Platforms, Inc.

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2025

NOTICE OF

Annual meeting and proxy statement

Meta

To Our Shareholders

I'd like to invite you to attend the 2025 Annual Meeting of Shareholders of Meta Platforms, Inc. to be held virtually on May 28, 2025, at 10:00 a.m. Pacific Time.
We'll begin the meeting with the items of business described in this proxy statement, including the election of directors, ratification of the appointment of our independent registered public accounting firm, approval of our 2025 Equity Incentive Plan, advisory vote on the compensation of our named executive officers, advisory vote on the frequency with which we will conduct an advisory vote on the compensation of our named executive officers, and consideration of shareholder proposals.
We'll also provide a company update and hold a question and answer session at the meeting. You can submit a question in advance of the meeting by visiting www.proxyvote.com, and you can also submit a question at any time during the meeting by visiting www.virtualshareholdermeeting.com/META2025.
I'm excited to welcome Patrick Collison, John Elkann, Dina Powell McCormick, Charles Songhurst, and Dana White to our board of directors. They bring depth of experience and perspective that will help us support the people and businesses that rely on our services and tackle the massive opportunities ahead with AI, wearables, and the future of human connection.

Thank you for your continued investment in Meta. We hope your shares will be represented at the Annual Meeting. Mark Zuckerberg, Founder, Chairman, and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 28, 2025: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT www.proxyvote.com

2 | 2025 Proxy Statement

Fellow Shareholders,

Meta is focused on its mission to build the future of human connection and the technology that makes it possible. Over the past year, the board of directors worked closely with management as the company navigated a dynamic business and technology landscape. Meta remains committed to the fundamental principles of ambitious innovation and free expression as the company works to bring new and engaging experiences to its community around the world.
On behalf of the entire board, I would like to share some 2024 highlights from the board's governance and oversight work:
•We provided active oversight of strategy, risks, and opportunities for Meta's evolving business. In the past year, Meta delivered strong business performance, with 2024 revenue up 22% from 2023. The company remains focused on operating efficiently while investing in company priorities, and continued to make progress on its artificial intelligence initiatives, including through ongoing enhancements to advertising tools and content recommendations across the family of apps, as well as expanded adoption of the Meta AI assistant, Ray-Ban Meta AI glasses, and its open source Llama models. The board worked closely with management to oversee evolving business strategies as well as product development and compliance, with a focus on the company's key risks and opportunities.
•We focused on board effectiveness, refreshment, and independence. We have continued to refresh our board with the addition of new independent directors, including the elections of Patrick Collison, John Elkann, Dina Powell McCormick, Charles Songhurst, and Dana White, who have a broad range of skills and experiences in both the public and private sectors in the United States and abroad. They will contribute valuable insights as the company's business and products continue to evolve.
•We remain committed to delivering value for shareholders and understanding shareholder perspectives. The board remains focused on the responsibility we have to our shareholders. Meta maintains a robust shareholder engagement program, and feedback from shareholder conversations is shared with the board and relevant committees.

Together with my fellow board members, I thank you for your support of Meta and look forward to continuing our important work as stewards of the company.
Sincerely,
Robert M. Kimmitt, Lead Independent Director

2025 Proxy Statement | 3

Notice of Annual Meeting of Shareholders to be held on May 28, 2025

Date and Time May 28, 2025 10:00 a.m. Pacific Time
Place

The 2025 Annual Meeting of Shareholders (Annual Meeting) of Meta Platforms, Inc. will be a virtual meeting of shareholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting
www.virtualshareholdermeeting.com/META2025.
Record Date April 1, 2025

We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement accompanying this Notice:

•To elect the fifteen directors nominated by our board of directors, all of whom are currently serving on our board of directors, each to serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
•To approve our 2025 Equity Incentive Plan.
•To hold a non-binding advisory vote on the compensation program for our named executive officers as disclosed in the proxy statement accompanying this Notice.
•To hold a non-binding advisory vote on the frequency with which we will conduct a non-binding advisory vote on the compensation program for our named executive officers.
•To consider and vote upon nine shareholder proposals, if properly presented.
•To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 1, 2025 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials (Notice), proxy statement and form of proxy are being distributed and made available on the internet on or about April 17, 2025.

By Order of the Board of Directors,

Katherine R. Kelly
Vice President and Corporate Secretary
Menlo Park, California

Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail.

4 | 2025 Proxy Statement

Proxy Statement Summary
This proxy statement summary highlights information described in more detail elsewhere in this proxy statement and does not contain all of the information you should consider. Please read the entire proxy statement before voting.
OUR MISSION
Our mission is to build the future of human connection and the technology that makes it possible. When Facebook launched in 2004, it changed the way people connect. Apps like Messenger, Instagram, and WhatsApp further empowered billions around the world. Now, Meta is moving beyond 2D screens toward experiences that foster deeper connections and unlock new possibilities.
2024 COMPANY PRIORITIES

Build awesome things.	Make our business successful.	Make progress on societal issues related to our business.	Go out and tell our story.
2024 BUSINESS HIGHLIGHTS
We delivered strong business performance in 2024, including the following financial and community highlights:
•Revenue was $164.50 billion for full year 2024.
•Costs and expenses were $95.12 billion for full year 2024.
•Income from operations was $69.38 billion for full year 2024, representing a 42% operating margin.
•Family daily active people was 3.35 billion on average for December 2024.
We continued to invest based on our company priorities, with 79% of our 2024 total costs and expenses recognized in our Family of Apps segment and 21% in our Reality Labs segment.
For additional information about our 2024 financial results and community metrics, see our Annual Report on Form 10-K for the year ended December 31, 2024.

2025 Proxy Statement | 5

OUR PRINCIPLES
Our principles embody what we stand for and guide our approach to how we build technology for people and their relationships.

Give People a Voice	People deserve to be heard and to have a voice—even when that means defending the right of people we disagree with.

Build Connection and Community	Our services help people connect, and when they're at their best, they bring people closer together.

Serve Everyone	We work to make technology accessible to everyone, and our business model is ads so our services can be free.

Keep People Safe and Protect Privacy	We have a responsibility to promote the best of what people can do together by keeping people safe and preventing harm.

Promote Economic Opportunity	Our tools help level the playing field so businesses grow, create jobs and strengthen the economy.

OUR VALUES
Our six values are the signposts that guide our work, how we spend our time, and how we work together. By working at Meta, we each commit to bring these values to our work, each and every day.

Move Fast
Move Fast helps us to build and learn faster than anyone else. This means acting with urgency and not waiting until next week to do something we could do today. We continuously work to speed up our highest priority initiatives by methodically removing barriers that get in the way. It's about moving fast in one direction together as a company and as individuals.

Focus on Long-Term Impact
Focus on Long-Term Impact emphasizes long-term thinking that encourages us to extend the timeline for the impact we have, rather than optimizing for near-term wins. We should take on the challenges that will be the most impactful, even if the full results won't be seen for years.

Build Awesome Things
Build Awesome Things pushes us to ship things that are not just good, but also awe-inspiring. We've already built technologies that are useful to billions of people. In our next chapter we'll focus more on inspiring them as well, in everything we do.

Live in the Future
Live in the Future guides us to build the future of work that we want, with an in-person focus designed to support a strong, valuable experience for our people who work from the office, and a thoughtful and intentional approach to where we invest in remote work. This also means being early adopters of the future products we build to help people feel present together wherever they are.

Be Direct and Respect Your Colleagues	Be Direct and Respect Your Colleagues is about creating a culture where we are straightforward and willing to have hard conversations with each other. At the same time, we are also respectful and when we share feedback we recognize that many of the world's leading experts work here.

Meta, Metamates, Me
Meta, Metamates, Me is about being stewards of our company and our mission. We have a sense of responsibility for our collective success and to each other as teammates. It's about taking care of our company and each other.

6 | 2025 Proxy Statement

BOARD HIGHLIGHTS
Our board believes that having a diverse set of directors with complementary qualifications, expertise, experience, and backgrounds best ensures effective oversight, allows us to represent the interests of our shareholders, and provides practical insights and a range of perspectives. We have continued to refresh our board with the addition of five new independent directors since our last Annual Meeting of Shareholders. The skills and qualifications of our director nominees are more fully described in the sections of this proxy statement entitled "Director Nominees and Executive Officers" and "Corporate Governance."
OUR DIRECTOR NOMINEES
The following table provides summary information about our director nominees. See the sections of this proxy statement entitled "Director Nominees and Executive Officers" and "Corporate Governance" for more information.

Name	Director Since	Primary Employment	Independent
Peggy Alford	2019	Former Executive Vice President, Global Sales, PayPal Holdings	✓
Marc L. Andreessen	2008	Co-founder and General Partner, Andreessen Horowitz	✓
John Arnold	2024	Co-founder and Co-chair, Arnold Ventures	✓
Patrick Collison	2025	Co-founder and Chief Executive Officer, Stripe	✓
John Elkann	2024	Chief Executive Officer, Exor	✓
Andrew W. Houston	2020	Co-founder and Chief Executive Officer, Dropbox	✓
Nancy Killefer	2020	Retired Senior Partner, McKinsey & Company	✓
Robert M. Kimmitt	2020	Senior International Counsel, WilmerHale	✓
Dina Powell McCormick	2025	Vice Chair, President & Head of Global Client Services, BDT & MSD Partners	✓
Charles Songhurst	2024	Technology Investor	✓
Hock E. Tan	2024	President and Chief Executive Officer, Broadcom	✓
Tracey T. Travis	2020	Executive Vice President and Senior Advisor to the Chief Executive Officer, The Estée Lauder Companies	✓
Dana White	2024	President and Chief Executive Officer, Ultimate Fighting Championship	✓
Tony Xu	2022	Co-founder and Chief Executive Officer, DoorDash	✓
Mark Zuckerberg	2004	Founder, Chairman, and Chief Executive Officer, Meta

2025 Proxy Statement | 7

SHAREHOLDER ENGAGEMENT HIGHLIGHTS
In addition to the regular dialogue our Investor Relations team has with investors through meetings and conference appearances, including those following quarterly earnings, Meta maintains an active dialogue with our shareholders in order to understand their viewpoints on key topics such as our board oversight, company strategy, corporate governance, executive compensation, and responsible business practices. To that end, we believe that effective corporate governance includes regular, transparent, and constructive communication with our shareholders to understand their perspectives and priorities, as well as to answer inquiries and elaborate upon our initiatives. Our shareholder engagement program includes various forums for discussion throughout the year, including direct engagement efforts, topic-specific group calls, conferences, and other opportunities.

2024 Shareholder Engagement Overview(1)

Over 60 Shareholders Engaged	Representing Over 40% of Outstanding Shares Engaged

(1)    Reflects reported share ownership as of December 31, 2024 and includes engagement meetings conducted through March 2025.
Key shareholder engagement topics included:
•Corporate governance and our board of directors
•Content governance, platform safety, and AI
•Talent retention, corporate culture, and employee engagement
Our shareholder engagement program is more fully described in the section of this proxy statement entitled "Shareholder Engagement."
EXECUTIVE COMPENSATION HIGHLIGHTS
We design our executive compensation programs to attract and retain a talented team of engineering, product, sales, and business professionals who can help achieve our mission through the successful pursuit of our company priorities.

Objectives

•Attract the top talent in our leadership positions and motivate our executives to deliver the highest level of individual and team impact and results
•Encourage our executives to focus on our company priorities
•Ensure each of our executives receives a total compensation package that encourages his or her long-term retention
•Reward high levels of impact with commensurate levels of compensation
•Align the interests of our executives with those of our shareholders in the overall success of our company by emphasizing long-term incentives

Design

•Program is heavily weighted towards equity compensation in the form of restricted stock units, with cash compensation that is generally below market relative to executive cash compensation at our peer companies
•Annual cash incentives are designed to motivate executive officers to focus on our company priorities and reward them for company results and achievements
•Service-based vesting conditions for equity awards
•Our CEO continues to receive a base salary of $1 per year in addition to his overall security program, and he does not participate in the annual bonus plan or receive additional equity awards

8 | 2025 Proxy Statement

Compensation Best Practices

•Our compensation, nominating & governance committee is comprised of solely independent directors and advised by an independent compensation consultant
•Annual review and approval of our compensation strategy by the compensation, nominating & governance committee, including a review of our compensation-related risk profile
•Pay philosophy heavily weighted towards equity compensation to best align executive officer interests with the long-term interests of shareholders
•Robust stock ownership guidelines that require our executive officers to maintain significant ownership of our common stock

For more information regarding our executive compensation philosophy and practices, see the section of this proxy statement entitled "Compensation Discussion and Analysis."
VOTING MATTERS AND RECOMMENDATIONS
The following table provides summary information about the proposals to be voted on at the Annual Meeting. See the pages of this proxy statement listed below for more information.

Proposal	Board Voting Recommendation	Rationale
Management Proposals:
1. The election of fifteen directors (page 27)	FOR each nominee	•Slate of highly qualified director nominees with broad and diverse backgrounds, experiences, and skill sets aligned to Meta's unique business.
2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (page 40)	FOR
•The audit & risk oversight committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm.
•Ernst & Young LLP is an independent accounting firm with the breadth of expertise and knowledge necessary to effectively audit Meta’s financial statements.

3. The approval of our 2025 Equity Incentive Plan (page 41)	FOR
•Our broad-based use of equity has been a key facet of our people practices and enables our employees to be owners of the company and committed to our long-term success.
•We believe the 2025 Equity Incentive Plan is a key element of the board and management team’s strategy to align our employees’ interests with those of shareholders and motivate employees to help drive long-term growth and shareholder value.

4. Advisory vote on the compensation program for our named executive officers (page 45)	FOR
•Our compensation, nominating & governance committee and board of directors believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our goals.

5. Advisory vote on the frequency with which we will conduct a non-binding advisory vote on the compensation program for our named executive officers (page 45)	THREE YEARS
•A substantial portion of executive compensation is in the form of long-term equity awards with performance periods of greater than three years. Triennial votes will allow our shareholders to evaluate the effectiveness of such long-term compensation strategies and related business outcomes of our company for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results.
•We believe a triennial vote complements our goal of creating a compensation program that enhances long-term shareholder value.

2025 Proxy Statement | 9

Proposal	Board Voting Recommendation	Rationale
Shareholder Proposals:
6. A shareholder proposal regarding dual class capital structure (page 73)	AGAINST
•Our board of directors evaluates Meta's capital structure on a regular basis and continues to believe that our current capital structure is in the best interest of the company and its shareholders.
•Our current capital structure allows our board of directors and management team to focus on the long term.
•Our board of directors provides robust independent oversight and ensures that the interests of our shareholders are considered.
•The requested change to our capital structure is unnecessary and is not in the best interest of Meta and its shareholders at this time.

7. A shareholder proposal regarding disclosure of voting results based on class of shares (page 75)	AGAINST
•Our existing disclosures around our capital structure and security ownership already provide transparency to the general public and our shareholders.
•Our board of directors remains committed to effective oversight and consideration of shareholder interests, regardless of which class of common stock our shareholders own.
•The requested disclosure is unnecessary and would not provide additional benefit to our shareholders.

8. A shareholder proposal regarding report on hate targeting marginalized communities (page 77)	AGAINST
•Our Community Standards prohibit hateful conduct targeting protected characteristics on our platform.
•We have content enforcement systems in place to respond to content that violates our Community Standards.
•Our board of directors provides oversight of our approach to content governance.
•Given our ongoing efforts to address this topic, the board of directors believes that the requested report is unnecessary and would not provide additional benefit to our shareholders.

9. A shareholder proposal regarding report on child safety impacts and actual harm reduction to children (page 78)	AGAINST
•We are committed to fostering a safe, positive experience online for young people.
•We have made significant changes and investments to help protect young people on our platforms.
•We collaborate with global experts and industry partners to build a broader child protection ecosystem.
•We have robust public disclosure detailing our ongoing child safety efforts, including quantitative metrics on how we took action to enhance child safety.
•The board of directors, primarily through the privacy & product compliance committee, provides oversight over this issue.
•Given our ongoing efforts to address this topic, the board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders in light of our existing practices, and disclosures regarding child safety.

10 | 2025 Proxy Statement

Proposal	Board Voting Recommendation	Rationale
10. A shareholder proposal regarding report on risks of deepfakes in online child exploitation (page 82)	AGAINST
•Meta’s Community Standards clearly prohibit content or activity that sexually exploits or endangers children, including deepfakes.
•Meta has invested in enhanced child safety tools and works closely with internal and external stakeholders to fight child sexual exploitation and improve policies and enforcement around online safety issues.
•In April 2024, we signed on to principles set by Thorn and All Tech is Human, along with Google, Microsoft, Amazon, OpenAI and others, to address issues around AI-generated CSAM and child sexual exploitation material (CSEM).
•We report on actions we take against child sexual exploitation, abuse, and nudity in our Transparency Center.
•The board of directors provides oversight over our efforts in this area primarily through the privacy & product compliance committee.
•Given our ongoing efforts to address this topic, the board of directors believes the requested report is unnecessary and would not provide additional benefit to shareholders in light of our existing practices, and disclosures regarding child safety.

11. A shareholder proposal regarding report on AI data usage oversight (page 85)	AGAINST
•Protecting people’s privacy is core to how we build technology, including AI.
•We have strong privacy practices that address how we use information for both AI and generative AI models and features.
•We collaborate extensively with internal and external stakeholders on our AI data practices to help address key issues around the use of data in our models.
•The board of directors, primarily through the privacy & product compliance committee, oversees our AI data practices.
•Given our ongoing efforts to address this topic, the board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders.

12. A shareholder proposal regarding GHG emissions reduction actions (page 87)	AGAINST
•We have matched our operational electricity consumption with 100% clean and renewable energy since 2020.
•We design and operate some of the most sustainable data centers in the industry, and promote data center sustainability by prioritizing energy efficiency and clean and renewable energy.
•We continue to prioritize matching our electricity use with 100% renewable energy by adding new projects to local grids.
•Our board’s audit & risk oversight committee receives updates on our environmental and sustainability strategy.
•Given our existing efforts, the board of directors believes that the additional request is unnecessary.

2025 Proxy Statement | 11

Proposal	Board Voting Recommendation	Rationale
13. A shareholder proposal regarding Bitcoin treasury assessment (page 89)	AGAINST
•Meta utilizes a thorough decision-making process that considers many types of investable assets.
•This requested assessment is unnecessary given Meta’s existing processes to manage its corporate treasury.

14. A shareholder proposal regarding report on data collection and advertising practices (page 91)	AGAINST
•We take privacy seriously and have invested over $8 billion since 2019 in a rigorous privacy program that is designed to identify and address privacy risks early and embed privacy into our products from the start.
•Our Privacy Center provides answers to common privacy questions, information about how we use data, and links to tools that allow people who use our technologies and programs to protect their own privacy.
•We provide users with a variety of tools to view, manage, control, and download their personal information.
•We regularly report on our privacy progress.
•Given our ongoing efforts to address this topic, the board of directors believes that the requested report is unnecessary and would not provide additional benefit to our shareholders.

12 | 2025 Proxy Statement

Director Nominees and Executive Officers
The following section provides information regarding our director nominees and executive officers as of April 17, 2025. Our executive officers are designated by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.
DIRECTOR NOMINEES
Our director nominees have diverse backgrounds and perspectives that enable them to provide valuable guidance on both strategic and operational issues. Our nominees have extensive leadership and compliance experience, as well as corporate governance expertise arising from service on other boards of directors. Many of our nominees have global business experience, including through service as CEO or in other senior corporate leadership positions involving management of complex operations, business challenges, risks, and growth. Many nominees also have experience with technology or product innovation and development, entrepreneurship, finance, commerce, and the dynamics of our industry. In addition, several nominees have significant public sector experience from serving in high-level government positions, including experience with significant regulatory and public policy issues. Our board of directors benefits from these qualifications, as well as the perspective of our Chairman who has in-depth knowledge of our company through service as our CEO. The skills and qualifications of our director nominees are more fully described below.

Mark Zuckerberg - Founder, Chairman, and Chief Executive Officer

Director Since: 2004 Age: 40 Meta Committees: None
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Zuckerberg should serve as a member of our board of directors due to the perspective and experience he brings as our founder and CEO, and as our largest and controlling shareholder
•Mr. Zuckerberg's vision and tenure as our founder, CEO, and Chairman provide our board of directors with unique and invaluable experience and understanding of our company’s priorities and the needs of the people and businesses that use our services
Professional Experience:
•Meta Platforms, Inc.
Founder & Chief Executive Officer (2004-present)
Chairman of the board of directors (2012-present)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Attended Harvard University (studied computer science)

2025 Proxy Statement | 13

Robert M. Kimmitt - Lead Independent Director

Director Since: 2020 Age: 77 Meta Committees: Privacy & Product Compliance
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Ambassador Kimmitt should serve as a member of our board of directors due to his distinguished public service and experience with legal, regulatory, compliance, and public policy issues, his finance experience, and his extensive private and public sector leadership, including prior service on other public company boards of directors
•Ambassador Kimmitt's legal and compliance experience, prior service in senior U.S. government roles and on outside boards, and international experience provide our board of directors with relevant skills and perspective to navigate the challenges of the dynamic regulatory and geopolitical environments, execute on our strategic priorities, and provide effective oversight of management
Professional Experience:
•Wilmer Cutler Pickering Hale and Dorr LLP (international law firm)
Senior International Counsel (2009-present)
•U.S. Department of the Treasury
Deputy Secretary (2005-2009)
General Counsel (1985-1987)
•Time Warner Inc.
Executive Vice President of Global Public Policy (2001-2005)
•Commerce One
Vice Chairman & President (2000-2001)
•Wilmer Cutler & Pickering
Partner (1997-2000)
•Lehman Brothers
Managing Director (1993-1997)
•United States Ambassador to Germany (1991-1993)
•Under Secretary of State for Political Affairs (1989-1991)
•Sidley & Austin LLP
Partner (1987-1989)
•National Security Council
Executive Secretary & General Counsel (1983-1985)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•United States Military Academy at West Point (B.S.)
•Georgetown University Law Center (J.D.)
Military Service:
•Ambassador Kimmitt is a decorated combat veteran of the Vietnam War and attained the rank of Major General in the U.S. Army Reserve

14 | 2025 Proxy Statement

Peggy Alford - Independent Director

Director Since: 2019 Age: 53 Meta Committees: Compensation, Nominating & Governance (Chair) Audit & Risk Oversight Privacy & Product Compliance
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Ms. Alford should serve as a member of our board of directors due to her extensive leadership, business, and compliance experience, as well as her experience with finance and product development
•Ms. Alford's global business, leadership, and compliance experience in both operational and financial oversight roles, as well as her experience as a senior executive within the technology industry, provide our board of directors with insights related to our sector that are relevant to our evolving strategy, business, and operations
Professional Experience:
•PayPal Holdings, Inc. (digital payments company)
Executive Vice President, Global Sales (2020-2024)
Senior Vice President, Core Markets (2019-2020)
Various other positions (2011-2017)
•Chan Zuckerberg Initiative (philanthropic organization)
Chief Financial Officer & Head of Operations (2017-2019)
•Rent.com (an eBay Inc. company)
President & General Manager (2007-2011)
Chief Financial Officer (2005-2009)
•eBay Inc.
Marketplace Controller and Director of Accounting Policy (2002-2005)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•The Macerich Company
Education:
•University of Dayton (B.S. in accounting and business administration)

2025 Proxy Statement | 15

Marc L. Andreessen - Independent Director

Director Since: 2008 Age: 53 Meta Committees: Compensation, Nominating & Governance
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Andreessen should serve as a member of our board of directors due to his extensive leadership and business experience as an internet entrepreneur, venture capitalist, and technologist, as well as his service on numerous public and private boards of directors
•Mr. Andreessen's finance and investment expertise, as well as his extensive leadership, business, technology, and entrepreneurship experience, support our strategic and operational decision-making
Professional Experience:
•Andreessen Horowitz (venture capital firm)
Co-founder & General Partner (2009-present)
•Opsware, Inc. (formerly known as Loudcloud Inc.)
Co-founder & Chairman of the board of directors (1999-2007)
•America Online, Inc.
Chief Technology Officer (1999)
•Netscape Communications Corporation
Co-founder & various other positions, including Chief Technology Officer & Executive Vice President of Products (1994-1999)
Other Current Public Company Directorships:
•Coinbase Global, Inc.
•Samsara Inc.
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•University of Illinois Urbana-Champaign (B.S. in computer science)

16 | 2025 Proxy Statement

John Arnold - Independent Director

Director Since: 2024 Age: 51 Meta Committees: Audit & Risk Oversight
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Arnold should serve as a member of our board of directors due to his extensive leadership and business experience as an entrepreneur, as well as his financial expertise and experience as an investor, including serving as a founder and chief executive officer of a multi-billion dollar energy-focused investment fund
•Mr. Arnold's extensive leadership experience, as well as his experience as an investor, provide our board of directors with expertise to support oversight of corporate strategy and decision-making
Professional Experience:
•Arnold Ventures (philanthropic organization)
Co-founder & Co-Chair (2006-present)
•Grid United (energy infrastructure company)
Co-founder & Chairman (2021-present)
•Centaurus Capital, LLC (investment fund)
Founder & Principal (2006-present)
•Centaurus Energy, LLC
Founder & CEO (2002-2012)
•Enron
Vice President (1995-2002)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Vanderbilt University (B.A. in math and economics)

Patrick Collison - Independent Director

Director Since: 2025 Age: 36 Meta Committees: None
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Collison should serve as a member of our board of directors due to his extensive leadership, entrepreneurship, and business experience as chief executive officer of a large technology company, as well as his experience with product innovation and development
•Mr. Collison's extensive leadership, entrepreneurship, business, technology, and product innovation and development experience, as well as his deep understanding of the dynamics of our industry as chief executive officer and co-founder of a large technology company, provide our board of directors with insights related to the management of technology companies and dynamics of a founder-led company
Professional Experience:
•Stripe, Inc. (global financial infrastructure platform)
Chief Executive Officer & member of the board of directors (2010-present)
•Meta Platforms, Inc.
Member of Meta Advisory Group (2024-2025)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Attended Massachusetts Institute of Technology (studied mathematics and physics)

2025 Proxy Statement | 17

John Elkann - Independent Director

Director Since: 2024 Age: 49 Meta Committees: None
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Elkann should serve as a member of our board of directors due to his extensive leadership and global business experience as chief executive officer of one of the largest European investment companies, as well as his experience with business strategy and development at multinational consumer product companies
•Mr. Elkann's global experience and long-term perspective, as well as his service on other public company boards of directors, provide our board of directors with insights to oversee our corporate strategy as a large, global technology company
Professional Experience:
•Exor N.V. (investment holding company)
Chief Executive Officer & Director (2011-present)
Chairman (2009-2022)
•Stellantis N.V. (global automaker and provider of mobility solutions)
Executive Chair & Director (2021-present)
•Ferrari N.V. (luxury sports car manufacturer)
Executive Chair & Director (2018-present)
Other Current Public Company Directorships:
•Exor N.V.
•Stellantis N.V.
•Ferrari N.V. and Ferrari S.p.A.
Former Public Company Directorships Held in the Past Five Years:
•GEDI Gruppo Editoriale S.p.A.
•Fiat Chrysler Automobiles N.V.
Education:
•Lycée Victor Duruy (Scientific baccalauréat)
•Politecnico di Torino (Degree in engineering)

Andrew W. Houston - Independent Director

Director Since: 2020 Age: 42 Meta Committees: Compensation, Nominating & Governance
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Houston should serve as a member of our board of directors due to his extensive leadership, entrepreneurship, and business experience as chief executive officer of a large technology company, as well as his experience with product innovation and development
•Mr. Houston's extensive leadership, entrepreneurship, business, technology, and product innovation and development experience, as well as his deep understanding of the dynamics of our industry as chief executive officer and founder of a large technology company, provide our board of directors with insights related to the management of technology companies and dynamics of a founder-led company
Professional Experience:
•Dropbox, Inc. (global collaboration platform)
Chief Executive Officer & Chairman of the board of directors (2007-present)
Other Current Public Company Directorships:
•Dropbox, Inc.
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Massachusetts Institute of Technology (B.S. in electrical engineering and computer science)

18 | 2025 Proxy Statement

Nancy Killefer - Independent Director

Director Since: 2020 Age: 71 Meta Committees: Audit & Risk Oversight Privacy & Product Compliance (Chair)
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Ms. Killefer should serve as a member of our board of directors due to her extensive leadership and compliance experience in both the public and private sector, as well as her finance experience and extensive service on other boards of directors
•Ms. Killefer provides our board of directors with strong oversight gained through her experience as a trusted advisor and strategist working with leaders of corporations and governments, as well as relevant skills and perspectives to navigate the challenges of the dynamic regulatory and geopolitical environments
Professional Experience:
•McKinsey & Company (international management consulting firm)
Senior Partner (1992-2013)
Governing Board Member (2000-2006 and 2007-2013)
Head and Founder of global public sector practice (2005-2012)
Head of Washington, D.C. office (2000-2007)
Various other positions (1979-1992)
•U.S. Department of the Treasury
Assistant Secretary for Management, Chief Financial Officer & Chief Operating Officer (1997-2000)
•IRS Oversight Board
Member (2000-2005)
Chair (2002-2004)
Other Current Public Company Directorships:
•Cardinal Health, Inc.
•Certara, Inc.
Former Public Company Directorships Held in the Past Five Years:
•Natura & Company
•Taubman Centers, Inc.
Education:
•Vassar College (B.A. in economics)
•Massachusetts Institute of Technology (M.S.M. in finance)

2025 Proxy Statement | 19

Dina Powell McCormick - Independent Director

Director Since: 2025 Age: 51 Meta Committees: None
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Ms. Powell McCormick should serve as a member of our board of directors due to her extensive leadership experience in both the public and private sector, as well as her geopolitical, national security, and economic expertise
•Ms. Powell McCormick's extensive financial and investment experience, as well as her service in diplomatic and national security roles, provide our board of directors with relevant skills and perspective to navigate the challenges of the dynamic regulatory and geopolitical environments and execute on our strategic priorities
Professional Experience:
•BDT & MSD Partners (advisory and investment platform)
Vice Chair, President & Head of Global Client Services (2023-present)
•The Goldman Sachs Group Inc. (global financial institution)
Member of Management Committee (2018-2023)
Global Head of Sovereign Investment Banking Business (2018-2023)
President, Goldman Sachs Foundation & Head of Impact Investment Business (2007-2016)
•Executive Office of the President
Deputy National Security Advisor & Assistant to the President (2017-2018)
Assistant to the President, Presidential Personnel (2003-2005)
Deputy Assistant to the President, Presidential Personnel (2001-2003)
•U.S. Department of State
Assistant Secretary of State (2005-2007)
Other Current Public Company Directorships:
•Exxon Mobil Corporation
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•University of Texas at Austin (B.A. in humanities)

20 | 2025 Proxy Statement

Charles Songhurst - Independent Director

Director Since: 2024 Age: 46 Meta Committees: None
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Songhurst should serve as a member of our board of directors due to his extensive experience in technology, including enterprise Software as a Service (SaaS), AI, and deep tech, and his ability to provide strategic insights into market trends and innovation
•Mr. Songhurst's extensive experience in technology investment and corporate strategy, as well as his deep understanding of mergers and acquisition processes and integration strategies, provide our board of directors with insights in strategic direction and oversight
Professional Experience:
•Technology Investor (2013-present)
•Meta Platforms, Inc.
Member of Meta Advisory Group (2024-2024)
•Microsoft Corporation
General Manager of Global Corporate Strategy (2009-2013)
General Manager (2005-2009)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•University of Oxford (B.A. in politics, philosophy and economics)

2025 Proxy Statement | 21

Hock E. Tan - Independent Director

Director Since: 2024 Age: 73 Meta Committees: Audit & Risk Oversight
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Tan should serve as a member of our board of directors due to his extensive leadership, global business, and compliance experience as chief executive officer of a large multinational company, as well as his experience with technology, innovation, and business development
•Mr. Tan's extensive leadership, global business, compliance, technology, innovation, and business development experience provides our board of directors with critical insights to oversee our business operations, capital planning, risk oversight, and corporate strategy as a large, global technology company
Professional Experience:
•Broadcom Inc. (semiconductor and infrastructure software company)
President, Chief Executive Officer & Director (2006-present)
•The President's National Security and Telecommunications Advisory Committee
Member (2020-present)
•Integrated Device Technology, Inc.
Chairman of the board of directors (2005-2008)
•Integrated Circuit Systems, Inc.
President & Chief Executive Officer (1999-2005)
Chief Operating Officer (1996-1999)
Senior Vice President & Chief Financial Officer (1995-1999)
•Commodore International, Ltd.
Vice President of Finance (1992-1994)
•Pacven Investment, Ltd.
Co-founder & Managing Director (1988-1992)
•Hume Industries Ltd.
Managing Director (1983-1988)
Other Current Public Company Directorships:
•Broadcom Inc.
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Harvard University (M.B.A.)
•Massachusetts Institute of Technology (B.S. and M.S.)

22 | 2025 Proxy Statement

Tracey T. Travis - Independent Director

Director Since: 2020 Age: 62 Meta Committees: Audit & Risk Oversight (Chair)
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Ms. Travis should serve as a member of our board of directors due to her extensive leadership and business experience, including service on other boards of directors, as well as her financial expertise and experience with consumer products
•Ms. Travis' global business and financial experience as a chief financial officer of multiple global companies provides our board of directors with extensive financial and operational expertise to support oversight of our evolving strategy, capital allocation practices, and international presence
Professional Experience:
•The Estée Lauder Companies Inc. (manufacturer and marketer of skin care, makeup, fragrance, and hair care products)
Executive Vice President & Senior Advisor to the Chief Executive Officer (2024-present) Executive Vice President & Chief Financial Officer (2012-2024)
•Ralph Lauren Corporation
Senior Vice President & Chief Financial Officer (2005-2012)
•Limited Brands
Senior Vice President of Finance (2002-2004)
•Intimate Brands Inc.
Chief Financial Officer (2001-2002)
•Americas Group of American National Can Group, Inc.
Chief Financial Officer (1999-2001)
•PepsiCo/Pepsi Bottling Group
Various positions (1989-1999)
Other Current Public Company Directorships:
•Accenture plc
•Hyatt Hotels Corporation
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•University of Pittsburgh (B.S.E. in industrial engineering)
•Columbia University (M.B.A. in finance and operations)

2025 Proxy Statement | 23

Dana White - Independent Director

Director Since: 2024 Age: 55 Meta Committees: None
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. White should serve as a member of our board of directors due to his extensive leadership and business experience as president and chief executive officer of the world's leading mixed martial arts organization, including his experience in driving growth, brand expansion, and user engagement
•Mr. White's experience in scaling a global sports, media, and entertainment business, including his expertise in digital content distribution and building brands, provide our board of directors with insights relevant to our evolving strategy, business, and operations
Professional Experience:
•Ultimate Fighting Championship (mixed martial arts organization)
President and Chief Executive Officer (2001-present)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Attended the University of Massachusetts Boston

Tony Xu - Independent Director

Director Since: 2022 Age: 40 Meta Committees: Compensation, Nominating & Governance
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Xu should serve as a member of our board of directors due to his extensive leadership, entrepreneurship, and business experience as chief executive officer of a large technology company, as well as his experience with product innovation and the consumer experience
•Mr. Xu's extensive leadership, entrepreneurship, business, technology, and product innovation and development experience, as well as his deep understanding of the dynamics of our industry as chief executive officer and founder of a large technology company, provide our board of directors with insights related to the management of technology companies and dynamics of a founder-led company
Professional Experience:
•DoorDash, Inc. (local commerce platform)
Co-founder & Chief Executive Officer (2013-present)
Chairman of the board of directors (2020-present)
Other Current Public Company Directorships:
•DoorDash, Inc.
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•University of California, Berkeley (B.S. in industrial engineering and operations research)
•Stanford Graduate School of Business (M.B.A.)

24 | 2025 Proxy Statement

EXECUTIVE OFFICERS

Javier Olivan - Chief Operating Officer

Age: 47
Professional Experience:
•Meta Platforms, Inc.
Chief Operating Officer (2022-present)
Chief Growth Officer & Vice President, Cross-Meta Products and Infrastructure (2022-2022)
Vice President, Central Products (2018-2022)
Vice President, Growth (2011-2018)
Head of International Growth (2007-2011)
•Siemens AG
Various positions (2003-2005)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•VY Global Growth
Education:
•University of Navarra (M.S. in both electrical engineering and industrial engineering)
•Stanford Graduate School of Business (M.B.A.)

Susan Li - Chief Financial Officer

Age: 39
Professional Experience:
•Meta Platforms, Inc.
Chief Financial Officer (2022-present)
Vice President, Finance (2016-2022)
Various other positions (2008-2016)
•Morgan Stanley
Analyst (2005-2008)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•Alaska Air Group
Education:
•Stanford University (B.A. in economics, B.S. in mathematical & computational science)

Andrew Bosworth - Chief Technology Officer

Age: 43
Professional Experience:
•Meta Platforms, Inc.
Chief Technology Officer (2022-present)
Vice President, Reality Labs (2017-2022)
Various other positions (2006-2017)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Harvard University (A.B. in computer science)

2025 Proxy Statement | 25

Christopher K. Cox - Chief Product Officer

Age: 42
Professional Experience:
•Meta Platforms, Inc.
Chief Product Officer (2014-2019 and 2020-present)
Vice President, Product (2009-2014)
Various other positions (2005-2009)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Stanford University (B.S. in symbolic systems with a concentration in artificial intelligence)

Jennifer G. Newstead - Chief Legal Officer

Age: 55
Professional Experience:
•Meta Platforms, Inc.
Chief Legal Officer (2021-present)
Vice President and General Counsel (2019-2021)
Corporate Secretary (2021)
•U.S. Department of State
The Legal Adviser (2018-2019)
•Davis Polk & Wardwell LLP (global law firm)
Partner (2006-2018)
•Office of Management and Budget
General Counsel (2003-2005)
•White House
Special Assistant to the President and Associate White House Counsel (2002-2003)
•U.S. Department of Justice
Principal Deputy Assistant Attorney General of the Office of Legal Policy (2001-2002)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Harvard University (A.B. in government)
•Yale Law School (J.D.)
Judiciary and Academic Experience:
•Ms. Newstead previously served as a law clerk for Justice Stephen Breyer of the United States Supreme Court and Judge Laurence Silberman of the U.S. Court of Appeals for the D.C. Circuit, and as an Adjunct Professor of Law at Georgetown University Law Center

26 | 2025 Proxy Statement

Proposal One: Election of Directors
Our board of directors has set the authorized number of directors at fifteen. The following fifteen individuals are nominated for election to the board of directors at the 2025 Annual Meeting of Shareholders, all of whom are currently serving on our board of directors:

Name	Director Since	Primary Employment	Independent
Peggy Alford	2019	Former Executive Vice President, Global Sales, PayPal Holdings	✓
Marc L. Andreessen	2008	Co-founder and General Partner, Andreessen Horowitz	✓
John Arnold	2024	Co-founder and Co-chair, Arnold Ventures	✓
Patrick Collison	2025	Co-founder and Chief Executive Officer, Stripe	✓
John Elkann	2024	Chief Executive Officer, Exor	✓
Andrew W. Houston	2020	Co-founder and Chief Executive Officer, Dropbox	✓
Nancy Killefer	2020	Retired Senior Partner, McKinsey & Company	✓
Robert M. Kimmitt	2020	Senior International Counsel, WilmerHale	✓
Dina Powell McCormick	2025	Vice Chair, President & Head of Global Client Services, BDT & MSD Partners	✓
Charles Songhurst	2024	Technology Investor	✓
Hock E. Tan	2024	President and Chief Executive Officer, Broadcom	✓
Tracey T. Travis	2020	Executive Vice President and Senior Advisor to the Chief Executive Officer, The Estée Lauder Companies	✓
Dana White	2024	President and Chief Executive Officer, Ultimate Fighting Championship	✓
Tony Xu	2022	Co-founder and Chief Executive Officer, DoorDash	✓
Mark Zuckerberg	2004	Founder, Chairman, and Chief Executive Officer, Meta
If elected, each of these individuals will serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal. In the event that any nominee for any reason is unable or unwilling to stand for election, the proxies will be voted for such substitute nominee as our board of directors may determine or we may adjust the authorized number of directors of the board.
The relevant experiences, qualifications, attributes, or skills of each nominee that led our board of directors to recommend the above persons as a nominee for director are described in the sections of this proxy statement entitled "Director Nominees and Executive Officers" and "Corporate Governance."
The board of directors recommends a vote FOR the election of each of the nominated directors.

2025 Proxy Statement | 27

Corporate Governance
BOARD OF DIRECTORS
Our board of directors may establish the authorized number of directors from time to time by resolution. The current authorized number of directors is fifteen. Each of our director nominees, if elected, will serve as a director until the next annual meeting of shareholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

Strong Independent Leadership

Ambassador Kimmitt has significant responsibilities as our Lead Independent Director, including working with the Chairman to set agendas for meetings of our board of directors and having authority to call special meetings of our board of directors, and is appointed annually by our independent directors.

Independent Nominations

Our independent compensation, nominating & governance committee has sole authority to recommend nominees to our board of directors and recommend the appointment of candidates to our privacy & product compliance committee.

Board Leadership and Independence Highlights

Nearly All Directors Are Independent All of our director nominees are independent, with the exception of our CEO. All members of our standing committees are independent.	Executive Sessions Independent directors regularly meet in executive sessions, which are led by our Lead Independent Director without management present.	Board Refreshment Five new independent directors have joined our board since our last Annual Meeting of Shareholders.

BOARD LEADERSHIP STRUCTURE
We believe that our current board structure is effective in supporting strong board leadership. The board of directors has determined in its judgment that the company benefits from having a combined Chairman and CEO position at this time. Mr. Zuckerberg's unique perspective and experience, as highlighted more fully below, are valuable in setting the overall direction and business and product strategy for the company. As a counter-balance to Mr. Zuckerberg's combined Chairman/CEO role, the board has a strong Lead Independent Director role to further promote effective corporate governance. Our Lead Independent Director is appointed annually by our independent directors, and Ambassador Kimmitt currently serves in this role.
Mr. Zuckerberg brings valuable insight to our board of directors due to his perspective and experience as our founder and CEO. As a result of his leadership since our inception, Mr. Zuckerberg has unparalleled knowledge of our business, products, and operations, as well as experience navigating opportunities and challenges particular to our company. As our largest and controlling shareholder, Mr. Zuckerberg is also invested in our long-term success. Ambassador Kimmitt brings extensive governance, legal, and compliance experience, including through service in the public sector and experience navigating complex business opportunities and challenges in the private sector, and plays a significant and meaningful role in leading our board of directors.
The Chairman and the Lead Independent Director work together to facilitate effective oversight, governance, and policy- and decision-making by the board of directors. The Chairman and the Lead Independent Director collaborate to set the agenda for meetings of the board of directors, and each has the ability to include items on the agenda independent of the other with advance notice. In addition, either the Chairman or the Lead Independent Director may call special meetings of the board of directors. As Chairman, Mr. Zuckerberg presides over meetings of the board of directors. As our Lead Independent Director, Ambassador Kimmitt provides independent oversight and promotes effective communication between our board of directors and management, including Mr. Zuckerberg. As more fully described in our corporate governance guidelines, our Lead Independent Director role also includes the following authority and responsibilities, among others:
•presiding at all meetings of the board of directors at which the Chairman is not present, including executive sessions of the independent directors;

28 | 2025 Proxy Statement

•calling separate meetings of the independent directors;
•facilitating discussion and open dialogue among the independent directors during meetings of the board of directors, executive sessions, and otherwise;
•serving as principal liaison between the independent directors and the Chairman;
•providing the Chairman with feedback and counsel concerning his interactions with the board of directors;
•providing leadership to the board of directors if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict;
•taking into account input from other independent directors in coordinating with the Chairman to set the agenda for meetings of the board of directors; and
•leading our board of directors in governance matters in coordination with our compensation, nominating & governance committee, including the evaluation of the performance of the CEO, the selection of committee chairs and memberships, and our annual board of directors and committee self-evaluations.
Our Lead Independent Director also performs such additional duties as the board of directors may otherwise determine and delegate.
INDEPENDENT BOARD OVERSIGHT
We believe that our current board structure enables independent board oversight. All of the standing committees of our board of directors are comprised of independent directors. The board of directors also establishes ad hoc special committees of independent directors from time to time, as appropriate. We have a Lead Independent Director who has authority that mirrors that of the Chairman, including coordinating and setting board meeting agendas and the ability to call special meetings of the board of directors. Our Lead Independent Director regularly interacts with the independent directors on an individual basis, and also meets with the chief executive officer and shares perspectives from the independent directors.
The independent compensation, nominating & governance committee reviews and approves the compensation of our chief executive officer, including perquisites related to executive security. In addition, the performance of our Chairman and chief executive officer is evaluated by all of the independent directors of the board, and our Lead Independent Director provides our chief executive officer with feedback regarding his performance.
BOARD COMMITTEES
Our board of directors has established an audit & risk oversight committee, a compensation, nominating & governance committee, and a privacy & product compliance committee, each of which has the composition and responsibilities described below. Our board of directors has adopted a written charter for each of these standing committees, which are available at investor.atmeta.com/leadership-and-governance. Our board of directors regularly reviews and reassesses our committee membership and structure, including each committee's charter. From time to time, the board of directors may also establish ad hoc committees to address particular matters. The charts below provide information about the current membership and responsibilities of our standing committees.

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Director Nominee	Audit & Risk Oversight Committee	Compensation, Nominating & Governance Committee	Privacy & Product Compliance Committee
Peggy Alford
Marc L. Andreessen
John Arnold
Patrick Collison
John Elkann
Andrew W. Houston
Nancy Killefer
Robert M. Kimmitt
Dina Powell McCormick
Charles Songhurst
Hock E. Tan
Tracey T. Travis
Dana White
Tony Xu
Mark Zuckerberg

Committee member	Committee chair

AUDIT & RISK OVERSIGHT COMMITTEE

Chair: Tracey T. Travis Other Members: Peggy Alford John Arnold Nancy Killefer Hock E. Tan Committee Meetings in 2024: 15
Principal Responsibilities
•Selecting the independent registered public accounting firm to audit our financial statements and internal control over financial reporting
•Ensuring the independence of the independent registered public accounting firm
•Discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results
•Developing procedures to enable submission of anonymous concerns about accounting or auditing matters
•Considering the adequacy of our internal accounting controls and audit procedures
•Reviewing related party transactions
•Reviewing our program for promoting and monitoring compliance with applicable legal and regulatory requirements
•Overseeing our major risk exposures (including in the areas of financial and enterprise risk, legal and regulatory compliance, and cybersecurity, among others) and the steps management has taken to monitor and control such exposures, and assisting our board of directors in overseeing the risk management of our company
•Pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm
•Overseeing our internal audit function
•Overseeing significant financial matters, including our tax policies, planning, and compliance, treasury policies, and share repurchase activities

Independence and Other Qualifications
•Each committee member satisfies the independence standards for audit committees established by applicable SEC rules and Nasdaq rules.
•Each of Mses. Travis and Killefer qualifies as an audit committee financial expert, as that term is defined under SEC rules, and possesses financial sophistication as defined under Nasdaq rules.

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COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE

Chair: Peggy Alford Other Members: Marc L. Andreessen Andrew W. Houston Tony Xu Committee Meetings in 2024: 8
Principal Responsibilities
•Evaluating the performance of our executive officers
•Evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs maintained by us
•Administering our equity-based compensation plans and our annual bonus plan
•Considering and making recommendations regarding non-employee director compensation
•Considering and making recommendations to our board of directors regarding its remaining responsibilities relating to executive compensation
•Reviewing and developing policies regarding the desired knowledge, experience, skills, diversity, independence, and other characteristics of members of our board of directors and its committees, as well as our director nomination and committee appointment processes
•Identifying, evaluating, and recommending potential candidates for nomination to and membership on our board of directors and certain of its committees, including having sole authority to recommend nominees to our board of directors
•Having sole authority to recommend the appointment of candidates to, or removal of members from, our privacy & product compliance committee
•Monitoring succession planning for our board of directors and certain of our key executives
•Developing and recommending corporate governance guidelines and policies
•Overseeing the annual self-evaluation process for our board of directors and committees thereof
•Reviewing and granting proposed waivers of the code of conduct for executive officers
•Reviewing and approving policies and procedures with respect to the clawback or recoupment of compensation from our current or former officers, employees, directors, or other individuals
•Advising our board of directors on corporate governance matters and board of director performance matters, including recommendations regarding the size, structure, and composition of our board of directors and committees thereof

Independence and Other Qualifications
•Each committee member satisfies the independence standards for compensation committees established by applicable SEC rules and Nasdaq rules, and otherwise meets the independence requirements under our FTC consent order.
•Each committee member is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

PRIVACY & PRODUCT COMPLIANCE COMMITTEE

Chair: Nancy Killefer Other Members: Peggy Alford Robert M. Kimmitt Committee Meetings in 2024: 4
Principal Responsibilities
•Overseeing our comprehensive privacy program adopted in compliance with our FTC consent order
•Overseeing management's periodic assessment of the privacy program and any related policies with respect to risk assessment and risk management
•Overseeing the selection and performance of employees to coordinate and be responsible for the privacy program
•Overseeing the selection of an independent, third-party assessor to review our privacy practices, as well as the assessor's biennial assessments of the privacy program
•Overseeing our product compliance, including in the areas of content governance and integrity, youth and well-being, and artificial intelligence development and implementation, and related risk exposures
•Overseeing our compliance with the European Digital Markets Act and other privacy and data use laws
•Overseeing the activities of the internal audit function related to privacy and data use and product compliance

Independence and Other Qualifications
•Each committee member is an independent director under Nasdaq rules, and otherwise meets the independence requirements under our FTC consent order.
•Our compensation, nominating & governance committee has recommended the appointment of each member to the privacy & product compliance committee and determined that each such member meets the privacy and compliance baseline requirements for committee membership under our FTC consent order.

Equity Subcommittee. The charter for our compensation, nominating & governance committee allows the committee from time to time to delegate its authority to subcommittees and to our officers as it deems appropriate and to the extent permitted under applicable law, Securities and Exchange Commission (SEC) and The Nasdaq Stock Market LLC (Nasdaq) rules, and our certificate of incorporation and bylaws (except with respect to the recommendation of director nominees and other actions

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within the sole authority of the compensation, nominating & governance committee). To ease with the administration of our broad employee equity program, our compensation, nominating & governance committee has delegated the authority to review and approve grants of restricted stock units (RSUs) to employees and consultants, other than to our directors and executive officers, to an equity subcommittee. This subcommittee is currently comprised of Ms. Li and Ms. Newstead, and they can act individually or jointly. RSU grants to our directors and executive officers are reviewed and approved by our compensation, nominating & governance committee.
BOARD ROLE IN RISK OVERSIGHT
Our board of directors has responsibility for overseeing our risk management and believes that a thorough and strategic approach to risk oversight is critical. The board of directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the board of directors and its committees is informed by regular reports from our management team, including senior personnel that lead a variety of functions across the business, our internal audit department, and input from external advisors, as appropriate. These reports are designed to provide timely visibility to the board of directors and its committees about the identification and assessment of key risks, our risk mitigation strategies, and ongoing developments. Each committee also provides regular reports to the full board of directors regarding its oversight activities.
The following table presents a summary of the allocation of primary responsibility for general risk oversight functions among the board, the board's committees, and management:

BOARD OF DIRECTORS

•Strategic and business risk management •CEO succession planning

AUDIT & RISK OVERSIGHT COMMITTEE	PRIVACY & PRODUCT COMPLIANCE COMMITTEE	COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE

•Financial and enterprise risk •Legal and regulatory compliance •Cybersecurity •Policies and procedures for assessing and managing risk •Internal audit function
•Privacy and data use, including legal and regulatory compliance
•Compliance with comprehensive privacy program adopted in compliance with FTC consent order
•Steps taken or planned to monitor or mitigate privacy and data use and product compliance risks
•Selection of independent, third-party assessor to review our privacy practices, oversight of the biennial assessments, and regular engagement with the assessor
•Product compliance, including in the areas of content governance and integrity, youth and well-being, and artificial intelligence

•Director elections and corporate governance practices
•Compensation policies and practices, including compensation philosophy, objectives, and design
•Succession planning for our board of directors, including sole responsibility for director nominations and appointments to and removals from the privacy & product compliance committee
•Succession planning for certain key executives other than the CEO

SENIOR MANAGEMENT

•The identification and assessment of key risks, risk mitigation strategies, and ongoing developments, and regularly reporting to our board of directors and its committees on the most significant risks and management's plans to address those risks

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BOARD MEETINGS
Our board of directors held twelve meetings during 2024. In 2024, no incumbent member of our board of directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which he or she was a director) and (ii) the total number of meetings held by all committees of the board of directors on which such director served (held during the period that such director served). Members of our board of directors are invited and encouraged to attend each annual meeting of shareholders. Eight directors attended our 2024 Annual Meeting of Shareholders.
Each regular meeting of our board of directors includes an executive session of our independent directors, led by our Lead Independent Director, without management present. Additional executive sessions and separate meetings of the independent directors are also held from time to time, as needed. As more fully described below, our Lead Independent Director presides at executive sessions and separate meetings of the independent directors.
CONTROLLED COMPANY STATUS
Because Mr. Zuckerberg controls a majority of our outstanding voting power, we are a "controlled company" under the corporate governance rules of Nasdaq. Therefore, we are not required to have a majority of our board of directors be independent, nor are we required to have a compensation committee or an independent nominating function. We have nevertheless opted to have a majority of our board of directors be independent and to have a compensation, nominating & governance committee comprised of independent directors, as more fully described below.
DIRECTOR INDEPENDENCE
The rules of Nasdaq generally require that a majority of the members of a listed company's board of directors be independent. In addition, the Nasdaq rules generally require that, subject to specified exceptions, each member of a listed company's audit, compensation, and nominating committees be independent. Although we are a "controlled company" under the corporate governance rules of Nasdaq and, therefore, are not required to comply with certain rules requiring director independence, we have nevertheless opted, under our corporate governance guidelines, to have a majority of the members of our board of directors be independent.
On at least an annual basis, our compensation, nominating & governance committee reviews the independence of our non-employee directors and makes recommendations to the full board of directors. Based, in part, on the recommendations of the compensation, nominating & governance committee, our board of directors has determined that none of our current non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the rules of Nasdaq.
Our board of directors has also determined that the directors who comprise our audit & risk oversight committee and compensation, nominating & governance committee satisfy the respective independence standards for those committees established by applicable SEC rules and Nasdaq rules. With respect to the independence of Ms. Alford, Mr. Andreessen, Mr. Collison, Mr. Elkann, Mr. Houston, Ms. Travis, Mr. White, and Mr. Xu, our board of directors considered that PayPal Holdings, Inc. (PayPal), of which Ms. Alford was Executive Vice President, Global Sales; Coinbase Global, Inc., of which Mr. Andreessen is a member of the board of directors and may be deemed a significant shareholder primarily through Andreessen Horowitz, a venture capital firm affiliated with Mr. Andreessen; Stripe, Inc. (Stripe), of which Mr. Collison is Chief Executive Officer and a member of the board of directors; Stellantis N.V., of which Mr. Elkann is Executive Chair and a member of the board of directors; Dropbox, Inc. (Dropbox), of which Mr. Houston is Chief Executive Officer and Chairman of the board of directors; The Estée Lauder Companies Inc., of which Ms. Travis is Executive Vice President & Senior Advisor to the Chief Executive Officer; Ultimate Fighting Championship, of which Mr. White is President and Chief Executive Officer; and DoorDash, Inc., of which Mr. Xu is Chief Executive Officer and Chairman of the board of directors, purchased and in some cases received credits to purchase advertising from us in the ordinary course of business pursuant to our standard terms and conditions, including through a competitive bid auction. Our board of directors also considered that we made payments to PayPal and Stripe for services relating to payment processing, and Dropbox for services relating to data storage, in the ordinary course of business pursuant to standard terms and conditions. With regard to Ms. Alford, Mr. Andreessen, Mr. Collison, Mr. Elkann, Mr. Houston, Ms. Travis, Mr. White, and Mr. Xu, our board of directors determined that such arrangements, transactions, or relationships do not interfere with the exercise of independent judgment by these directors in carrying out their responsibilities as our directors.
In addition, our board of directors considered that Ambassador Kimmitt is senior international counsel at the law firm of Wilmer Cutler Pickering Hale and Dorr LLP (WilmerHale), an international law firm. From time to time and in the ordinary course of its business, WilmerHale provides legal services to Meta, which in 2024 amounted to approximately 3% of WilmerHale's total

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revenue. Ambassador Kimmitt has not provided any legal services to Meta during his term as a director and only provided de minimis legal services to Meta in the three years prior to his appointment to our board in March 2020. Ambassador Kimmitt is not a partner in the firm and does not receive any compensation from the firm that is generated by or related to our payments to WilmerHale for such services. In addition, WilmerHale has implemented measures to ensure that Ambassador Kimmitt is walled off from any legal representation of Meta undertaken by WilmerHale. Further, our compensation, nominating & governance committee reviewed the nature of Meta's engagement of WilmerHale and the services rendered, including the expertise and relevant experience of the firm, and determined that Ambassador Kimmitt's service on our board should not impair our company's ability to engage WilmerHale when our company determines such engagements to be appropriate and in our best interests. Our compensation, nominating & governance committee is satisfied that WilmerHale, when engaged for legal work, is chosen by our company's legal group on the basis of the directly relevant factors of experience, expertise, and efficiency. Ambassador Kimmitt does not have influence over the selection of our company's legal counsel. After taking into account all relevant facts and circumstances, our board of directors determined that Meta's professional engagement of WilmerHale does not interfere with Ambassador Kimmitt's exercise of independent judgment in carrying out his responsibilities as a director.
Additionally, our board of directors considered Meta's transactions with Broadcom Inc. (Broadcom), of which Mr. Tan serves as the President and Chief Executive Officer and a member of the board of directors. See the section of this proxy statement entitled "Related Party Transactions" for more information regarding such transactions. After taking into account all relevant facts and circumstances, our board of directors determined that Meta's transactions with Broadcom do not interfere with Mr. Tan's exercise of independent judgment in carrying out his responsibilities as a director.
CLASSIFIED BOARD
So long as the outstanding shares of our Class B common stock represent a majority of the combined voting power of our outstanding common stock, we will not have a classified board of directors, and all directors will be elected for annual terms. As of the close of business on April 1, 2025, the outstanding shares of our Class B common stock represented a majority of the combined voting power of our outstanding common stock.
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that when the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding common stock, we will automatically shift to having a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. At such time, our directors will be assigned by the then-current board of directors to a class. Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of shareholders in the year in which that term expires. As a result, only one class of directors will be elected at each annual meeting of our shareholders, with the other classes continuing for the remainder of their respective three-year terms. Each director's term will continue until the third annual meeting of shareholders following their election and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.
In addition, when the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding common stock and we have a classified board, only our board of directors may fill vacancies on our board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.
This shift to a classified board structure, if and when implemented, may have the effect of delaying or preventing changes in our control or management.
DIRECTOR NOMINATIONS
The policy of our board of directors is to encourage the selection of directors who will contribute to Meta's success and our mission to build the future of human connection and the technology that makes it possible. Our compensation, nominating & governance committee is responsible for identifying and evaluating candidates for membership on our board of directors, based on the criteria set forth in our corporate governance guidelines, and has sole authority to recommend nominees to our board of directors. The compensation, nominating & governance committee considers recommendations from other directors, shareholders, management, and others as it deems appropriate and uses the same criteria for evaluating candidates regardless of the source of the recommendation. Our board of directors is responsible for nominating persons for election to our board of directors upon the recommendation of our compensation, nominating & governance committee, and may not nominate any person for election without the prior favorable recommendation of our compensation, nominating & governance committee.

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Meta is committed to a policy of inclusiveness and to pursuing diversity in terms of background, skills, experience, and perspective. As such, when evaluating candidates for nomination as new directors, it is the policy of our compensation, nominating & governance committee to consider candidates with diverse backgrounds in terms of knowledge, experience, skills, and other characteristics, in light of the specific needs of the board of directors at that time. In addition, our compensation, nominating & governance committee considers director tenure in connection with evaluating current directors for nomination for re-election.
With respect to our recent director elections, our compensation, nominating & governance committee retained a third-party search firm to assist in the process of identifying and evaluating potential director candidates. Additionally, our compensation, nominating & governance committee solicited input from management, our board of directors, and others. Ms. Powell McCormick and Messrs. Collison, Elkann, Songhurst, and White were identified as potential candidates by members of management or the board of directors. In addition, Messrs. Collison and Songhurst were previously members of the Meta Advisory Group, which is composed of outside advisors that our management team periodically consults with on strategic opportunities related to our technology and product roadmap.
Shareholders who would like to recommend director candidates for consideration by our compensation, nominating & governance committee should send a notice of proposal by writing to our Secretary at the address of our principal executive offices. Shareholders desiring to nominate a director candidate at the annual meeting must comply with other procedures in accordance with our bylaws. We explain the procedures for nominating a director candidate at next year's annual meeting in the section entitled "Questions and Answers About the Proxy Materials and the Annual Meeting—How can I make proposals or make a nomination for director for next year's annual meeting?"
BOARD EVALUATION PROCESS
Our board of directors recognizes the importance of regularly assessing its effectiveness and continuously improving its functioning. Each year the board conducts a robust, formal performance assessment, which is facilitated by an outside third party and includes individual director evaluations, as more fully described below. In addition to the formal process, our Lead Independent Director has regular one-on-one discussions with the other members of the board and actively conveys feedback from the independent directors on an ongoing basis to our Chairman and CEO.

Formalized Annual Process for Full Board and Each Committee
•Our compensation, nominating & governance committee, in coordination with our Lead Independent Director, oversees the assessment process.
•Each director receives a written questionnaire covering the topics described below.
•An outside third party conducts individual interviews with each director to discuss their feedback to the written questionnaire.
•An outside third party consolidates feedback from all directors and reports on the results at a meeting of the board of directors.
•Our compensation, nominating & governance committee and board of directors annually consider whether to make any updates to the assessment process.

Wide Range of Topics Covered
•All directors are asked to provide feedback on the performance of the board of directors, each committee, and each director, including performance in board leadership roles.
•All directors are asked to provide feedback on board size and structure, board composition and independence, board meeting agendas, materials, and conduct, risk oversight, interaction with management, and succession planning, among other matters.
•Members of each committee and the Lead Independent Director are asked to provide feedback on the respective committee's composition, charter, and meeting agendas, materials, and conduct, among other matters.

Results Drive Enhancements	•We use the results of the annual assessment to make enhancements and continue to improve board effectiveness.

Our compensation, nominating & governance committee and our board of directors also periodically review the composition of the board of directors to ensure that it appropriately reflects the knowledge, experience, skills, diversity, and other characteristics required to fulfill its duties.
DIRECTOR ORIENTATION AND EDUCATION
We provide a number of onboarding sessions for new members of our board of directors to engage with our management team and learn more about our company priorities, strategy, and operations, as well as key opportunities, issues, and risks facing our industry, business, and community. Our management team also regularly engages with our directors throughout the

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year to provide updates across these areas, including in-depth reviews of relevant issues from subject matter experts.
GOVERNANCE DOCUMENTS
We publish our governance documents on our website at investor.atmeta.com/leadership-and-governance. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our code of conduct by posting such information within four business days on our Investor Relations page at investor.atmeta.com.
Responsible Business Practices
At Meta, our mission is to build the future of human connection and the technology that makes it possible. Our ongoing efforts across our company help further our mission and our principles, and pursue responsible business practices. Below we provide highlights of our efforts in certain key areas that are important to us. More information is available in our 2024 Responsible Business Practices Report at about.meta.com/actions/responsible-business-practices.

Highlights
•Privacy. We put protecting people's privacy at the heart of how we build new technology, and we continuously update our technologies and programs. We have invested over $8 billion since 2019 in a rigorous privacy program that is designed to identify and address privacy risks early and embed privacy into our products from the start.
•Content Governance. We are committed to both giving people a voice and keeping people safe on our platform. Our Community Standards outline what is and is not allowed on Facebook, Instagram, Messenger, and Threads. We regularly publish a Community Standards Enforcement Report to track our progress on enforcing our content policies, which are available at transparency.meta.com/reports/community-standards-enforcement.
•AI. We are committed to building AI to maximize the benefits of the technology while making sure that we’re building with the right protections and mitigations in place. Our approach is driven by the belief that everyone should have access to information, services, and opportunities.

Our 2024 Responsible Business Practices Report also includes more information about other topics, including compliance, integrity, safety, security, economic opportunity, and expression, among others.
We regularly post company updates in our public Newsroom at meta.com/news, on our Investor Relations page at investor.atmeta.com, and on Mark Zuckerberg's Facebook Page at www.facebook.com/zuck, Instagram account at www.instagram.com/zuck, and Threads profile at www.threads.net/zuck.
NOTE ABOUT OUR WEBSITES AND REPORTS
None of the statements on our websites or reports referenced above, or any other websites or reports referenced or discussed in this proxy statement, are deemed to be part of, or incorporated by reference into, this proxy statement. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time and we undertake no obligation to update them, except as required by law.
Shareholder Engagement
In addition to the regular dialogue our Investor Relations team has with investors through meetings and conference appearances, including those following quarterly earnings, Meta maintains an active dialogue with our shareholders in order to understand their viewpoints on key topics such as our board oversight, company strategy, corporate governance, executive compensation, and responsible business practices. These conversations allow our board of directors and senior management team to understand and consider matters of importance to our shareholders. We also recognize that many of the issues on which we engage are long-term in nature, which underscores the importance of dialogue over multiple years. It is our intent to build relationships based on trust, accountability, and transparency and continue to improve upon our practices. Feedback from our conversations are shared with our full board of directors and relevant committees.

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Our shareholder engagement program is ongoing throughout the year:

2024 Shareholder Engagement Overview(1)

Over 60 Shareholders Engaged	Representing Over 40% of Outstanding Shares Engaged

(1)    Reflects reported share ownership as of December 31, 2024 and includes engagement meetings conducted through March 2025.
Key themes from our discussions included:

Board & Governance
•Board composition, refreshment, and oversight of strategy
•Director independence and evolving governance practices
•Board and committee oversight of key areas, including strategy, risk, youth safety, data privacy, community standards, content moderation, human rights, and AI
•Executive compensation and stock-based compensation issuance practices

Content Governance, Platform Safety & AI
•Community standards and our ongoing work to enforce our policies
•Ongoing actions to strengthen child safety and protect youth well-being on our platforms
•Our commitment to building AI with the right protections and mitigations in place

Human Capital Management	•Talent retention, corporate culture, and employee engagement

Over the past year, the board continued to focus on enhancing transparency on topics discussed with our shareholders, including the following updates which were informed by our shareholder engagement:

Governance
•Updated our Corporate Governance Guidelines to reflect that, as part of our practice for setting the agenda for board meetings, both the Chairman and the Lead Independent Director have the ability to include items on the agenda independent of the other with advance notice

Reporting	•Published our Responsible Business Practices, Human Rights, and Sustainability reports in 2024

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Related Party Transactions
Below we describe any transactions to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, director nominees, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest since January 1, 2024.
John Hegeman, an immediate family member of one of our executive officers, is employed by us as our Chief Revenue Officer. In 2024, Mr. Hegeman received total compensation, consisting of base salary, bonus, and other compensation, including the grant date fair value of an RSU award (which award vests over a period of four years), of approximately $23.7 million.

Hock E. Tan is the president and chief executive officer of Broadcom Inc. (Broadcom). We are a party to certain arrangements with Broadcom, whereby we directly and indirectly purchase Broadcom's component products. We are also a party to certain other arrangements with Broadcom whereby Broadcom provides us with services such as design, development and engineering and we pay Broadcom directly for these services. In 2024, the total amount paid to Broadcom under these arrangements was approximately $987 million.

We charter a private aircraft that is indirectly and wholly owned by Javier Olivan and operated by an independent charter company for business travel by Mr. Olivan. On certain occasions, Mr. Olivan may be accompanied by guests when using such aircraft, and certain of our other personnel may also use such aircraft for business travel. For all such use, we pay an amount commensurate with market rates for comparable travel pursuant to a written policy overseen by our audit & risk oversight committee and compensation, nominating & governance committee. We paid approximately $412,000 for business travel on such aircraft in 2024.

We have entered into an arrangement with Mark Zuckerberg to indemnify him for any personal liability that he may face solely as a result of being deemed the ultimate controlling shareholder of Meta Platforms, Inc. in connection with obtaining regulatory approval for certain of our subsidiaries in non-U.S. jurisdictions under the laws of those jurisdictions to conduct business activities in furtherance of our online payments and related businesses. This arrangement is intended to protect Mr. Zuckerberg from personal liability in the event that Meta Platforms, Inc. does not fulfill its legal obligations to such subsidiaries.

Mark Zuckerberg uses private aircraft for travel in connection with his overall security program. Since March 2022, we have chartered a private aircraft that is indirectly and wholly owned by Mr. Zuckerberg and operated by an independent charter company for business and personal travel by Mr. Zuckerberg (the Charter Arrangement). On certain occasions, Mr. Zuckerberg may be accompanied by guests when using such aircraft, and certain of our other personnel may also use such aircraft for business travel. For all such use under the Charter Arrangement, we pay an amount commensurate with market rates for comparable travel pursuant to a written policy overseen by our audit & risk oversight committee and compensation, nominating & governance committee. In addition, in March 2024, we entered into an aircraft time sharing agreement with Mr. Zuckerberg under which we may lease the aircraft from Mr. Zuckerberg for certain flights in accordance with applicable federal aviation regulations (the Time Sharing Arrangement). For all such use under the Time Sharing Arrangement, and pursuant to our policy described above, we pay for time sharing costs in accordance with applicable federal aviation regulations. Time sharing costs include, among other items, fuel and oil costs, crew and food and beverage costs, hangar and tie-down costs, landing fees, airport taxes, and similar assessments, and other costs incurred in planning for and operating the applicable flight. For business travel on such aircraft in 2024, we paid approximately $1.5 million under the Charter Arrangement, and $271,000 under the Time Sharing Arrangement. See the section entitled "Executive Compensation" for information on our payments for personal travel by Mr. Zuckerberg.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES
We have adopted a related-party transactions policy to comply with Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended, under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit & risk oversight committee. If the related party is, or is associated with, a member of our audit & risk oversight committee, then either such member shall recuse himself or herself from review of the transaction, or the transaction must be reviewed and approved by our compensation, nominating & governance committee. Any request for us to enter into a transaction with a related party must first be presented to our legal department for review. Our legal department then refers any transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect material interest to our audit & risk oversight committee for review, consideration and approval. If advance approval of a transaction between a related party and our company was not feasible or was not obtained, the transaction must be submitted to the legal department for review as soon as reasonably practicable for determination of whether the transaction constituted a related-party transaction. The

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legal department then refers such transaction to the audit & risk oversight committee, at which time the audit & risk oversight committee considers whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction.
Report of the Audit & Risk Oversight Committee
This report of the audit & risk oversight committee is required by the Securities and Exchange Commission (SEC) and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (Securities Act), or under the Securities Exchange Act of 1934, as amended (Exchange Act), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.
The principal purpose of the audit & risk oversight committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The audit & risk oversight committee is responsible for appointing and retaining our independent auditor and pre-approving the audit and non-audit services to be provided by the independent auditor. The audit & risk oversight committee's function is more fully described in its charter.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with U.S. generally accepted accounting principles (GAAP). Our independent auditor, Ernst & Young LLP (EY), is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with GAAP. The independent auditor is also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting.

The audit & risk oversight committee has reviewed and discussed our audited financial statements for the year ended December 31, 2024 with management and with EY. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2024 (Annual Report).

The audit & risk oversight committee has also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The audit & risk oversight committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY's communications with the audit & risk oversight committee concerning independence, and has discussed with EY its independence.

Based on the review and discussions described above, the audit & risk oversight committee recommended to the board of directors that the audited financial statements be included in the Annual Report for filing with the SEC.

THE AUDIT & RISK OVERSIGHT COMMITTEE
Tracey T. Travis (Chair)
Peggy Alford
John Arnold
Nancy Killefer
Hock E. Tan

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Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm
The audit & risk oversight committee of the board of directors has selected Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2025, and recommends that the shareholders vote for ratification of such appointment. Ernst & Young LLP has been engaged as our independent registered public accounting firm since 2007. We expect representatives of Ernst & Young LLP to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
AUDIT AND RELATED FEES
The following table sets forth the aggregate fees for audit and other services provided by Ernst & Young LLP for the years ended December 31, 2024 and 2023 (in thousands):

	2024	2023
Audit fees(1)	$21,397	$20,271
Audit-related fees(2)	7,243	1,697
Tax fees(3)	7,718	8,350
All other fees(4)	2	3
Total fees	$36,360	$30,321
(1)Audit fees consist of the aggregate fees billed for professional services rendered for (i) the audit of our annual financial statements and the audit of our internal control over financial reporting included in our Annual Report on Form 10-K and a review of financial statements included in our Quarterly Reports on Form 10-Q, (ii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years, and (iii) accounting consultations.
(2)Audit-related fees consist of attest services over compliance with the European Union's Digital Services Act, System and Organizational Controls reporting, and other attest services.
(3)Tax fees in 2024 include $6.1 million for tax compliance projects and $1.6 million for tax advisory projects. Tax fees in 2023 include $7.5 million for tax compliance projects and $0.8 million for tax advisory projects.
(4)All other fees consist of fees for services other than the services reported in audit fees, audit-related fees, and tax fees.
The audit & risk oversight committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services, and other services. The audit & risk oversight committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the audit & risk oversight committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.
All of the services of Ernst & Young LLP for 2024 and 2023 described above were pre-approved by the audit & risk oversight committee.
The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP.

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Proposal Three: Approval of the 2025 Equity Incentive Plan
Overview of Action
Our board of directors is asking our shareholders to approve the Meta Platforms, Inc. 2025 Equity Incentive Plan (the 2025 Plan). The board approved the 2025 Plan on February 13, 2025, subject to approval by our shareholders. If the 2025 Plan is approved by shareholders, the 2025 Plan will be effective as of such date (the Effective Date). The 2025 Plan is intended as the successor to the Meta Platforms, Inc. 2012 Equity Incentive Plan (the 2012 Plan), which will expire in April 2026 pursuant to its terms.

Meta seeks to offer competitive compensation to attract and retain the best people. Meta employees' total compensation package generally includes market-competitive salary, bonuses or sales incentives, and equity offered in the form of Restricted Stock Units (RSUs) at the time of hire and through annual RSU grants. Our broad-based use of equity has been a key facet of our people practices and enables our employees to be owners of the company and committed to our long-term success. Currently, nearly all full-time employees are awarded Meta equity.

We believe the 2025 Plan is a key element of the board and management team’s strategy to align our employees' interests with those of shareholders and motivate employees to help drive long-term growth and shareholder value. We also believe the 2025 Plan will provide incentives to attract, retain, and motivate eligible persons whose present and potential contributions are important to the success of the company, and any parents, subsidiaries and affiliates that exist now or in the future, by offering them an opportunity to participate in the company’s future performance through the grant of awards.

If the 2025 Plan is approved by our shareholders, the 2025 Plan will replace the 2012 Plan as of such date, and we will cease granting any new awards under the 2012 Plan. If the 2025 Plan is not approved by our shareholders, the 2012 Plan will remain in effect in its current form, and we will continue to be able to grant equity incentive awards under the 2012 Plan until its expiration. Following the expiration of the 2012 Plan, we will be unable to maintain our current equity grant practices and, therefore, we will be at a significant competitive disadvantage in attracting, retaining, and motivating talented individuals who contribute to our success.

Summary of the 2025 Plan

The principal terms of the 2025 Plan are summarized below. This summary is not a complete description of the 2025 Plan, and it is qualified in its entirety by reference to the complete text of the 2025 Plan document. The 2025 Plan is attached as Appendix A to this proxy statement.
Shares Available for Issuance
Subject to adjustment (as described below), the number of common shares that may be subject to awards granted under the 2025 Plan as of the Effective Date will equal (i) any reserved shares not issued or subject to outstanding grants under the 2012 Plan on the Effective Date, plus (ii) shares that are subject to awards granted under the 2012 Plan that cease to be subject to such award by forfeiture or otherwise after the Effective Date, and plus (iii) shares that are subject to awards under the 2012 Plan that are used or withheld to pay the exercise price of an option or to satisfy the tax withholding obligations related to any award. Substitute Awards (as defined below) may be granted under the 2025 Plan and any such grants shall not reduce the shares authorized for grant under the 2025 Plan.

To the extent an award is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance under the 2025 Plan. Shares used or withheld to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale under the 2025 Plan. The number of shares available for issuance is not reduced with respect to awards granted or shares issued by us in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by us or one of our affiliates or with which we or one of our affiliates combines (Substitute Awards).

The number of shares available for grant and issuance under the 2025 Plan shall be increased on January 1, of each of the 10 calendar years during the term of the 2025 Plan following the Effective Date, by the lesser of (i) 2.5% of the number of shares of Class A common stock issued and outstanding on each December 31 immediately prior to the date of increase or (ii) such number of shares determined by the board.

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The 2025 Plan authorizes the award of RSUs, stock options, restricted stock awards (RSAs), stock bonuses, stock appreciation rights (SARs), and performance shares (each as more fully described below). Any awards in shares or cash that are made outside of the 2025 Plan and permitted by applicable listing requirements are not subject to these limitations. The 2025 Plan also allows us to grant recipients of awards of RSUs or RSAs the right to share-settled dividend equivalents or dividend equivalent units. The maximum number of shares that may be issued pursuant to incentive stock options is 425,000,000.
Administration
The 2025 Plan is administered by our compensation, nominating & governance committee (the Administrator) or by the board of directors acting in place of our compensation, nominating & governance committee. The Administrator has the authority to construe and interpret the 2025 Plan, select participants and grant awards, and make all other determinations necessary or advisable for the administration of the 2025 Plan. The Administrator may delegate its authority under the 2025 Plan to a subcommittee consisting of one or more executive officers, subject to applicable law. The Administrator has delegated authority to grant certain awards under the 2025 Plan to the equity subcommittee of the compensation, nominating & governance committee.
Eligibility
The 2025 Plan provides for the grant of awards to our employees, directors, consultants, independent contractors, and advisors, provided the consultants, independent contractors, directors, and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. As of December 31, 2024, 74,067 employees (including each of our executive officers) and twelve non-employee directors were eligible to participate in the 2025 Plan. The basis for participation in the 2025 Plan is the Administrator's decision, in its sole discretion, that an award to an eligible participant will further the 2025 Plan's purposes of providing incentives to attract, retain, and motivate eligible persons whose present and potential contributions are important to our success and the success of our affiliates, by offering them an opportunity to participate in our future performance through the grant of awards. In exercising its discretion, the Administrator will consider the recommendations of management and the purposes of the 2025 Plan.
Forms of Awards
The following is a description of the types of awards permitted to be issued under the 2025 Plan.
Restricted Stock Units. An RSU is an award that covers a number of shares that may be settled upon vesting in cash, by the issuance of the underlying shares, or a combination of both. These awards are subject to forfeiture prior to vesting as a result of termination of employment or failure to achieve certain vesting conditions.
Stock Options. The 2025 Plan provides for the grant of incentive stock options that qualify under Section 422 of the Internal Revenue Code (the Code) only to our employees. All awards other than incentive stock options, including awards of non-qualified stock options, may be granted to our employees, directors, consultants, independent contractors, and advisors, provided the consultants, independent contractors, and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of each stock option must be at least equal to the fair market value of our Class A common stock on the date of grant. The exercise price of incentive stock options granted to 10% shareholders must be at least equal to 110% of that value. The maximum term of options granted under the 2025 Plan is ten years or, in the case of an incentive stock option granted to 10% shareholders, five years.
Restricted Stock Award. An RSA is an offer by us to sell shares subject to restrictions. The price, if any, of an RSA will be determined by the Administrator. These awards are subject to forfeiture or repurchase prior to vesting as a result of termination of employment or failure to achieve certain vesting conditions.
Stock Appreciation Rights. SARs provide for a payment, or payments, in cash or shares, to the holder based upon the difference between the fair market value of our Class A common stock on the date of exercise and the stated exercise price up to a maximum amount of cash or number of shares. These awards are subject to forfeiture prior to vesting as a result of termination of employment or failure to achieve certain vesting conditions.
Performance Awards. A performance award is an award that covers an amount of cash or a number of shares that may be settled upon achievement of the pre-established performance conditions in cash or by issuance of the underlying shares. These awards are subject to forfeiture prior to vesting as a result of termination of employment or failure to achieve the performance conditions.

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Stock Bonus Awards. A stock bonus award is an award that covers a number of shares that may be granted as additional compensation for prior services or performance, in cash or by issuance of the underlying shares. Vesting conditions may or may not be applied to these awards.
Additional Provisions
Awards granted under the 2025 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution, or as determined by the Administrator. Unless otherwise restricted by the Administrator, awards that are non-statutory stock options may be exercised during the lifetime of the optionee only by the optionee, the optionee's guardian or legal representative, or a family member of the optionee who has acquired the option by a permitted transfer. Awards that are incentive stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee's guardian or legal representative. Stock options granted under the 2025 Plan generally may be exercised for a period of three months after the termination of the optionee's service to us, except in the case of death or permanent disability, in which case the options may be exercised for up to twelve months or six months, respectively, following termination of the optionee's service to us. Unless otherwise set forth in a participant's award agreement, vesting of RSUs, RSAs, SARs, performance awards, and stock bonus awards ceases on such participant's termination of service.
Change of Control or Other Corporate Transactions
If we experience a change in control transaction, outstanding awards, including any vesting provisions, may be assumed or substituted by the successor company. Outstanding awards that are not assumed or substituted will accelerate (unless otherwise determined by the board) and will be exercisable for a period of time determined by the Administrator. The vesting of shares underlying outstanding awards to our non-employee directors will accelerate in full prior to the consummation of such transaction.

If the intrinsic value of a stock option or SAR is equal to or less than zero, the Administrator may, in its sole discretion, provide for the cancellation of such awards without payment of any consideration therefor (for the avoidance of doubt, in the event of a change in control or other corporate transaction, the Administrator may, in its sole discretion, terminate any stock option or SAR for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the change in control or other corporate transaction without payment of consideration therefor).
In the event there is a specified type of change in our capital structure without our receipt of consideration, such as a stock split, appropriate adjustments will be made to the number of shares reserved under the 2025 Plan, the maximum number of shares that can be granted in a calendar year, and the number of shares and exercise price, if applicable, of all outstanding awards under the 2025 Plan.
Repricing
Without prior shareholder approval the Administrator may not seek to effect any re-pricing of any previously granted “underwater” stock option or similar award by: (i) amending or modifying the terms of the stock option or similar award to lower the exercise price; (ii) cancelling the underwater stock option or similar Award and granting either (A) replacement stock option or similar awards having a lower exercise price or (B) RSAs, RSUs, performance shares or similar awards in exchange; or (iii) cancelling or repurchasing the underwater stock options or similar awards for cash or other securities. A stock option or similar award will be deemed to be “underwater” at any time when the fair market value of the shares covered by such award is less than the exercise price of the award.
Cancellation or Clawback of Awards
The Administrator may, to the extent permitted by applicable law and stock exchange rules or by any of our policies (including our Compensation Recoupment Policy and any other policy necessary to comply with applicable laws), cancel or require reimbursement of any awards granted, shares issued, or cash received upon the vesting, exercise, or settlement of any awards granted to the participant or any shares issued or cash received upon vesting, exercise, or settlement of any such awards or sale of shares underlying such awards.
Amendment and Termination
If the 2025 Plan is approved by our shareholders, the 2025 Plan will terminate ten years following the Effective Date, unless it is terminated earlier by the board. The board may amend or terminate the 2025 Plan at any time, which may be without shareholder approval, unless required by applicable law or listing standards. Participants' awards will be governed by the version of the 2025 Plan in effect at the time such award was granted.

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Federal Income Tax Consequences
The following is a brief summary of the federal income tax consequences applicable to awards granted under the 2025 Plan based on federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant. The summary does not discuss the tax laws of any state, municipality, or foreign jurisdiction, or gift, estate, excise, payroll, or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because circumstances may vary, we advise all participants to consult their own tax advisors under all circumstances.
Incentive Stock Options (ISOs). An optionee generally realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the employee. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee equal to the value of the shares at the time of exercise less the exercise price. The same amount is deductible by the company as compensation, provided that the company reports the income to the optionee. Any additional gain recognized in the disposition is treated as a capital gain for which the company is not entitled to a deduction. However, if the optionee exercises an ISO and satisfies the holding period requirements, the company may not deduct any amount in connection with the ISO. If a sale or disposition of shares acquired with the ISO occurs after the holding period, the employee will recognize long-term capital gain or loss at the time of sale equal to the difference between proceeds realized and the exercise price paid. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NQSO. ISOs are also treated as NQSOs to the extent that they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.
Non-Qualified Stock Options (NQSOs). An optionee generally has no taxable income at the time of grant of an NQSO but realizes income in connection with the exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price. The same amount is deductible by the company as compensation, provided that, in the case of an employee option, the company reports the income to the employee. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the company is not entitled to a deduction.
SARs. Generally, the recipient of a SAR will not recognize taxable income at the time the SAR is granted. If a participant receives the appreciation inherent in the SAR in cash, the cash will be taxed as ordinary income to the participant at the time it is received. If a participant receives the appreciation inherent in the SAR in shares, the spread between the then-current market value and the base price will be taxed as ordinary income to the participant at the time it is received. In general, there will be no federal income tax deduction allowed to the company upon the grant or termination of SARs. However, upon the settlement of a SAR, the company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.
Restricted Stock Awards. The recipient of a RSA will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). However, the recipient may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award (less the purchase price, if any, paid for such shares), determined without regard to the restrictions. If a Section 83(b) election is made, the capital gain/loss holding period for such shares commences on the date of the award. Any further change in the value of the shares will be taxed as a capital gain or loss only if and when the shares are disposed of by the recipient. If the recipient does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse, and the capital gain/ loss holding period for such shares will also commence on such date.
Restricted Stock Units. No income generally will be recognized upon the award of RSUs. The recipient of an RSU generally will be subject to tax at ordinary income rates on the market price of unrestricted shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid, if any, by the participant for such RSUs), and the capital gain/loss holding period for such shares will also commence on such date.
Registration with the SEC
If our shareholders approve the 2025 Plan, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the shares available for issuance under the 2025 Plan.
New Plan Benefits

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Other than with respect to certain awards to be made to our non-employee directors under our Director Compensation Policy as described in the section entitled “Director Compensation,” the awards under the 2025 Plan are within the discretion of the Administrator. Furthermore, those certain awards to be made to our non-employee directors are determined based on the market price as described in the section entitled “Director Compensation.” As a result, the benefits that will be awarded under the 2025 Plan, including to our non-employee directors, are not determinable at this time.
The board of directors recommends a vote FOR the adoption of the 2025 Equity Incentive Plan.
Proposal Four: Advisory Vote on the Compensation Program of our Named Executive Officers
In accordance with the rules of the Securities and Exchange Commission (SEC), we are providing shareholders with a non-binding advisory vote on the compensation program for our named executive officers. This non-binding advisory vote is commonly referred to as a "say on pay" vote. The non-binding advisory vote on the compensation program for our named executive officers, as disclosed in this proxy statement, will be determined by the vote of a majority of the voting power of the shares present or represented at the 2025 Annual Meeting of Shareholders (Annual Meeting) and voting affirmatively or negatively on the proposal.
Shareholders are urged to read the "Executive Compensation" section of this proxy statement, which discusses how our executive compensation policies and practices implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our compensation, nominating & governance committee and our board of directors believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, our board of directors is asking the shareholders to approve the following resolution at the Annual Meeting:
RESOLVED, that the shareholders approve, on an advisory basis, the compensation awarded to Meta's named executive officers, as disclosed under SEC rules, including the Compensation Discussion and Analysis, the compensation tables, and related narrative disclosures included in this proxy statement.
As an advisory vote, this proposal is not binding. However, our board of directors and compensation, nominating & governance committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
The board of directors recommends a vote FOR the approval, on a non-binding advisory basis, of the compensation, nominating & governance committee's executive compensation philosophy, policies, and determinations for our named executive officers, as described in the "Executive Compensation" section of this proxy statement.
Proposal Five: Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation
In addition to providing shareholders with a non-binding advisory vote on the compensation program for our named executive officers, and in accordance with the rules of the Securities and Exchange Commission (SEC), we are also providing our shareholders with the opportunity to cast a non-binding advisory vote on how frequently we should seek an advisory vote on the compensation program for our named executive officers. This non-binding advisory vote is commonly referred to as a “say on frequency” vote. Under this proposal, our shareholders may cast a non-binding advisory vote on whether they would prefer to have a vote on the compensation program for our named executive officers every year, every two years, or every three years.
Our board of directors believes that the non-binding advisory vote on the compensation program for our named executive officers should be conducted every three years, for the following reasons:
•A substantial portion of executive compensation is in the form of long-term equity awards with performance periods of greater than three years. Triennial votes will allow our shareholders to evaluate the effectiveness of such long-term

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compensation strategies and related business outcomes of our company for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results.
•We believe a triennial vote complements our goal of creating a compensation program that enhances long-term shareholder value.
Shareholders are not voting to approve or disapprove the recommendation of our board of directors. Instead, shareholders may cast a vote on their preferred voting frequency by choosing any of the following four options with respect to this proposal: “one year,” “two years,” “three years,” or “Abstain.” For the reasons discussed above, we are asking our shareholders to vote for a frequency of “three years.” The option that receives the most votes cast at the 2025 Annual Meeting of Shareholders will be considered by our board of directors in determining the preferred frequency with which we will hold a shareholder vote to approve the compensation program for our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure. We held a non-binding advisory shareholder vote on the compensation program for our named executive officers at our 2022 Annual Meeting of Shareholders. Over 85% of the voting power of shares voted at the 2022 Annual Meeting of Shareholders were cast in favor of our say on pay proposal.
As an advisory vote, this proposal is not binding. However, our board of directors and compensation, nominating & governance committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by shareholders in their vote on this proposal, and will consider the option that receives the most votes in determining the frequency of future votes on the compensation program for our named executive officers.
The board of directors recommends a vote for the option of a vote every THREE YEARS on the compensation program for our named executive officers.
Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
Overview
This section explains our executive compensation philosophy, objectives, and design; our compensation governance; our compensation-setting process; our executive compensation program elements; and the decisions made in 2024 with respect to the compensation of each of our named executive officers. Our named executive officers for 2024, who appear in the section entitled "—2024 Summary Compensation Table" below, are:

Named Executive Officer	Title
Mark Zuckerberg	Founder, Chairman, and Chief Executive Officer (CEO)
Susan Li	Chief Financial Officer (CFO)
Christopher K. Cox	Chief Product Officer (CPO)
Javier Olivan	Chief Operating Officer (COO)
Andrew Bosworth	Chief Technology Officer (CTO)
Executive Compensation Philosophy, Objectives, and Design
Philosophy. We are focused on our mission to build the future of human connection and the technology that makes it possible. We build technology that helps people connect and share, find and build communities, and grow businesses. Across our work, we are innovating in artificial intelligence technologies to build new experiences that help make our platform more social, useful, and immersive, as well as creating new content and features for our metaverse and wearables products. For us to be successful, we design our executive compensation programs to attract and retain a talented team of engineering, product, sales, and business professionals who can help achieve this mission through the successful pursuit of our company priorities. In addition, we expect our executive team to possess and demonstrate strong leadership and management capabilities. For more information regarding our 2024 company priorities, see the section entitled "—Elements of Executive Compensation" below.
Objectives. Our compensation program for our named executive officers is designed to support the following objectives:

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•attract the top talent in our leadership positions and motivate our executives to deliver the highest level of individual and team impact and results;
•encourage our executives to focus on our company priorities;
•ensure each of our executives receives a total compensation package that encourages his or her long-term retention;
•reward high levels of impact with commensurate levels of compensation; and
•align the interests of our executives with those of our shareholders in the overall success of our company by emphasizing long-term incentives.
Design. Our executive compensation program continues to be heavily weighted towards equity compensation, in the form of restricted stock units (RSUs), with cash compensation that was generally below market relative to executive cash compensation at our peer companies in 2024. We believe that equity compensation offers the best vehicle to focus our executive officers on our mission and the successful pursuit of our company priorities, and to align their interests with the long-term interests of our shareholders.
We typically grant our executive officers an annual equity award with service-based vesting conditions as discussed further in the section entitled "—Elements of Executive Compensation—Equity Compensation" below. When combined with the executives' prior equity awards, we believe that these additional awards represent a strong long-term retention tool and provide the executive officers with effective long-term equity incentives.
Our compensation, nominating & governance committee evaluates our executive compensation program, including our mix of cash and equity compensation, on at least an annual basis. For the foreseeable future, we anticipate continuing to deliver the substantial majority of compensation in RSUs that vest over a minimum of four years.
Compensation Governance
The compensation, nominating & governance committee seeks to ensure sound executive compensation practices to adhere to our pay-for-performance philosophy while appropriately managing risk and aligning our executive compensation program with long-term shareholder interests. The following principles and practices were guiding factors during 2024:
•the compensation, nominating & governance committee is comprised solely of independent directors;
•the compensation, nominating & governance committee engages an independent compensation consultant, Compensia, Inc. (Compensia), a national compensation consulting firm, to advise the committee on compensation-related matters;
•the compensation, nominating & governance committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on our company;
•the compensation, nominating & governance committee retains judgment on bonus payouts to enable it to respond to unforeseen events and adjust bonus payouts, as appropriate; and
•our compensation philosophy and related governance features are complemented by several specific policies and practices that are designed to align our executive compensation program with long-term shareholder interests, including the following:
◦our executives are subject to stock ownership guidelines that require them to maintain significant ownership of our common stock;
◦our executives are subject to company-wide policies that prohibit trading in futures and derivative securities and engaging in hedging activities relating to our securities, holding our securities in margin accounts, pledging our securities as collateral for loans (unless otherwise approved by our compensation, nominating & governance committee), and engaging in short sales of our securities; and
◦our executives participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees, with limited additional healthcare benefits for executives who are primarily located outside of the United States.

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Compensation-Setting Process
Role of Our Compensation, Nominating & Governance Committee. The compensation, nominating & governance committee is responsible for overseeing all aspects of our executive compensation program, including executive salaries, payouts under our annual bonus plan (Bonus Plan), the size and structure of equity awards, and executive perquisites. The compensation, nominating & governance committee is solely responsible for determining the compensation of our CEO and reviews and approves the compensation of our other executive officers. For more information regarding the responsibilities of the compensation, nominating & governance committee, see the section entitled "Corporate Governance—Board Committees."
Role of Management. In setting compensation for 2024, our CEO and our Head of People provided their views to the compensation, nominating & governance committee on how to implement our compensation philosophy through our executive compensation program and attended meetings of the compensation, nominating & governance committee. Our CEO made recommendations to the compensation, nominating & governance committee regarding compensation for our executive officers, other than for himself, because of his daily involvement with our executive team. No executive officer participated directly in the final deliberations or determinations regarding his or her own compensation package or was present during such determinations, except for our CEO who has requested that his base salary be fixed at $1 per year and does not receive any bonus payments, equity awards, or other incentive compensation.
Our management team and the compensation, nominating & governance committee each play a role in evaluating and mitigating any risk that may exist relating to our compensation plans, practices, and policies for all employees, including our named executive officers, as further described in the section entitled "—Compensation Risk Assessment" below.
Role of Compensation Consultant. The compensation, nominating & governance committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2024, the compensation, nominating & governance committee engaged the services of Compensia to advise the committee regarding the amount and types of compensation that we provide to our executive officers and how our compensation practices compared to the compensation practices of other companies. Compensia is engaged directly by the compensation, nominating & governance committee. Compensia does not provide any services to us other than the services provided to the compensation, nominating & governance committee. The compensation, nominating & governance committee has reviewed, and will continue to review going forward, the independence of Compensia under applicable SEC and Nasdaq rules and believes that Compensia does not have any conflicts of interest in advising the committee.
Use of Comparative Market Data. We aim to compensate our executive officers at levels that are commensurate with the most competitive levels of compensation for executives in similar positions at the group of publicly-traded peer companies set forth below, with whom we compete for hiring and retaining executive talent (our Peer Group). In making compensation decisions, the compensation, nominating & governance committee also considers the scope of responsibility of each executive officer, our current practice of maintaining minimal differentiation between the cash compensation packages of our executive officers, the unvested balances of equity awards held by each executive officer, as well as the compensation, nominating & governance committee's assessment of each executive officer's performance and impact on the organization. In determining 2024 compensation, the compensation, nominating & governance committee did not use a formula for taking into account these different factors.
We analyze market data for executive compensation at least annually using the most relevant published survey sources, information available from public filings, and input from Compensia. Management and Compensia provided the compensation, nominating & governance committee with both cash and equity compensation data for our Peer Group for 2024, which was selected from companies that meet some or all of the criteria listed below:
•technology or media company;
•key talent competitor;
•minimum revenue of $10 billion; and/or
•minimum market capitalization of $50 billion.
In the second quarter of 2023, using this criteria as a baseline, the compensation, nominating & governance committee approved the following companies for inclusion in our Peer Group for 2024:

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2024 Peer Group
Alphabet (GOOG, GOOGL)	Netflix (NFLX)
Amazon.com (AMZN)	PayPal Holdings (PYPL)
Apple (AAPL)	salesforce.com (CRM)
AT&T (T)	The Walt Disney Company (DIS)
Cisco Systems (CSCO)	Uber Technologies (UBER)
Comcast (CMCSA)	Verizon Communications (VZ)
Microsoft (MSFT)
In December 2023, the compensation, nominating & governance committee reviewed our executive compensation against this Peer Group to ensure that our executive officer compensation was competitive and sufficient to recruit and retain our executive officers. Compensia provided the compensation, nominating & governance committee with an analysis of total cash compensation data (base salaries and cash bonus awards at target) and total direct compensation data (total cash compensation and equity compensation) at various percentiles. While the compensation, nominating & governance committee considered this data in determining executive officer compensation, we did not seek to benchmark our executive compensation to any pre-set "target" percentile of the competitive market. Rather, the compensation, nominating & governance committee sought to compensate our executive officers at a level that would allow us to successfully recruit and retain the best possible talent for our executive team.
In light of the scale of our business, the compensation, nominating & governance committee gives greater weight to the compensation levels of companies in our Peer Group that have higher revenue and market capitalization compared to other companies in the Peer Group when making decisions about the compensation of our executive officers. The compensation, nominating & governance committee also relies on the knowledge and experience of its members and our management in determining the appropriate compensation levels for our executive officers. Overall, Compensia's analysis of our Peer Group indicated that the target total cash compensation for our named executive officers, other than our CEO, was below the 15th percentile of the companies in our Peer Group. When equity compensation was factored in, based on the "initial equity value" described below and without taking into account the effect of the deferred vesting start dates that are applicable to certain of the equity compensation awards of our named executive officers, the target total direct compensation for our named executive officers, other than our CEO, was at the 75th percentile relative to the companies in our Peer Group.
In the second quarter of 2024, the compensation, nominating & governance committee reviewed the selection criteria and the companies in our Peer Group. Following that review and in light of our revenue growth over the last several years, the compensation, nominating & governance committee decided to update the selection criteria by increasing the minimum revenue threshold from $10 billion to $20 billion and the minimum market capitalization threshold from $50 billion to $100 billion. The compensation, nominating & governance committee also approved changes to the composition of our Peer Group to reflect the updated selection criteria as well as the current competitive and talent environment. Accordingly, we plan to use the following list of companies in our Peer Group for the 2025 executive compensation process (our 2025 Peer Group):

2025 Peer Group
Alphabet (GOOG, GOOGL)	NVIDIA (NVDA)
Amazon.com (AMZN)	Oracle (ORCL)
Apple (AAPL)	salesforce.com (CRM)
AT&T (T)	The Walt Disney Company (DIS)
Cisco Systems (CSCO)	Uber Technologies (UBER)
Comcast (CMCSA)	Verizon Communications (VZ)
Microsoft (MSFT)	Visa (V)
Netflix (NFLX)
The compensation, nominating & governance committee expects to periodically review and update our Peer Group and the underlying criteria as our business and market environment continue to evolve.
Elements of Executive Compensation
Our executive officer compensation packages generally include:

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•base salary;
•performance-based cash incentives; and
•equity-based compensation in the form of RSUs.
We believe that our compensation mix supports our objective of focusing on at-risk compensation having significant financial upside based on our performance relative to company priorities. We expect to continue to emphasize equity awards because of the direct link that equity compensation provides between shareholder interests and the interests of our executive officers, thereby motivating our executive officers to focus on increasing our value over the long term.
Base Salary. The compensation, nominating & governance committee believes base salaries are a necessary element of compensation in order to attract and retain highly qualified executive officers. The compensation, nominating & governance committee reviews the base salaries of our executive officers at least annually and may adjust them from time to time, if needed, to reflect changes in market conditions or other factors. Historically, our executive officers have received base salaries within a narrow range that was established when we were a smaller company with cash constraints, and based on our desire to maintain internal pay equity among our executive officers, as well as relative to other key employees. As we have grown, we have increased base salaries for our executive officers (other than our CEO), although we still deliver the substantial majority of compensation to our executive officers in the form of equity awards.
In the first quarter of 2024, the compensation, nominating & governance committee decided to increase the base salaries of our named executive officers, other than our CEO, in order to bring their salaries closer to those paid to executives holding similar positions at the companies in our Peer Group, as shown in the table below. Following these 2024 salary increases, these named executive officer salaries fell between the 40th and 60th percentiles of the salaries provided to executives holding similar positions at the companies in our Peer Group. Previously, Mr. Zuckerberg had requested to receive a base salary of $1 per year and the compensation, nominating & governance committee continued to honor this request in 2024.

Named Executive Officer	2023 Base Salary ($)(1)	2024 Base Salary Increase ($)	2024 Base Salary ($)(1)
Mark Zuckerberg	1	—	1
Susan Li	900,000	45,000	945,000
Christopher K. Cox	945,000	50,000	995,000
Javier Olivan(2)	1,039,027	52,743	1,091,770
Andrew Bosworth	945,000	50,000	995,000
(1)Reflects base salary, which may differ from actual earnings as reflected in the section entitled "—2024 Summary Compensation Table" below due to the effective date of salary increases and USD-Euro exchange rates.
(2)Amounts for Mr. Olivan calculated based on a USD-Euro exchange rate of 1.05485, which was the December 2024 exchange rate used by Meta for financial reporting purposes.
Cash Bonuses. Our Bonus Plan for 2024 provides variable cash incentives, payable annually, that are designed to motivate our executive officers to focus on company priorities and to reward them for company results and achievements. In 2024, the individual target bonus percentage for each named executive officer was unchanged from 2023 at 75% of each such executive's base salary. After the 2024 base salary increases noted above, target total cash compensation (base salary plus target bonus) for our named executive officers (other than our CEO) was between the bottom and 15th percentiles of the target total cash compensation of executives holding similar positions at the companies in our Peer Group. All of our named executive officers, except our CEO, participated in the Bonus Plan in 2024.
For the annual performance period in 2024, the compensation, nominating & governance committee approved a set of company priorities in order to focus our executive officers on key areas of performance. The 2024 company priorities reflect operational and non-operational objectives established by our compensation, nominating & governance committee, in consultation with our CEO and CFO. The company priorities did not have specific target levels associated with them for purposes of determining performance under the Bonus Plan, and our compensation, nominating & governance committee had full judgment to determine the level of bonus payout for the performance period.

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2024 Bonus Plan Payouts. We calculate Bonus Plan payouts to each executive officer using the following formula:

Base Eligible Earnings	x	Target Bonus Percentage	x	Company Performance Percentage	=	Bonus Payout
Our Bonus Plan provides for the payment of executive officer bonuses based solely on the company performance percentage, and not on an individual performance percentage. We believe this structure aligns executive officer interests with the interests of our shareholders in the overall success of our company, promotes focus on the ultimate impact of each individual on the collective success of the organization, and incentivizes increasing our value over the long term.
2024 Priorities and Company Performance Percentage. Our 2024 company priorities as approved by the compensation, nominating & governance committee were as follows:

Build awesome things.	Make our business successful.	Make progress on societal issues related to our business.	Go out and tell our story.
None of these priorities were assigned any specific weighting or dollar amount of the target bonus.
The compensation, nominating & governance committee exercised its judgment in determining the company performance percentage for our 2024 performance after considering our delivery of results across all of the areas identified as company priorities. The compensation, nominating & governance committee reviewed the progress that we made in 2024, including product launches such as our Llama 3 models and Instagram Teen Accounts, continued scaling of Meta AI, and solid growth and engagement across our family of apps, ending the year with over 3.3 billion Family daily active people. The compensation, nominating & governance committee also took into account our strong financial performance, including our 2024 total revenue of $164.5 billion, which represented a 22% year-over-year increase. The compensation, nominating & governance committee approved a company performance percentage of 125% for 2024.
2024 Bonus Payouts. The following table summarizes the calculations that were used in determining the cash bonus paid to each of our named executive officers for 2024 (other than Mr. Zuckerberg, who does not participate in the Bonus Plan):

Named Executive Officer	Performance Period	Base Eligible Earnings ($)(1)	Target Bonus Percentage (%)	Company Performance Percentage (%)	Bonus Payout ($)
Susan Li	2024	936,346	75	125	877,826
Christopher K. Cox	2024	985,385	75	125	923,799
Javier Olivan(2)	2024	1,082,979	75	125	1,015,293
Andrew Bosworth	2024	985,385	75	125	923,799
(1)Reflects actual earnings for 2024, which may differ from approved 2024 base salaries due to the effective date of salary increases.
(2)Amounts for Mr. Olivan calculated based on a USD-Euro exchange rate of 1.05485, which was the December 2024 exchange rate used by Meta for financial reporting purposes.

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In February 2025, the compensation, nominating & governance committee decided to increase the target bonus percentage under the Bonus Plan for each of our named executive officers, other than our CEO, from 75% of each such named executive officer's base salary to 200% of each named executive officer's base salary, effective beginning with the 2025 annual performance period under the Bonus Plan. In approving this increase, the compensation, nominating & governance committee considered that the target total cash compensation for the named executive officers, other than the CEO, was at or below the 15th percentile of the target total cash compensation of executives holding similar positions in our 2025 Peer Group. Following this increase, the target total cash compensation for the named executive officers, other than the CEO, falls at approximately the 50th percentile of the salaries provided to executives holding similar positions at the companies in our 2025 Peer Group.
Equity Compensation. Most of our executive officers' target total direct compensation is delivered through equity awards in the form of RSUs. We use equity compensation to align our executive officers' financial interests with those of our shareholders, to attract industry leaders of the highest caliber, and to retain them for the long term. In addition to the initial equity award that each executive officer receives as part of his or her new hire compensation package, the compensation, nominating & governance committee typically grants our executive officers additional equity awards each year as part of our company-wide equity refresher program. The compensation, nominating & governance committee exercises its judgment in determining additional equity awards for each of our executive officers, taking into account the following factors:
•delivering equity values that are highly competitive when compared against those granted to executives with similar responsibilities at the companies in our Peer Group that have higher revenue and market capitalization when compared to other companies in our Peer Group;
•each executive officer's individual performance assessment, the results and contributions delivered during the year, as well as the anticipated potential future impact of each individual executive;
•the size and vesting schedule of existing equity awards in order to maximize the long-term retentive power of all additional awards; and
•the size of each executive officer's target total cash compensation (base salary plus cash bonus awards at target), which is generally significantly lower than the cash compensation for executives with similar responsibilities at the companies in our Peer Group.
Based on the foregoing factors, in March 2024, our compensation, nominating & governance committee granted each of our executive officers, other than our CEO, an award of RSUs with a specific "initial equity value" based on an estimated total value for each award. The compensation, nominating & governance committee calculated the number of RSUs to be granted by dividing this initial equity value by $466.53 per share, which was the average closing price for the seven trading days following the announcement of our earnings for the fourth quarter of 2023 and the same price that was used for 2024 refresher awards to all other employees, and rounding up to the nearest whole share. The 2024 RSU awards will vest quarterly over four years following the vesting start dates as described in the section entitled "—2024 Equity Awards" below.
Equity Grant Practices. We maintain an equity award policy which establishes consistent policies and procedures with respect to the timing, structure, and process for the grant of equity-based awards, including for purposes of annual equity grants to our named executive officers. The grant date of our annual equity awards to our named executive officers is generally March 20th (or the next following trading date). Equity awards are not spring-loaded or otherwise timed to take advantage of material non-public information.
2024 Equity Awards. Mr. Zuckerberg did not receive any equity awards in 2024 because our compensation, nominating & governance committee believed that his existing equity ownership position continued to sufficiently align his interests with those of our shareholders.
Our other named executive officers received the following RSU awards in 2024:

Named Executive Officer	Initial Equity Value ($)	Number of RSUs (#)(1)	Initial Vesting Date
Susan Li	20,000,000	42,870	May 15, 2024
Christopher K. Cox	20,000,000	42,870	May 15, 2024
Javier Olivan	20,000,000	42,870	May 15, 2024
Andrew Bosworth	20,000,000	42,870	February 15, 2026
(1)The number of RSUs was calculated by dividing the initial equity value by $466.53, which was the same value used for 2024 refresher awards to all other employees in March 2024, and rounding up to the nearest whole share.

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The RSUs granted to our named executive officers are subject to a four-year quarterly vesting schedule, with 1/16th of the RSUs vesting on the initial vesting date noted above and the remainder vesting quarterly thereafter, subject to continued employment through each vesting date. Following the grants of these equity awards in March 2024 and based on the "initial equity value" set forth above, the target total direct compensation for our named executive officers, other than our CEO, was at the 75th percentile relative to the companies in our Peer Group.
PERQUISITES AND OTHER BENEFITS
We provide certain perquisites to our named executive officers for the reasons described below. In approving these perquisites, our compensation, nominating & governance committee considered comparative Peer Group and other market data provided by Compensia.
Because of the high visibility of our company, our compensation, nominating & governance committee has authorized an "overall security program" for Mr. Zuckerberg to address safety concerns due to specific threats to his safety arising directly as a result of his position as our founder, CEO, Chairman, and controlling shareholder. We require these security measures for the company's benefit because of the importance of Mr. Zuckerberg to Meta, and we believe that the scope and costs of this security program are appropriate and necessary.
Our compensation, nominating & governance committee evaluates this security program at least annually, including a review of security professional assessments of safety threats and recommendations for the security programs. Since the implementation of Mr. Zuckerberg's overall security program, each of these assessments has identified specific threats to Mr. Zuckerberg as a result of the high-profile nature of being our founder, CEO, Chairman, and controlling shareholder. We believe that Mr. Zuckerberg's role puts him in a unique position: he is synonymous with Meta and, as a result, negative sentiment regarding our company is directly associated with, and often transferred to, Mr. Zuckerberg. Mr. Zuckerberg is one of the most-recognized executives in the world, in large part as a result of the size of our user base and our continued exposure to global media, legislative, and regulatory attention.
Under Mr. Zuckerberg's overall security program, we pay for costs related to personal security for Mr. Zuckerberg at his residences and during personal travel, including the annual costs of security personnel for his protection and the procurement, installation, and maintenance of certain security measures for his residences. We provide an annual pre-tax allowance of $14 million to Mr. Zuckerberg to cover additional costs related to his and his family's personal security. This security allowance is paid to Mr. Zuckerberg net of required tax withholdings, and Mr. Zuckerberg must apply the net amount towards additional personnel, equipment, services, residential improvements, health and safety services, or other security-related costs. Although Mr. Zuckerberg expects to use the full net amount during each calendar year in which the allowance is paid, he may apply any unused portion of the allowance for a given year to cover excess security-related costs in future years or prior years (no earlier than 2018).
In addition, Mr. Zuckerberg uses private aircraft for personal travel in connection with his overall security program (including a private aircraft that is indirectly and wholly owned by Mr. Zuckerberg and operated by an independent charter company). On certain occasions, Mr. Zuckerberg may be accompanied by guests when using private aircraft. We pay for travel by Mr. Zuckerberg on the aircraft owned by Mr. Zuckerberg under our Charter and Time Sharing Arrangements pursuant to a written policy overseen by our audit & risk oversight committee and compensation, nominating & governance committee, as described in the section entitled "Related Party Transactions."
Although we do not consider Mr. Zuckerberg's overall security program to be a perquisite for his benefit for the reasons described above, the costs related to personal security for Mr. Zuckerberg at his residences and during personal travel pursuant to his overall security program, as well as the annual security allowance and the costs of private aircraft for personal travel, are reported as compensation to Mr. Zuckerberg in the "All Other Compensation" column of the "—2024 Summary Compensation Table" below. The costs of Mr. Zuckerberg's security program vary from year to year depending on requisite security measures, his travel schedule, and other factors. The compensation, nominating & governance committee believes that these costs are appropriate and necessary in light of the threat landscape and the fact that Mr. Zuckerberg has requested to receive only $1 in annual salary and does not receive any bonus payments, equity awards, or other incentive compensation.
In addition, in 2024, our compensation, nominating & governance committee approved costs related to facilities improvements at the company’s property to facilitate efficient travel by Mr. Zuckerberg, which costs are reported as other compensation to Mr. Zuckerberg in the "All Other Compensation" column of the "—2024 Summary Compensation Table" below.
From time to time, we also provide certain personal security measures to other executive officers in response to specific security threats in light of their roles at our company, including pre-tax security allowances, as well as certain costs related to personal security at their residences and related tax gross-ups. The costs related to personal security for our executive officers

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are reported as other compensation to them in the "All Other Compensation" column of the "—2024 Summary Compensation Table" below.
2022 SAY ON PAY VOTE
We held a non-binding advisory shareholder vote on the compensation program for our named executive officers, commonly referred to as a "say on pay" vote, at our 2022 Annual Meeting of Shareholders. Over 85% of the votes cast at the 2022 Annual Meeting of Shareholders were in favor of our say on pay proposal. Our compensation, nominating & governance committee considered the result of this advisory vote as well as the direct feedback heard in shareholder engagement discussions when making compensation decisions for our named executive officers. After considering all of these inputs as well as the desire to have the same overall compensation program structure for all employees and attract and retain the best talent, the compensation, nominating & governance committee determined to maintain the same overall compensation program design for 2024. Our compensation, nominating & governance committee will continue to consider the outcome of our say on pay votes and shareholder feedback when making compensation decisions for our named executive officers, including the outcome of Proposal Four (non-binding advisory vote on the compensation of our named executive officers) at this Annual Meeting.
Based on the results of a separate non-binding advisory shareholder vote on the frequency of future shareholder advisory votes regarding the compensation program for our named executive officers, commonly referred to as a "say on frequency" vote, held at our 2019 Annual Meeting of Shareholders, our board of directors determined that we will hold our say on pay vote every three years until the next required say on frequency vote. We are holding our say on pay vote and our say on frequency vote at this Annual Meeting. For more information, see Proposal Four (advisory vote on the compensation of our named executive officers) and Proposal Five (advisory vote on the frequency of an advisory vote on executive compensation).
TAX DEDUCTIBILITY
Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount that we may deduct from our federal income taxes for compensation paid to certain executive officers, including our named executive officers, to $1 million per executive officer per year. While our compensation, nominating & governance committee is mindful of the benefit to us of the full tax deductibility of compensation, our compensation, nominating & governance committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our named executive officers in a manner that can best promote our corporate objectives. Therefore, our compensation, nominating & governance committee may approve compensation that may not be fully deductible because of the limits of Section 162(m). Our compensation, nominating & governance committee intends to continue to compensate our named executive officers in a manner it believes is consistent with the best interests of our company and our shareholders.
COMPENSATION RISK ASSESSMENT
Our management team and the compensation, nominating & governance committee each play a role in evaluating, monitoring, and mitigating any risk that may exist relating to our compensation plans, practices, and policies for all employees, including our named executive officers. In early 2025, our management, with input from Compensia, the compensation, nominating & governance committee's independent compensation consultant, performed an assessment, of our compensation plans, practices, and policies and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the company. The compensation, nominating & governance committee has reviewed this report and agreed with the conclusion. The objective of the assessment was to identify any compensation plans, practices, or policies that may encourage employees to take unnecessary risks that could threaten the company. No such plans, practices, or policies were identified. The risk assessment process included, among other things, a review of our cash and equity incentive-based compensation plans to ensure that they are aligned with our company performance goals and the overall compensation to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives.

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STOCK OWNERSHIP GUIDELINES AND TRANSACTIONS IN OUR SECURITIES
Stock Ownership Guidelines
To further align the interests of our executive officers and directors with those of our shareholders, and based on the recommendation of our compensation, nominating & governance committee, in September 2018, our board of directors adopted minimum stock ownership guidelines applicable to our executive officers and non-employee directors, which were most recently amended effective as of June 2023. Under these guidelines, our executive officers are required to own the lesser of (x) 24,400 shares and (y) shares with an equivalent value of $4.0 million by the later of (i) September 2023 or (ii) five years from becoming an executive officer, and our non-employee directors are required to own the lesser of (x) 4,570 shares and (y) shares with an equivalent value of $750,000 by the later of (i) May 2025 or (ii) five years from becoming a non-employee director; provided, that non-employee directors who were serving as of May 2020 continue to be subject to the prior minimum stock ownership guidelines and are required to own the lesser of (x) 3,050 shares and (y) shares with an equivalent value of $500,000 by the later of (i) September 2023 or (ii) five years from becoming a non-employee director. The stock ownership guidelines also provide that if an executive officer or director’s stock ownership falls below the target ownership levels described above due to circumstances beyond his or her control (such as significant declines in our stock price), he or she will be limited to selling no more than 50% of shares acquired by him or her following the time that his or her stock ownership dropped below the target ownership levels (excluding any shares withheld by the company for purposes of satisfying applicable tax obligations) until such time as he or she has again achieved the applicable target ownership levels.
As of December 31, 2024, all of our executive officers and non-employee directors either met the applicable ownership threshold or were within the permitted time period to attain the required ownership. As our CEO and controlling shareholder, Mr. Zuckerberg currently has stock ownership significantly in excess of the required ownership threshold. As a result, our stock ownership guidelines provide that our compensation, nominating & governance committee will reassess appropriate ownership requirements applicable to Mr. Zuckerberg in his capacity as an executive officer if in the future his stock holdings fall below one percent of our total outstanding capital stock.
Clawback Policy
Our Compensation Recoupment Policy allows us to recoup certain incentive-based compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws. The Compensation Recoupment Policy is included as Exhibit 97.1 in our Annual Report on Form 10-K for the year ended December 31, 2024.
Restrictions on Transactions in Our Securities
We have adopted insider trading policies and procedures applicable to our directors, officers, employees, and other covered persons, and have implemented processes for the company, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. Our policies prohibit the following transactions: trading in futures and derivative securities and engaging in hedging activities relating to our securities, including exchange traded options, puts, calls, collars, forward sale contracts, equity swaps, exchange funds, or other arrangements or instruments designed to hedge or offset decreases in the market value of our securities; engaging in short sales of our securities; holding our securities in margin accounts; and pledging our securities as collateral for loans unless otherwise approved by our compensation, nominating & governance committee.
The compensation, nominating & governance committee and our board of directors have approved a framework for a pledging arrangement by Mark Zuckerberg that is designed to mitigate the risk of a forced stock sale. Under the terms of the arrangement, (i) the total number of shares of our common stock pledged must not exceed 20% of the total number of shares of our common stock beneficially owned by Mr. Zuckerberg, and (ii) the aggregate loan amount collateralized by such pledged shares must not exceed 5% of the fair market value of the total number of shares of our common stock beneficially owned by Mr. Zuckerberg at the time of any borrowing. In light of the considerations set forth above, we believe Mr. Zuckerberg's pledging arrangement does not pose a material risk to Meta or its shareholders.
In reviewing the pledging arrangement, our audit & risk oversight committee, compensation, nominating & governance committee, and board of directors considered the following factors, in addition to peer company practices and other relevant information regarding pledging arrangements: Mr. Zuckerberg's significant holdings in our common stock; the amount of the pledge as compared to the total value of common stock held by Mr. Zuckerberg; Mr. Zuckerberg's ability to repay the loan without recourse to the pledged shares; the fact that Mr. Zuckerberg receives a salary of only $1 per year and no bonus payments, equity awards, or other incentive compensation; and the fact that maintaining ownership over pledged shares promotes alignment between Mr. Zuckerberg's interests and the long-term interests of our shareholders.

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Pursuant to the approval by our compensation, nominating & governance committee and our board of directors, Mr. Zuckerberg previously pledged shares of our common stock to secure certain indebtedness. Mr. Zuckerberg has pledged 12,000,000 shares of Class B common stock, representing approximately 3.5% of the total shares beneficially owned by Mr. Zuckerberg and 0.5% of the total outstanding shares of our common stock, and approximately 2.1% of the total voting power of the outstanding shares of our common stock, in each case as of April 1, 2025.
Rule 10b5-1 Trading Plans
Our executive officers and directors are required to conduct all purchase or sale transactions under a trading plan established pursuant to Rule 10b5-1 under the Exchange Act. Through a Rule 10b5-1 trading plan, the executive officer or director contracts with a broker to buy or sell shares of our common stock on a periodic basis. The broker then executes trades pursuant to parameters established by the executive officer or director when entering into the plan, without further direction from them. The executive officer or director may amend or terminate the plan in specified circumstances. Our requirement to conduct all purchase or sale transactions under a Rule 10b5-1 trading plan generally includes transactions in shares held through trusts and other entities controlled by our executive officers and directors, but excludes certain transactions by venture capital investment entities that may be affiliated with our directors. Such requirements may be waived by our board of directors, compensation, nominating & governance committee, or compliance officer in consultation with legal counsel.

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2024 SUMMARY COMPENSATION TABLE
The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the named executive officers for services rendered to us for the years ended December 31, 2024, 2023, and 2022.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)
Mark Zuckerberg	2024	1	—	—	27,219,873(4)	27,219,874
Chief Executive Officer	2023	1	—	—	24,399,967(4)	24,399,968
	2022	1	—	—	27,110,417(4)	27,110,418
Susan Li	2024	946,731	877,826	21,671,642	124,289(5)	23,620,488
Chief Financial Officer	2023	871,154	980,049	21,493,046	111,958(5)	23,456,207
	2022	722,338	575,613	13,882,838	28,698(5)	15,209,487
Christopher K. Cox	2024	996,289	923,799	21,671,642	17,589(6)	23,609,319
Chief Product Officer	2023	936,346	1,053,392	21,493,046	24,175(6)	23,506,959
	2022	893,846	940,214	18,510,451	2,246,793(6)	22,591,304
Javier Olivan	2024	1,082,979(7)	1,015,293(7)	21,671,642	1,736,770(7)(8)	25,506,684
Chief Operating Officer	2023	1,104,234(7)	1,238,568(7)	21,493,046	1,722,640(7)(8)	25,558,488
	2022	987,046	786,552	18,510,451	983,115(8)	21,267,164
Andrew Bosworth	2024	985,385	923,799	21,671,642	14,000(9)	23,594,826
Chief Technology Officer	2023	936,346	1,053,392	21,493,046	11,250(9)	23,494,034
	2022	896,738	714,588	18,510,451	140,101(9)	20,261,878
(1)Reflects actual earnings for 2024, 2023, and 2022, which may differ from approved 2024, 2023, and 2022 base salaries due to the effective dates of salary increases and based on the timing that salary is paid pursuant to the company's payroll practices.
(2)The amounts reported in the "Bonus" column represent bonuses earned pursuant to our Bonus Plan. For more information about our executive officers' bonuses and our Bonus Plan, see the section entitled "—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Bonuses" above.
(3)The amounts reflect the aggregate grant date fair value of the RSUs computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. For additional information on the RSUs granted to our named executive officers in 2024, see the section entitled "—2024 Grants of Plan-Based Awards" below.
(4)The amounts reported include approximately $10,433,377, $9,431,139, and $14,829,245 in 2024, 2023, and 2022, respectively, for costs related to personal security for Mr. Zuckerberg at his residences and during personal travel pursuant to Mr. Zuckerberg's overall security program. The amounts reported for each year also include an annual pre-tax allowance of $14,000,000 in each of 2024 and 2023 and $10,000,000 in 2022 to cover additional costs related to Mr. Zuckerberg and his family’s personal security. The amounts reported also include approximately $2,585,583, $968,828, and $2,281,172 in 2024, 2023, and 2022, respectively, for costs related to personal usage of private aircraft and $200,913 in costs related to facilities improvements at the company’s property in 2024 to facilitate efficient travel. For purposes of reporting the value of personal usage of private aircraft in this table, we use costs provided by the applicable charter company, which include passenger fees, fuel, crew, and catering costs, or paid pursuant to our Time Sharing Arrangement. For more information regarding Mr. Zuckerberg's overall security program, annual security allowance, and personal usage of private aircraft, see the section entitled "—Compensation Discussion and Analysis—Perquisites and Other Benefits" above.
(5)The amounts reported include approximately $53,406, $47,685, and $14,000 in 2024, 2023, and 2022, respectively, for costs related to personal security services and $59,383, $53,023, and $4,448 in 2024, 2023, and 2022, respectively, for associated tax gross-ups for taxable personal security services; and $11,500, $11,250, and $10,250 in 2024, 2023, and 2022, respectively, in company 401(k) matching contributions.
(6)The amounts reported include approximately $6,089, $6,120, and $1,059,003 in 2024, 2023, and 2022, respectively, for costs related to personal security services and $6,805, and $1,177,540 in 2023 and 2022, respectively, for associated tax gross-ups for taxable personal security services; and $11,500, $11,250, and $10,250 in 2024, 2023, and 2022, respectively, in company 401(k) matching contributions.
(7)The amounts reported were calculated based on a USD-Euro exchange rate of 1.05485 and 1.09075 for 2024 and 2023, respectively, which was the December 2024 and December 2023 exchange rate used by Meta for financial reporting purposes, respectively.

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(8)The amounts reported include approximately $910,469, $903,139, and $472,744 in 2024, 2023, and 2022, respectively, for costs related to personal security services and $800,021, $785,023, and $500,121 in 2024, 2023, and 2022, respectively, for associated tax gross-ups for taxable personal security services; $26,279 and $30,058 in health insurance premiums in 2024 and 2023, respectively; $1,745 in an office setup stipend in 2023; and $2,675 and $10,250 in 2023 and 2022, respectively, in company 401(k) matching contributions.
(9)The amounts reported include approximately $58,880 for costs related to personal security services and $65,471 for associated tax gross-ups for taxable personal security services in 2022; $2,500 and $5,500 for a patent award in 2024 and 2022, respectively; and $11,500, $11,250, and $10,250 in 2024, 2023, and 2022, respectively, in company 401(k) matching contributions.
2024 GRANTS OF PLAN-BASED AWARDS TABLE
The following table presents, for each of the named executive officers, information concerning each grant of an equity award made during the year ended December 31, 2024. This information supplements the information about these awards set forth in the 2024 Summary Compensation Table.

Name	Approval Date	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Mark Zuckerberg	—	—	—	—
Susan Li	3/18/2024	3/20/2024	42,870(1)	21,671,642(2)
Christopher K. Cox	3/18/2024	3/20/2024	42,870(1)	21,671,642(2)
Javier Olivan	3/18/2024	3/20/2024	42,870(1)	21,671,642(2)
Andrew Bosworth	3/18/2024	3/20/2024	42,870(3)	21,671,642(2)
(1)The vesting condition was satisfied as to 1/16th of the total shares underlying the RSUs on May 15, 2024. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(2)Amounts reflect the grant date fair value of the RSUs of $505.52 per share, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer.
(3)1/16th of the total shares underlying the RSUs will vest on February 15, 2026. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

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2024 OUTSTANDING EQUITY AWARDS AT YEAR-END TABLE
The following table presents, for each of the named executive officers, information regarding outstanding RSUs held as of December 31, 2024.

Name	Stock Awards
	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested($)(2)
Mark Zuckerberg	—	—	—
Susan Li	3/20/2020	28,793 (3)	16,858,589
	3/22/2021	30,211(4)	17,688,843
	3/22/2021	1,181(5)	691,487
	3/21/2022	20,514(6)	12,011,152
	3/20/2023	61,119(7)	35,785,786
	3/20/2024	34,832(8)	20,394,484
Christopher K. Cox	3/22/2021	4,721(5)	2,764,193
	3/21/2022	27,352(6)	16,014,870
	3/20/2023	61,119(7)	35,785,786
	3/20/2024	34,832(8)	20,394,484
Javier Olivan	3/22/2021	4,721(5)	2,764,193
	3/21/2022	27,352(6)	16,014,870
	3/20/2023	61,119(7)	35,785,786
	3/20/2024	34,832(8)	20,394,484
Andrew Bosworth	3/20/2018	21,914(9)	12,830,866
	3/22/2021	18,882(10)	11,055,600
	3/21/2022	27,352(6)	16,014,870
	3/20/2023	61,119(7)	35,785,786
	3/20/2024	42,870(11)	25,100,814
(1)All of the outstanding equity awards described in the footnotes below were granted under our 2012 Equity Incentive Plan.
(2)Represents the market value of the shares underlying the RSUs as of December 31, 2024, based on the official closing price of our Class A common stock, as reported on The Nasdaq Global Select Market, of $585.51 per share on December 31, 2024.
(3)1/20th of the total shares underlying the RSUs vested on February 15, 2023. The remaining shares underlying the RSUs vest at a rate of 1/20th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(4)1/20th of the total shares underlying the RSUs vested on February 15, 2024. The remaining shares underlying the RSUs vest at a rate of 1/20th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(5)1/16th of the total shares underlying the RSUs vested on May 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(6)1/16th of the total shares underlying the RSUs vested on May 15, 2022. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(7)1/16th of the total shares underlying the RSUs vested on May 15, 2023. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(8)1/16th of the total shares underlying the RSUs vested on May 15, 2024. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(9)1/20th of the total shares underlying the RSUs vested on February 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/20th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(10)1/16th of the total shares underlying the RSUs vested on February 15, 2022. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

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(11)1/16th of the total shares underlying the RSUs will vest on February 15, 2026. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
2024 STOCK VESTED
The following table presents, for each of the named executive officers, the number of shares of our common stock acquired upon the vesting and settlement of RSUs during 2024 and the aggregate value realized upon the vesting and settlement of RSUs.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mark Zuckerberg	—	—
Susan Li	76,469	39,160,204
Christopher K. Cox	122,143	61,466,243
Javier Olivan	81,963	41,857,190
Andrew Bosworth	95,838	48,860,293
(1)    The aggregate value realized upon the vesting and settlement of an RSU represents the aggregate market price of the shares of our Class A common stock on the date of settlement.
EMPLOYMENT AGREEMENTS AND OFFER LETTERS
We have entered into employment agreements or offer letters with each of the named executive officers. These agreements provide for at-will employment and generally include the named executive officer's initial base salary, and an indication of eligibility for an annual cash incentive award opportunity. In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement.
Mark Zuckerberg
We entered into an amended and restated offer letter with Mr. Zuckerberg, our founder, Chairman, and CEO, effective January 2012. This offer letter agreement has no specific term and constitutes at-will employment. Mr. Zuckerberg's annual base salary as of December 31, 2024 was $1, and he is not eligible to receive bonus compensation under our Bonus Plan.
Susan Li
We entered into an offer letter with Ms. Li, our CFO, effective November 2022. The offer letter agreement has no specific term and constitutes at-will employment. Ms. Li's annual base salary as of December 31, 2024 was $945,000, and she is eligible to receive annual bonus compensation under our Bonus Plan.
Christopher K. Cox
We entered into an offer letter with Mr. Cox, our CPO, effective June 2020. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Cox's annual base salary as of December 31, 2024 was $995,000, and he is eligible to receive annual bonus compensation under our Bonus Plan.
Javier Olivan
We entered into an offer letter with Mr. Olivan, our COO, effective December 2022. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Olivan's annual base salary as of December 31, 2024 was approximately $1,091,770 (as calculated based on a USD-Euro exchange rate of 1.05485), and he is eligible to receive annual bonus compensation under our Bonus Plan.

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Andrew Bosworth
We entered into an offer letter with Mr. Bosworth, our CTO, effective March 2022. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Bosworth's annual base salary as of December 31, 2024 was $995,000, and he is eligible to receive annual bonus compensation under our Bonus Plan.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
None of our named executive officers is entitled to payments or acceleration of vesting with respect to equity awards held by such named executive officers in connection with a termination or a change in control. However, consistent with our policy that is generally applicable to all employees, the designated beneficiaries of each of our named executive officers are entitled to the cash-out of outstanding unvested RSUs upon his or her death (up to a maximum payout of $2,000,000 per officer). In addition, Mr. Olivan may be entitled to payments upon a termination of employment pursuant to applicable local law.
LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the Delaware General Corporation Law.
Our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers made or threatened to be made a party to an action or proceeding, by reason of the fact that he or she serves or served in such capacity at our request to the maximum extent not prohibited by the Delaware General Corporation Law or any other applicable law and allow us to indemnify other officers, employees, and other agents as set forth in the Delaware General Corporation Law or any other applicable law.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, executive officers, and other key employees, in addition to the indemnification provided for in our amended and restated certificate of incorporation, amended and restated bylaws and other applicable law. These agreements, among other things, require us to indemnify our directors, executive officers, and other key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines, and settlement amounts actually and reasonably incurred by such person in any action or proceeding arising out of their services to us, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request, including liability arising out of negligence or active or passive wrongdoing by the officer, director or employee. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers and key employees. We also maintain directors' and officers' liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage shareholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other shareholders. Further, a shareholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
CEO PAY RATIO
For the year ended December 31, 2024:
•the median of the annual total compensation of all employees of our company (other than our CEO) was $417,400; and
•the annual total compensation of our CEO was $27,219,874.
Based on this information, for 2024, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 65:1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

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As permitted by SEC rules, to identify our median employee for 2024, we selected total direct compensation as our consistently applied compensation measure, which we calculated as actual salary paid to our employees for 2024 (including overtime for hourly employees), actual bonus or sales commission earned by our employees in 2024, and the value of equity awards granted to our employees in 2024. Further, we used October 31, 2024 to determine our employee population and used the consistently applied compensation measure as described above to determine our median employee. In determining this population, we included all worldwide full-time and part-time employees other than our CEO. We did not include any contractors or workers employed through a third-party provider in our employee population. For employees paid in other than U.S. dollars, we converted their compensation to U.S. dollars using the exchange rates used by us for various purposes in effect on October 31, 2024.
Based on this approach, we selected the individual who represented the median employee for 2024. We then calculated the annual total compensation for this individual using the same methodology we used for our named executive officers in our 2024 Summary Compensation Table. Although we identified a new median employee for 2024, our calculation methodology for 2024 was the same methodology used to calculate our 2023 pay ratio.
During 2024, Mr. Zuckerberg served as our CEO, and per his request received $1 in salary. He does not participate in our Bonus Plan nor did he receive any equity awards. Therefore, the substantial majority of his annual total compensation as reported in our 2024 Summary Compensation Table consisted of costs related to personal security for Mr. Zuckerberg at his residences and during personal travel pursuant to his overall security program, his annual security allowance, and costs related to personal usage of private aircraft. For more information regarding these matters, see the section entitled "Executive Compensation—Compensation Discussion and Analysis—Perquisites and Other Benefits" above.
PAY VERSUS PERFORMANCE
Pay Versus Performance Table
The following table sets forth the compensation for our Principal Executive Officer (PEO) and the average compensation for our other non-PEO named executive officers, both as reported in our 2024 Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of 2024, 2023, 2022, 2021, and 2020. The table also provides information on our cumulative total shareholder return (TSR), the cumulative TSR of our peer group, net income, and revenue.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4) ($)	Total Shareholder Return(5) ($)	Peer Group Total Shareholder Return(5) ($)	Net Income (in millions)(6) ($)	Company Selected Measure: Revenue (in millions)(7) ($)
2024	27,219,874	27,219,874	24,082,829	67,256,620	286.35	276.71	62,360	164,501
2023	24,399,968	24,399,968	24,003,922	77,536,724	172.45	213.58	39,098	134,902
2022	27,110,418	27,110,418	22,143,280	(35,363,497)	58.63	134.83	23,200	116,609
2021	26,823,061	26,823,061	28,767,166	50,016,225	163.87	197.74	39,370	117,929
2020	25,288,265	25,288,265	31,657,818	68,218,615	133.09	148.57	29,146	85,965
(1)Compensation for our PEO, Mark Zuckerberg, reflects the amounts reported in the section entitled “—2024 Summary Compensation Table” above for the respective years.
(2)Compensation “actually paid” to Mr. Zuckerberg equals the Summary Compensation Table total for Mr. Zuckerberg because his compensation for each applicable year was $1 in base salary and the remaining portion was “All Other Compensation.”
(3)Average compensation for non-PEO named executive officers (non-PEOs) reflects the average of the amounts reported in the Summary Compensation Table for the following named executive officers in each respective year: (i) in 2024 and 2023, Susan Li, Christopher K. Cox, Javier Olivan, and Andrew Bosworth, (ii) in 2022, Ms. Li, Mr. Olivan, Mr. Bosworth, Mr. Cox, Sheryl K. Sandberg, and David M. Wehner, (iii) in 2021, Ms. Sandberg, Mr. Wehner, Mr. Cox, and Marne Levine, and (iv) in 2020, Ms. Sandberg, Mr. Wehner, Mike Schroepfer, and Mr. Cox.
(4)Average compensation “actually paid” to our non-PEOs equals the respective totals set forth in the "Average Summary Compensation Table Total for Non-PEO Named Executive Officers" column after the adjustments set forth in the table below:

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Year	Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	Plus Year-End Fair Value of Outstanding and Unvested Awards Granted in the Covered Year	Plus Year over Year Change in Fair Value of Outstanding and Unvested Awards Granted in Prior Years	Plus Fair Value as of Vesting Date of Awards Granted and Vested in the Covered Year	Plus Year over Year Change in Fair Value of Awards Granted in Prior Years that Vested in the Covered Year	Less Fair Value of Awards Forfeited during the Covered Year	Less Fair Value of Incremental Dividends or Earnings Paid on Awards
Non-PEOs 2024	21,671,642	21,571,067	26,481,737	3,166,549	13,626,080	—	—
Fair values set forth in the table above are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date.
(5)TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2024, 2023, 2022, 2021, and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group for purposes of this table for each of 2024, 2023, 2022, 2021, and 2020 is the same as our Peer Group as set forth above in the section entitled "—Compensation Discussion and Analysis—Compensation-Setting Process" except for 2020, which included ViacomCBS, which was removed in 2021 as it no longer met the minimum criteria described in such section.
(6)Reflects “Net Income” in our consolidated statements of income included in our Annual Reports on Form 10-K for each of the years ended December 31, 2024, 2023, 2022, 2021, and 2020.
(7)Reflects “Revenue” in our consolidated statements of income included in our Annual Reports on Form 10-K for each of the years ended December 31, 2024, 2023, 2022, 2021, and 2020.
Tabular List of Performance Measures
The following table sets forth the financial performance measure that we use to link compensation actually paid to our named executive officers to the company’s performance, as further described below.

Financial Performance Measure
Revenue
Analysis of the Information Presented in the Pay Versus Performance Table
Our executive compensation program continues to be heavily weighted towards equity compensation with service-based vesting, with cash compensation that is generally below market relative to executive cash compensation at our peer companies. We believe that equity compensation offers the best vehicle to focus our executive officers on our mission and the successful pursuit of our company priorities, and to align their interests with the long-term interests of our shareholders. Our Bonus Plan provides variable cash incentives that are designed to motivate our executive officers to focus on company priorities. Our Bonus Plan design does not have specific financial performance metrics and the company priorities are not assigned any specific weighting or dollar amount of the target bonus. Our compensation, nominating & governance committee takes a holistic view of company priorities and performance when determining payout levels for our executive officers. In 2024, our compensation, nominating & governance committee took into account the company's financial performance, and in particular revenue, when determining the company performance percentage for payouts under the Bonus Plan. However, as described above, company financial performance was not assigned any specific metrics or weighting or dollar amount of the target bonus. See the section entitled "—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Bonuses" for more information.
Compensation Actually Paid vs. Revenue
The following graph illustrates the relationship between (i) compensation actually paid to our PEO and non-PEOs and (ii) our revenue for the fiscal years ended on December 31, 2024, 2023, 2022, 2021, and 2020:

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Compensation Actually Paid vs. Revenue
(in millions)
$200
$100
$0
-$100
$200,000
$100,000
$0
-$100,000
Compensation Actually Paid
Revenue
2020
2021
2022
2023
2024
PEO Compensation Actually Paid
Non-PEOs Average Compensation Actually Paid
Revenue

Compensation Actually Paid vs. Net Income
The following graph illustrates the relationship between (i) compensation actually paid to our PEO and non-PEOs and (ii) our net income for the fiscal years ended on December 31, 2024, 2023, 2022, 2021, and 2020:

Compensation Actually Paid vs. Net Income
(in millions)
$200
$100
$0
-$100
$100,000
$0
-$100,000
Compensation Actually Paid
Net Income
2020
2021
2022
2023
2024
PEO Compensation Actually Paid
Non-PEOs Average Compensation Actually Paid
Net Income

Compensation Actually Paid vs. Company TSR
The following graph illustrates the relationship between (i) compensation actually paid to our PEO and non-PEOs and (ii) company TSR for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2024, 2023, 2022, 2021, and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K:

Compensation Actually Paid vs. Company TSR
(in millions, except Company TSR)
Compensation Actually Paid
Total Shareholder Return
$200
$100
$0
-$100
$300
$250
$200
$150
$100
$50
12/31/2019
12/31/2020
12/31/2021
12/31/2022
12/31/2023
12/31/2024
PEO Compensation Actually Paid
Non-PEOs Average Compensation Actually Paid
Company TSR

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Company TSR vs. Peer Group TSR
The following graph illustrates the relationship between (i) company TSR and (ii) Peer Group TSR, each calculated for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2024, 2023, 2022, 2021, and 2020, respectively, and calculated in accordance with Item 201(e) of Regulation S-K:
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes compensation plans under which our equity securities are authorized for issuance as of December 31, 2024.

Plan Category	(a) Total Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(2)	122,632,145	N/A	482,623,871
Equity compensation plans not approved by security holders	N/A	N/A	N/A
(1)The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price. Other than RSUs, there were no outstanding options, warrants, or rights under our equity compensation plans as of December 31, 2024.
(2)Consists of our 2012 Equity Incentive Plan, as effective on December 31, 2024. RSUs granted under our 2012 Equity Incentive Plan settle into shares of our Class A common stock.
We grant equity-based compensation in the form of RSUs, which generally vest over four years, as part of our total rewards strategy to create an ownership culture and align the interests of employees with shareholders. Upon vesting, each share of our Class A common stock is entitled to one vote.

	RSUs Outstanding as of December 31, 2024 (in thousands)	Shares Acquired on Vesting of RSUs in 2024 (in thousands)
Chief Executive Officer	—	—
Other Named Executive Officers	605	376
Non-Employee Directors	14	15
All Other Employees	122,013	64,377

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SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act), and the rules of the Securities and Exchange Commission (SEC) require our directors, executive officers, and persons who own more than 10% of our Class A common stock to file reports of their ownership and changes in ownership of our Class A common stock with the SEC. Based solely on our review of the reports filed during 2024 and questionnaires from our directors and executive officers, we determined that no director, executive officer, or beneficial owner of more than 10% of our Class A common stock failed to file a report on a timely basis during 2024.
Report of the Compensation, Nominating & Governance Committee
This report of the compensation, nominating & governance committee is required by the Securities and Exchange Commission (SEC) and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (Securities Act), or under the Securities Exchange Act of 1934, as amended (Exchange Act), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.
The compensation, nominating & governance committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation, nominating & governance committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE
Peggy Alford (Chair)
Marc L. Andreessen
Andrew W. Houston
Tony Xu

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Director Compensation
NON-EMPLOYEE DIRECTOR COMPENSATION ARRANGEMENTS
Our board of directors and shareholders have adopted a Director Compensation Policy that sets out the annual compensation for our non-employee directors and is designed to attract and retain highly qualified non-employee directors, which we believe is critical to our long-term success. Our Director Compensation Policy provides for cash retainers, excess meeting fees, initial equity grants upon joining our board of directors, and annual equity grants. We believe our Director Compensation Policy allows us to appropriately compensate directors for:
•the heavy workload resulting from an increase in the number of board and committee meetings over the past several years, and the significant responsibilities of the various committees of our board of directors;
•the external scrutiny faced by our non-employee directors, which is expected to be ongoing; and
•service in demanding board leadership roles, such as our Lead Independent Director and committee chairs.
On an annual basis, our compensation, nominating & governance committee reviews and makes recommendations to our board of directors regarding our non-employee director compensation arrangements, and our board of directors reviews and approves non-employee director compensation. As part of this review, our compensation, nominating & governance committee considers our directors' responsibilities and time commitment, as well as information regarding director compensation paid at peer companies, including an evaluation by its independent compensation consultant, Compensia, Inc.
CASH COMPENSATION
The following table presents the annual cash retainers payable to non-employee members of our board of directors in 2024 under our Director Compensation Policy:

Annual Cash Retainers
Annual retainer for service as a member of our board of directors	$50,000
Additional annual retainer for service as Lead Independent Director	$150,000
Additional annual retainers for service on committees of our board of directors
Chair of our audit & risk oversight committee	$50,000
Non-chair member of our audit & risk oversight committee	$20,000
Chair of our compensation, nominating & governance committee	$25,000
Non-chair member of our compensation, nominating & governance committee	$10,000
Chair of our privacy & product compliance committee	$50,000
Non-chair member of our privacy & product compliance committee	$20,000
Each of these cash retainers is paid on a quarterly basis in advance of service for each quarter. Annual cash retainers for new non-employee directors who join our board of directors between our annual meetings of shareholders are prorated during a director's first year of service.
In addition, each non-employee member of our board of directors (other than Mr. Andreessen) who attends more than four meetings of our board of directors or more than four meetings of any standing committee in a calendar year (in each case beginning in 2020) receives an excess meeting fee of $4,000 for attendance at each meeting of our board of directors and applicable committee after the fourth meeting within such calendar year. Excess meeting fees are paid promptly following the end of such calendar year.
Mr. Andreessen irrevocably waived the increases in cash and equity compensation beginning in 2020, and therefore is granted cash compensation on the same terms as his cash compensation during 2019.
EQUITY COMPENSATION
Annual Equity Grants

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Members of our board of directors as of the date of our annual meeting of shareholders are also eligible to receive an annual grant of RSUs with an initial equity value of $375,000 (including directors who join the board of directors on the date of such annual meeting, but excluding Mr. Andreessen). Mr. Andreessen, who irrevocably waived the increases in cash and equity compensation beginning in 2020, is eligible to receive an annual grant of RSUs with an initial equity value of $300,000. These awards are approved each year automatically on the later of June 1 or the date of our annual meeting of shareholders for the particular year. These awards will vest fully on the earlier of (i) May 15 of the following year or (ii) the date of our annual meeting of shareholders of the following year if the director does not stand for re-election or is not re-elected at such annual meeting, so long as the recipient is a director on such date.
In 2024, following our annual meeting of shareholders, we made an annual grant of 802 RSUs to each non-employee director (other than Mr. Andreessen), which was based on an initial equity value of $375,000. In addition, we made an annual grant of 642 RSUs to Mr. Andreessen based on an initial equity value of $300,000.
Initial Equity Grants
New non-employee directors who join our board of directors between our annual meetings of shareholders are eligible to receive a one-time grant of RSUs at the time of their appointment with an initial equity value equal to the value of our annual grant of RSUs to our non-employee directors ($375,000), prorated for service from the date of their appointment through the next occurring May 15. These awards will vest fully on the earlier of (i) the next occurring May 15 or (ii) the date of our annual meeting of shareholders of the following year if the director does not stand for re-election or is not re-elected at such annual meeting, so long as the recipient is a director on such date. In addition, each new non-employee director who joins our board of directors is eligible to receive a one-time grant of RSUs at the time of their appointment with an initial equity value equal to $1 million. These awards will vest over approximately a four-year period in 16 equal quarterly installments.
ANNUAL LIMIT ON DIRECTOR COMPENSATION
Our Director Compensation Policy limits aggregate compensation (including both cash and equity-based compensation) payable to each non-employee director to $1,000,000 per year, except during such non-employee director's first year of service on our board of directors, in which case, such limit is $2,000,000 to account for the receipt of the initial equity grants to new non-employee directors (Director Compensation Limit).
DIRECTOR SECURITY
In light of the high level of scrutiny and elevated threat level faced by our company and our directors, from time to time, we may provide personal security services to our non-employee directors and related tax gross-ups. As such services are non-compensatory in nature, they are not taken into consideration for any reason pursuant to our Director Compensation Policy, including when determining whether a non-employee director's compensation exceeds the Director Compensation Limit in any fiscal year.
DIRECTOR DEFERRED COMPENSATION PLAN
In December 2022, our board of directors adopted the Meta Platforms, Inc. Deferred Compensation Plan for Non-Employee Directors (Deferred Compensation Plan), pursuant to which our non-employee directors may elect to defer all or a portion of their cash fees (including annual retainers and meeting fees) and/or grants of RSUs. The deferred cash fees will be deferred into one or more investment funds offered under the Deferred Compensation Plan and the RSUs will be treated as deferred RSUs that continue to be settled in our Class A common stock. Amounts deferred under the Deferred Compensation Plan shall be paid or settled, at the election of the director, following either (i) the non-employee director’s separation from service or (ii) a specified date, and in either (i) a lump sum or (ii) up to 10 equal annual installments. For 2024, Mr. Arnold and Ambassador Kimmitt elected to defer eligible cash fees and RSUs granted in 2024, in each case pursuant to the Deferred Compensation Plan.
STOCK OWNERSHIP GUIDELINES AND TRANSACTIONS IN OUR SECURITIES
Our directors are also subject to stock ownership guidelines and certain prohibitions on transactions in our securities. For more information, see "Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines and Transactions in Our Securities."

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2024 DIRECTOR COMPENSATION
The following table presents the total compensation for each person who served as a non-employee member of our board of directors during 2024. Mr. Zuckerberg did not receive compensation for his service as an employee director in 2024. Total compensation for Mr. Zuckerberg for his service during 2024 is presented in "Executive Compensation—2024 Summary Compensation Table" below.

Director Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Peggy Alford(3)	207,000	406,317	1,815,089(4)	2,428,406
Marc L. Andreessen(5)	50,000	325,256	—	375,256
John Arnold(6)	113,731	1,825,009	—	1,938,740
John Elkann(7)	272	—	—	272
Andrew W. Houston(8)	108,000	406,317	—	514,317
Nancy Killefer(9)	188,000	406,317	—	594,317
Robert M. Kimmitt(10)	252,000	406,317	—	658,317
Sheryl Sandberg(11)	20,604	—	—	20,604
Charles Songhurst(12)	272	—	—	272
Hock E. Tan(13)	101,731	1,825,009	—	1,926,740
Tracey T. Travis(14)	164,000	406,317	—	570,317
Dana White(15)	272	—	—	272
Tony Xu(16)	108,000	406,317	—	514,317
(1)Amounts include applicable annual cash retainers and excess meeting fees under our Director Compensation Policy, as more fully described above.
(2)Amounts reflect the aggregate grant date fair value of the RSUs granted in 2024, computed in accordance with Financial Accounting Standards Board ASC Topic 718 (ASC 718). This amount does not reflect the actual economic value realized by the director.
(3)As of December 31, 2024, Ms. Alford held 802 RSUs, which will vest on May 15, 2025 so long as Ms. Alford is a member of our board of directors on such date.
(4)The amounts reported include approximately $833,126 for costs related to personal security services and $981,963 for an associated tax gross-up for taxable personal security services in 2024.
(5)As of December 31, 2024, Mr. Andreessen held 642 RSUs, which will vest on May 15, 2025 so long as Mr. Andreessen is a member of our board of directors on such date.
(6)As of December 31, 2024, Mr. Arnold held (i) 802 RSUs, which will vest on May 15, 2025 so long as Mr. Arnold is a member of our board of directors on such date, and the settlement of which will be deferred pursuant to the Deferred Compensation Plan; and (ii) 2,174 RSUs, which vest in equal quarterly installments over approximately four years from the date of grant so long as Mr. Arnold is a member of our board of directors through the applicable vesting date, and the settlement of which will be deferred pursuant to the Deferred Compensation Plan beginning on May 15, 2025.
(7)Mr. Elkann was elected to our board of directors effective December 30, 2024.
(8)As of December 31, 2024, Mr. Houston held 802 RSUs, which will vest on May 15, 2025 so long as Mr. Houston is a member of our board of directors on such date.
(9)As of December 31, 2024, Ms. Killefer held 802 RSUs, which will vest on May 15, 2025 so long as Ms. Killefer is a member of our board of directors on such date.
(10)As of December 31, 2024, Ambassador Kimmitt held 802 RSUs, which will vest on May 15, 2025 so long as Ambassador Kimmitt is a member of our board of directors on such date, and the settlement of which will be deferred pursuant to the Deferred Compensation Plan.
(11)Ms. Sandberg served on our board of directors until our annual meeting of shareholders in May 2024.
(12)Mr. Songhurst was elected to our board of directors effective December 30, 2024.
(13)As of December 31, 2024, Mr. Tan held (i) 802 RSUs, which will vest on May 15, 2025 so long as Mr. Tan is a member of our board of directors on such date; and (ii) 2,174 RSUs, which vest in equal quarterly installments over approximately four years from the date of grant so long as Mr. Tan is a member of our board of directors through the applicable vesting date.
(14)As of December 31, 2024, Ms. Travis held 802 RSUs, which will vest on May 15, 2025 so long as Ms. Travis is a member of our board of directors on such date.
(15)Mr. White was elected to our board of directors effective December 30, 2024.
(16)As of December 31, 2024, Mr. Xu held (i) 802 RSUs, which will vest on May 15, 2025 so long as Mr. Xu is a member of our board of directors on such date; and (ii) 945 RSUs, which vest in equal quarterly installments over approximately four years from the date of grant so long as Mr. Xu is a member of our board of directors through the applicable vesting date.

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Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2025, for:
•each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock;
•each of our directors and director nominees;
•each of our named executive officers; and
•all of our current directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (SEC). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the following table have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 2,181,270,402 shares of Class A common stock and 343,179,151 shares of Class B common stock outstanding at April 1, 2025. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, restricted stock units (RSUs) or other convertible securities held by that person that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of April 1, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the following table is c/o Meta Platforms, Inc., 1 Meta Way, Menlo Park, California 94025.

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Name of Beneficial Owner	Shares Beneficially Owned				% of Total Voting Power(1)
	Class A		Class B
	Shares	%	Shares	%
Named Executive Officers, Directors, and Nominees:
Mark Zuckerberg(2)	141,000	*	342,606,985	99.8	61.0
Susan Li(3)	125,163	*	—	—	*
Christopher K. Cox(4)	360,632	*	—	—	*
Javier Olivan(5)	133,866	*	—	—	*
Andrew Bosworth(6)	102,070	*	—	—	*
Peggy Alford(7)	5,324	*	—	—	*
Marc L. Andreessen(8)	48,773	*	—	—	*
John Arnold(9)	1,893	*	—	—	*
Patrick Collison	—	—	—	—	—
John Elkann(10)	356	*	—	—	*
Andrew W. Houston(11)	12,161	*	—	—	*
Nancy Killefer(12)	12,244	*	—	—	*
Robert M. Kimmitt(13)	10,179	*	—	—	*
Dina Powell McCormick	—	—	—	—	—
Charles Songhurst(14)	356	*	—	—	*
Hock E. Tan(15)	1,559	*	—	—	*
Tracey T. Travis(16)	12,244	*	—	—	*
Dana White(17)	356	*	—	—	*
Tony Xu(18)	6,913	*	—	—	*
All current executive officers and directors as a group (20 persons)(19)	1,022,072	*	342,606,985	99.8	61.1
Other 5% Shareholders:
Entities affiliated with BlackRock(20)	157,849,942	7.2	—	—	2.8
Entities affiliated with FMR LLC(21)	134,012,721	6.1	—	—	2.4
Entities affiliated with Vanguard(22)	186,347,527	8.5	—	—	3.3
*    Less than 1%.
(1)Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.
(2)Consists of (i) 3,388,097 shares of Class B common stock held of record by Mark Zuckerberg, Trustee of The Mark Zuckerberg Trust dated July 7, 2006 (2006 Trust); (ii) 141,000 shares of Class A common stock held of record by Mark Zuckerberg, Trustee and Settlor of the Chan Zuckerberg Initiative Foundation (CZIF); (iii) 192,874,288 shares of Class B common stock held of record by CZI Holdings, LLC (CZI); (iv) 34,344,500 shares of Class B common stock held of record by Chan Zuckerberg Holdings LLC (CZ Holdings); (v) 12,000,000 shares of Class B common stock held of record by CZI Holdings I, LLC (CZI I); (vi) 50,000,000 shares of Class B common stock held of record by Chan Zuckerberg Holdings II, LLC (CZ Holdings II); (vii) 50,000,000 shares of Class B common stock held of record by Chan Zuckerberg Holdings III, LLC (CZ Holdings III); and (viii) 100 shares of Class B common stock held of record by CZ Management, LLC (CZ Management). The shares held by CZI I have been pledged as collateral to secure certain indebtedness as further described in the section entitled "Compensation Discussion and Analysis—Restrictions on Transactions in Our Securities." The 2006 Trust is the sole member of CZI. Mr. Zuckerberg is the sole trustee of the 2006 Trust and, therefore, is deemed to have sole voting and investment power over the securities held by CZI. CZ Holdings, CZI I, CZ Holdings II, CZ Holdings III and CZ Management are beneficially owned by Mr. Zuckerberg, and Mr. Zuckerberg is deemed to have sole voting and investment power over the securities held by CZ Holdings, CZI I, CZ Holdings II, CZ Holdings III and CZ Management. Mr. Zuckerberg has sole voting and investment power over the securities held by CZIF, but no pecuniary interest in these securities.
(3)Consists of (i) 65,812 shares of Class A common stock held of record by Ms. Li and her spouse, Co-Trustees of The Li-Hegeman Living Trust u/t/a dated November 30, 2012; (ii) 22,988 shares of Class A common stock held of record by The Li-Hegeman Family Foundation, for which Ms. Li and her spouse share voting and investment power; (iii) 19,641 shares of Class A common stock issuable upon the settlement of RSUs releasable to Ms. Li within 60 days of April 1, 2025; and (iv) 16,722 shares of Class A common stock issuable upon the settlement of RSUs releasable to Ms. Li's spouse within 60 days of April 1, 2025. Ms. Li may be deemed to share voting and investment power over the securities held by her spouse. Ms. Li disclaims beneficial ownership over the securities held by her spouse.

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(4)Consists of (i) 288,686 shares of Class A common stock held of record by Christopher K. Cox, Trustee of the Christopher K. Cox Revocable Trust; (ii) 55,046 shares of Class A common stock held of record by Christopher K. Cox and his spouse, Co-Trustees of The Cox-Vadakan Irrevocable Remainder Trust; and (iii) 16,900 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Cox within 60 days of April 1, 2025.
(5)Consists of (i) 6,230 shares of Class A common stock held of record by Mr. Olivan; (ii) 8,622 shares of Class A common stock held of record by Mr. Olivan, manager of Olivan D LLC; (iii) 2,999 shares of Class A common stock held of record by Mr. Olivan and his spouse, managers of Olivan Reinhold D LLC; (iv) 8,622 shares of Class A common stock held of record by Mr. Olivan's spouse, manager of Reinhold D LLC; (v) 90,493 shares of Class A common stock held of record by Mr. Olivan and his spouse, Co-Trustees of the Olivan Reinhold Family Revocable Trust u/a/d 10/16/12; and (vi) 16,900 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Olivan within 60 days of April 1, 2025.
(6)Consists of (i) 11,321 shares of Class A common stock held of record by Mr. Bosworth; (ii) 66,329 shares of Class A common stock held of record by Mr. Bosworth, Trustee of the Andrew Bosworth Living Trust; and (iii) 24,420 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Bosworth within 60 days of April 1, 2025.
(7)Consists of (i) 4,522 shares of Class A common stock held of record jointly by Ms. Alford and her spouse, Trustees of the Alford Family Revocable Trust; and (ii) 802 shares of Class A common stock issuable upon the settlement of RSUs releasable to Ms. Alford within 60 days of April 1, 2025.
(8)Consists of (i) 48,131 shares of Class A common stock held of record by the LAMA Community Trust (LAMA); and (ii) 642 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Andreessen within 60 days of April 1, 2025. Mr. Andreessen and his spouse are the trustees of LAMA and may be deemed to share voting and investment power over the securities held by LAMA. The address for Mr. Andreessen is c/o Andreessen Horowitz, 2865 Sand Hill Road, Suite 101, Menlo Park, California 94025.
(9)Consists of (i) 924 shares of Class A common stock held of record by Mr. Arnold; and (ii) 969 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Arnold within 60 days of April 1, 2025. Mr. Arnold has elected to defer certain RSUs pursuant to our Deferred Compensation Plan as further described in the section entitled "Director Compensation."
(10)Consists of 356 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Elkann within 60 days of April 1, 2025.
(11)Consists of (i) 11,359 shares of Class A common stock held of record by Mr. Houston; and (ii) 802 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Houston within 60 days of April 1, 2025.
(12)Consists of (i) 11,442 shares of Class A common stock held of record by Ms. Killefer; and (ii) 802 shares of Class A common stock issuable upon the settlement of RSUs releasable to Ms. Killefer within 60 days of April 1, 2025.
(13)Consists of (i) 9,945 shares of Class A common stock held of record by Ambassador Kimmitt; and (ii) 234 shares of Class A common stock issuable upon the settlement of RSUs releasable to Ambassador Kimmitt within 60 days of April 1, 2025. Ambassador Kimmitt has elected to defer certain RSUs pursuant to our Deferred Compensation Plan as further described in the section entitled "Director Compensation."
(14)Consists of 356 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Songhurst within 60 days of April 1, 2025.
(15)Consists of (i) 590 shares of Class A common stock held of record by Mr. Tan; and (ii) 969 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Tan within 60 days of April 1, 2025.
(16)Consists of (i) 11,442 shares of Class A common stock held of record by Ms. Travis; and (ii) 802 shares of Class A common stock issuable upon the settlement of RSUs releasable to Ms. Travis within 60 days of April 1, 2025.
(17)Consists of 356 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. White within 60 days of April 1, 2025.
(18)Consists of (i) 5,922 shares of Class A common stock held of record by Mr. Xu; and (ii) 991 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Xu within 60 days of April 1, 2025.
(19)Consists of (i) 902,686 shares of Class A common stock; (ii) 342,606,985 shares of Class B common stock; and (iii) 119,386 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 1, 2025.
(20)Based on information reported by BlackRock, Inc. on Schedule 13G/A filed with the SEC on February 12, 2024, BlackRock, Inc. reported that it has sole dispositive power with respect to all shares and sole voting power with respect to 142,976,542 shares. BlackRock, Inc. listed its address as 50 Hudson Yards, New York, New York 10001.
(21)Based on information reported by FMR LLC on Schedule 13G/A filed with the SEC on February 9, 2024, FMR LLC reported that it has sole dispositive power with respect to all shares and sole voting power with respect to 127,679,291 shares. FMR LLC listed its address as 245 Summer Street, Boston, Massachusetts 02210.
(22)Based on information reported by The Vanguard Group on Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group reported that it has sole dispositive power with respect to 176,798,346 shares, shared dispositive power with respect to 9,549,181 shares, and shared voting power with respect to 2,961,386 shares. The Vanguard Group listed its address as 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

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Shareholder Proposals
Proposals Six through Fourteen (the Shareholder Proposals) are proposals we received from our shareholders. If the proponents of these proposals, or representatives who are qualified under state law, are present at our Annual Meeting and submit the proposals for a vote, then the proposals will be voted upon.
The text of the Shareholder Proposals and supporting statements appear exactly as received from the proponents unless otherwise noted. All statements contained in the Shareholder Proposals and supporting statements are the sole responsibility of the proponents. The Shareholder Proposals may contain assertions about our company or other matters that we believe are incorrect, but we have not attempted to refute all such assertions. The response from our board of directors and the recommendation on each proposal is presented immediately following each proposal.
Information contained on or accessible through any website links included in the Shareholder Proposals, supporting statements, and the responses from our board of directors is not incorporated in, and does not constitute a part of, this proxy statement. Each Shareholder Proposal is required to be voted on at our Annual Meeting only if properly presented.
Meta has a robust shareholder engagement program in which our board of directors and management team discuss key topics, including corporate governance, content governance, platform safety, and human capital management, with our institutional investors. The board of directors, in considering how to respond and recommend that shareholders vote on each proposal, takes into account a number of factors, including engagement dialogue between the proponents and the company; the expressed preferences of our shareholders; the company's current practices; whether in their judgment a proposal is in the best interests of the company; the cost, feasibility and risks associated with implementation of the shareholder proposal request; prior shareholder support for related topics; and peer and market practices. Incorporating these factors, and taking into account discussion with members of our senior management and internal subject matter experts, our board of directors has considered each of the Shareholder Proposals listed below and recommends voting AGAINST each of them for the reasons set forth in their response statements.
We will promptly provide our shareholders with the name, address, and, to our knowledge, the number of voting securities held by the proponents of the Shareholder Proposals, upon receiving a written request sent to us by one of the following ways: (1) via mail directed to: Meta Platforms, Inc., 1 Meta Way, Menlo Park, California 94025, Attention: Secretary, with a copy via email to CorporateSecretary@meta.com, or (2) via email only delivered to our Secretary at CorporateSecretary@meta.com.
Proposal Six: Shareholder Proposal Regarding Dual Class Capital Structure
The proponents of this resolution are lead filer Northstar Asset Management, Inc. Funded Pension Plan and co-filer Mercy Investment Services, Inc.
Give Each Share an Equal Vote
RESOLVED:
Shareholders request that our Board take all practicable steps in its control to initiate and adopt a recapitalization plan for all outstanding stock to have one vote per share. We recommend that this be done through a phase-out process in which the board would, within seven years or other timeframe justified by the board, establish fair and appropriate mechanisms through which disproportionate rights of Class B shareholders could be eliminated. This is not intended to unnecessarily limit our Board's judgment in crafting the requested change in accordance with applicable laws and existing contracts.
SUPPORTING STATEMENT:
Since its creation, Meta Platforms ("Meta"), formerly Facebook, has faced numerous headline-grabbing scandals and controversies that have resulted in immense material loss. This includes the loss of users, decline in user confidence, and stock price drops that wiped off “more than $119bn … [from] Facebook’s market value”1 in one day. Shareholders believe that proper governance reforms are needed to help the company avoid future scandals.
1 https://www.theguardian.com/technology/2018/jul/26/facebook-market-cap-falls-109bn-dollars-after-growth-shock

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The list of controversies and allegations include criticism for “lax position on political lies,” misinformation, data breaches, censoring of and retaliation against employees2, damages to child mental health, failing to prevent its platforms from being used to incite violence, and more.
CEO Mark Zuckerberg, who currently controls the majority of the shareholder vote while owning only 14% of the economic value of the firm, dictates the course of the company. In testimony before the Senate, whistleblower Frances Haugen alleged that “there is no one currently holding Zuckerberg accountable but himself.”3
Persistent scandals continue to plague our company who was recently fined 1.3 billion dollars by the European Union, the latest in a decades long data privacy case involving weak protections for users’ personal information.4 Just a few weeks ago the European Union also fined our company 800 million euros for antitrust violations involving Marketplace online advertisements. An investigation found that our company exploited its market position and engaged in anti-competitive conduct.5 The Company has said it will appeal the decision.
Given the company’s history of issues with protecting user privacy, strong company governance is critical as Meta moves forward into the increasingly complex virtual landscape. Without equal voting rights, shareholders cannot hold management accountable to good governance. Governance experts support the recapitalization sought by this proposal: the Council for Institutional Investors (CII) recommends a seven-year phase-out of dual class share offerings and the International Corporate Governance Network supports CII’s recommendation.
Outside shareholders have repeatedly widely supported this proposal as evident by their 84% support for this proposal in 2024.
We urge shareholders to vote FOR a recapitalization plan for all outstanding stock to have one vote per share.
META BOARD RESPONSE

•Our board of directors evaluates Meta’s capital structure on a regular basis and continues to believe that our current capital structure is in the best interest of the company and its shareholders.
•Our current capital structure allows our board of directors and management team to focus on the long term.
•Our board of directors provides robust independent oversight and ensures that the interests of our shareholders are considered.
•The requested change to our capital structure is unnecessary and is not in the best interest of Meta and its shareholders at this time.

Our board of directors evaluates Meta’s capital structure on a regular basis and continues to believe that our current capital structure is in the best interest of the company and its shareholders.
The compensation, nominating & governance committee is responsible for reviewing, assessing, and considering evolving corporate governance best practices on a regular basis, in addition to reviewing the company’s major corporate governance-related risk exposures, including those related to our capital structure. As a result of the committee’s findings, the full board of directors continues to believe that our current capital structure is appropriate for Meta at this time.
Our current capital structure allows our board of directors and management team to focus on the long term.
We are focused on our mission to build the future of human connection and the technology that makes it possible. If we focus on this mission and build useful and engaging products and services, we believe we will create the most value for our shareholders over the long term. Our board of directors believes that our capital structure allows the company to focus on our mission and long-term success. Various studies have shown that multi-class structures do not hinder company performance and can support strong results because of management’s ability to focus on the maximization of long-term returns.
2 https://www.aljazeera.com/podcasts/2024/10/24/the-take-uncovering-metas-censorship-policies-on-palestine
3 https://www.nytimes.com/2021/10/05/technology/facebook-frances-haugen-testimony.html
4 https://www.theguardian.com/technology/article/2024/may/16/eu-investigates-facebook-owner-meta-over-child-safety-and-mentalhealth-concerns
5 https://apnews.com/article/meta-facebook-european-union-competition-fine-6886192353a344126a15886d6ca7c627

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Our board of directors provides robust independent oversight and ensures that the interests of our shareholders are considered.
We believe that our current board structure is effective in promoting strong independent board leadership. Our Lead Independent Director role is modeled on the role of an independent board chair, and designed to ensure a strong, independent, and active board. Ambassador Robert Kimmitt currently serves as our Lead Independent Director and provides an appropriate counterbalance to our Chairman and CEO.
Further, a substantial majority of the members of our board of directors are independent under applicable SEC and Nasdaq rules and each of the committees of our board of directors is comprised entirely of independent directors. We have continued to refresh our board of directors with the addition of new independent directors in the last several years.
We have a robust shareholder engagement program and feedback from our conversations are shared with our full board of directors and relevant committees. We believe the independent members of our board of directors provide effective oversight and represent the interests of our shareholders.
The requested change to our capital structure is unnecessary and is not in the best interest of Meta and its shareholders at this time.
We believe that our capital structure is in the best interests of Meta and its shareholders and that our current corporate governance structure is sound and effective.
The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Seven: Shareholder Proposal Regarding Disclosure of Voting Results Based on Class of Shares
The proponents of this resolution are lead filer Treasurer for the State of Illinois and Trustee of the Bright Start College Savings Trust and co-filers Schroder Unit Trusts Limited and Wespath Funds Trust.
DISCLOSURE OF VOTING RESULTS BY CLASS OF SHARES
RESOLVED: Shareholders request that Meta Platforms, Inc. (the “Company”) disclose the voting results on matters subject to a shareholder vote according to the class of shares, namely differentiating between those shares carrying one voting right and those carrying multiple voting rights, effective beginning at the Company’s 2026 annual meeting of shareholders.
SUPPORTING STATEMENT
The Company maintains a dual class structure for its common stock. Its Class A common stock has one vote per share while its Class B common stock has ten votes per share. The Company’s CEO, Mark Zuckerberg, owns nearly 100% of the outstanding Class B stock. His economic interest in the Company is significant (14%) but his ownership of Class B shares grants him a much larger percentage of the voting power (61%).1
Currently, voting results are disclosed by the Company without any distinction by share class. We believe it is important for those results to be disclosed separately by share class to determine whether the concerns of each class of shareholder are aligned and communicated appropriately to the Board.
Based on the voting results from last year’s annual meeting, a majority of Class A shareholders are estimated to have voted to support approximately half of the ten shareholder proposals on the Company’s proxy statement. These proposals covered topics including the Company’s dual-class stock structure, amendments to its corporate governance guidelines, misinformation on the platform, and potential impacts on child well-being. Additionally, one director is estimated to have received less than 50% support among Class A shareholders, while three other directors are estimated to have received less than 60% support. The amendment to the Company’s 2012 equity incentive plan is also estimated to have received only 11% support.
Consequently, none of the shareholder proposals passed, whereas all the management proposals passed. Given that Class B stockholders can disproportionately impact voting decisions that may or may not reflect the proportionate desires of most shareholders, it would benefit these shareholders to clearly see when this has occurred.
1 https://www.sec.gov/ix?doc=/Archives/edgar/data/0001326801/000132680124000057/meta-20240529.htm

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The disaggregation of voting results by share class would enable Class A shareholders to better monitor how responsive the Company is to issues that most shareholders raise. This enhanced understanding could result in greater shareholder loyalty and thereby build the type of consensus and mutual trust that can prove useful when companies experience periods of below-market performance or significant volatility.
The disaggregation of voting results is also a non-onerous practice that the Company could adopt without undue burden, as evidenced by multiple U.S. companies already having adopted this disclosure as a governance best-practice.2 Additionally, the practice is encouraged by the Council of Institutional Investors, a nonprofit, nonpartisan association of long-term investors with a combined AUM of approximately $5 trillion, by its inclusion in their Corporate Governance Guidelines.3
For these reasons, we urge you to vote FOR Proposal Seven.
META BOARD RESPONSE

•Our existing disclosures around our capital structure and security ownership already provide transparency to the general public and our shareholders.
•Our board of directors remains committed to effective oversight and consideration of shareholder interests, regardless of which class of common stock our shareholders own.
•The requested disclosure is unnecessary and would not provide additional benefit to our shareholders.

Our existing disclosures around our capital structure and security ownership already provide transparency to the general public and our shareholders.
We provide existing disclosures around our capital structure and security ownership through our proxy statement and other filings made with the Securities and Exchange Commission. As we have disclosed, our Class B common stock has ten votes per share and our Class A common stock has one vote per share. In addition, we also provide disclosure around the security ownership of certain of our beneficial owners and management, including the shares of outstanding Class B common stock and the amount and percentage of Class B common stock beneficially owned by Mark Zuckerberg, our founder, Chairman, and CEO. Our shareholders have access to information through our existing disclosure, including our capital structure and characteristics attributed to our Class B common stock, which allow them to make informed assessments of our voting results.
Our board of directors remains committed to effective oversight and consideration of shareholder interests, regardless of which class of common stock our shareholders own.
Our board of directors, which is composed of a substantial majority of independent directors, remains committed to ensuring that the interests of all shareholders, irrespective of the class of shares held, are adequately protected. We maintain an ongoing shareholder engagement program throughout the year, which includes engagement meetings with Class A shareholders. Feedback from these meetings is shared with our full board of directors and relevant committees. We also disclose information regarding our shareholder engagement efforts and key themes from those discussions with Class A shareholders, as described in this proxy statement.
The requested disclosure is unnecessary and would not provide additional benefit to our shareholders.
The requested disclosure is not commonly provided by other companies with multi-class capital structures. Our board of directors believes that disclosing the voting results separately for each class of shares would be unnecessary.
The board of directors recommends a vote AGAINST the shareholder proposal.
2 https://www.sec.gov/ix?doc=/Archives/edgar/data/0001649744/000119312524146033/d736999d8k.htm;
https://www.sec.gov/ix?doc=/Archives/edgar/data/0001050606/000119312523149534/d650502d8k.htm
3 https://www.cii.org/corp_gov_policies

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Proposal Eight: Shareholder Proposal Regarding Report on Hate Targeting Marginalized Communities
The proponent of this resolution is JLens on behalf of the Leichtag Foundation.
Report on Hate Targeting Marginalized Communities
RESOLVED: Shareholders request that Meta Platforms, Inc. prepare a report, at reasonable cost and omitting proprietary or privileged information, detailing the company’s policies, practices, and effectiveness in combating hate on its platform(s) and services, specifically antisemitism, anti-LGBTQ+ and anti-disability hate. The report may evaluate the adequacy of moderation, enforcement, user protection, ad policies, and transparency efforts, with findings made publicly available within one year.
Supporting Statement
We believe ADL’s annual survey highlights the need for Meta to address antisemitism, anti-LGBTQ+, and anti-disability hate to foster a safer online environment.1 Following the October 7, 2023, Hamas attack on Israel, antisemitism surged, and 41% of Jewish adults reported altering their online behavior to avoid being recognized as Jewish. LGBTQ+ individuals were the most harassed group surveyed, with physical threats doubling (6% to 14%) and severe harassment against transgender people rising from 30% to 45%. People with disabilities also faced increased harassment, with 45% reporting general harassment (up from 35%) and 31% experiencing severe harassment (up from 20%).
A detailed report on Meta’s efforts to combat hate would provide shareholders critical insights into corporate policies designed to protect users from harm. Ineffective moderation may drive users to platforms with stronger protections and deter advertisers prioritizing brand safety, reducing engagement and revenue.
To secure long-term profitability and user trust in a competitive social media landscape, Meta must prioritize content moderation. At Meta’s discretion, the report may include, but not limited to, the following areas:
•Expertise: Integration of antisemitism, anti-LGBTQ+ and anti-disability experts to enhance policies and staff training.
•Content Moderation, Advertising and Policies: Alignment with best practices to address hate, including removing terrorist support and harmful conspiracy theories. In 2023, ADL and the Tech Transparency Project found that Facebook and Instagram were recommending antisemitic content, including Nazi propaganda, and continued to host some hate groups that violated policies.2
•Enforcement Mechanisms: Evaluate tools for detecting and removing antisemitic content and hate speech. ADL’s 2024 Center for Tech and Society found Facebook and Instagram’s reporting mechanisms fundamentally broken, failing to address antisemitic content effectively. In the 2023 CTS Holocaust Denial Report Card, Meta’s platforms scored a C-, trailing behind competitors like Twitch and YouTube.
•User Support: Enhance resources for users experiencing hate speech. In 2023, Meta platforms scored lower than competitors like Twitch, TikTok, and YouTube in supporting harassment targets.3
•Data Transparency: Unlike Reddit and YouTube, Meta’s reports lack critical context, limiting insights into moderation efforts. Current APIs restrict independent researchers from auditing content like comments and stories, as well as WhatsApp. Privacy protections in the Content Library hinder analysis of public figures’ activities. Meta should offer a comprehensive research API allowing privacy-protected access to random samples of public, private, and moderated content for independent auditing.
ADL’s findings highlight the urgent need for strong hate speech moderation. A comprehensive report will reinforce Meta’s commitment to user safety, protect advertiser trust, and safeguard against regulatory risk.
Stand Against Hate. Vote FOR this Proposal.
1 https://www.adl.org/resources/report/online-hate-and-harassment-american-experience-2024
2 https://www.adl.org/resources/report/bad-worse-amplification-and-auto-generation-hate
3 https://www.adl.org/resources/report/blockfilternotify-support-targets-online-hate-report-card

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META BOARD RESPONSE

•Our Community Standards prohibit hateful conduct targeting protected characteristics on our platform.
•We have content enforcement systems in place to respond to content that violates our Community Standards.
•Our board of directors provides oversight of our approach to content governance.
•Given our ongoing efforts to address this topic, the board of directors believes that the requested report is unnecessary and would not provide additional benefit to our shareholders.

Our Community Standards prohibit hateful conduct targeting protected characteristics on our platform.
Our Community Standards outline what is and is not allowed on Facebook, Instagram, Messenger, and Threads. These standards are based on feedback from our community and the advice of internal and external experts in fields like technology, public safety, free expression, and human rights.
We believe that people use their voice and connect more freely when they don’t feel attacked on the basis of who they are. That is why our Community Standards prohibit hateful conduct, which we define as direct attacks against people — rather than concepts or institutions — on the basis of what we call protected characteristics: race, ethnicity, national origin, disability, religious affiliation, caste, sexual orientation, sex, gender identity, and serious disease. Our Community Standards also prohibit bullying and harassment on our platform, and we remove content that violates our policies and disable the accounts of people who repeatedly break our rules.
We have content enforcement systems in place to respond to content that violates our Community Standards.
This year, we announced updates to our content enforcement systems, including that we will prioritize enforcement against high severity harms, and rely more on users to report an issue before we take action on other types of content. As outlined in our Community Standards, we continue to prohibit and remove a wide range of attacks based on protected characteristics including dehumanizing speech, calls for harm, harmful stereotypes, slurs, various types of insults, and calls for exclusion. We also continue to review content holistically against all of our Community Standards. We regularly publish a Community Standards Enforcement Report to track our progress, including with respect to hateful conduct, and to demonstrate our continued commitment to making our platforms safe and inclusive.
Our board of directors provides oversight of our approach to content governance.
The board of directors oversees content governance and integrity primarily through its privacy & product compliance committee. Our management team provides the committee with regular updates on the company’s product compliance, including in the areas of content governance and integrity.
Given our ongoing efforts to address this topic, the board of directors believes that the requested report is unnecessary and would not provide additional benefit to our shareholders.
The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Nine: Shareholder Proposal Regarding Report on Child Safety Impacts and Actual Harm Reduction to Children
The proponents of this resolution are lead filer Proxy Impact on behalf of the Hyde Cragmont 2015 Trust and the Linda C. Wisnewski Trust and co-filers Durocher Fund, Dana Large Cap Equity Fund, Providence St. Joseph Health, The Domestic and Foreign Missionary Society of the Protestant Episcopal Church in the United States of America, Benedictine Sisters of Mount St Scholastica, Inc., The Maryknoll Sisters of St. Dominic, Inc., Sisters of the Holy Names of Jesus and Mary U.S.-Ontario Province, CommonSpirit Health, Portico Benefit Services, Sisters of the Humility of Mary, PFA Pension, Benedictine Sisters of Cullman, Alabama, Christian Brothers Investment Services, Inc., Sisters of St. Joseph of Peace, Everence Financial on behalf of Praxis Growth Index Fund, Missionary Oblates of Mary Immaculate, US Province, Sisters of the Presentation of the Blessed

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Virgin Mary of Aberdeen, South Dakota, The Daughters of Charity, Inc., The Adrian Dominican Sisters and The Congregation of St. Joseph.
Report on Child Safety Impacts and Actual Harm Reduction to Children
Social media impacts children’s brains differently than adult brains.1 It also poses physical and psychological risks that children and teens are unprepared for, including sextortion, grooming, hate group recruitment, human trafficking, cyberbullying, harassment, invasion of privacy, financial scams, and exposure to sexual, violent or self-harm content, among others.
Meta is the world’s largest social media company with billons of children and teen users. Meta’s platforms, including Facebook, Instagram, Messenger and WhatsApp, have been linked to numerous child safety impacts including:
Mental Health:
Meta’s own research shows Instagram’s negative impacts on teens’ self-image, increased rates of depression and anxiety, and increased suicidal thoughts.2 Forty-two states sued Meta claiming Facebook and Instagram algorithms are intentionally addictive and harm kids’ mental health.3 The United States (U.S.) Surgeon General called for social media warning labels due to its impact on kids’ mental health.4
Sexual Exploitation:
In 2023, nearly 36 million cases of online child sexual abuse material were reported; nearly 31 million of those (85 percent) stemmed from Meta platforms.5 Meta has started encrypting Messenger despite urgent warnings from law enforcement and child protection organizations that encryption will hide millions of reports, cloak the actions of child predators, and make children more vulnerable.6 Instagram’s algorithms “connect and promote” a vast pedophile network by guiding pedophiles to sellers of child sexual abuse materials.7 Instagram is ranked first and Facebook second as sources of sextortion, which has also led to teen suicides.8
Cyberbullying:
“[N]early 80% of teens are on Instagram and more than half of those users have been bullied on the platform.” 9 A United Kingdom study ranked Instagram first, Facebook second, and WhatsApp fourth in youth cyberbullying.10
Data Privacy / Age Verification:
In 2022, Meta was fined over $400 million for failing to safeguard children’s information on Instagram.11 Internal documents show Meta did little about millions of underage users.12
Legislation:
The European Union’s Digital Services Act requires identifying, reporting and removing child sexual abuse material.13 The United Kingdom’s Online Safety bill aims to protect children from online fraud and harmful content. The U.S. proposed Kids Online Safety Act requires companies to prevent or mitigate child risks including suicide, eating disorders and substance abuse.” 14,15
Meta is facing significant regulatory, reputational, and legal risks due to these unabated issues.
1 https://www.apa.org/news/apa/2022/social-media-children-teens
2 https://www.wsj.com/articles/facebook-knows-instagram-is-toxic-for-teen-girls-company-documents-show-11631620739
3 https://www.usatoday.com/story/opinion/2023/11/03/meta-lawsuit-attorney-generals-pursue-social-mediaaccountability/71410913007/
4 https://www.cnn.com/2024/06/17/media/surgeon-general-social-media-apps-warning-label/index.html
5 https://www.missingkids.org/gethelpnow/cybertipline/cybertiplinedata
6 https://www.nytimes.com/2023/12/06/technology/meta-messenger-encryption.html
7 https://www.wsj.com/articles/instagram-vast-pedophile-network-4ab7189
8 https://info.thorn.org/hubfs/Research/Thorn_TrendsInFinancialSextortion_June2024.pdf
9 https://time.com/5619999/instagram-mosseri-bullying-artificial-intelligence
10 https://techjury.net/blog/cyberbullying-statistics
11 https://www.cnet.com/news/privacy/meta-fined-400m-for-failing-to-protect-childrens-privacy-on-instagram
12 https://www.nytimes.com/2023/11/25/technology/instagram-meta-children-privacy.html
13 https://www.nytimes.com/2022/04/28/opinion/social-media-facebook-transparency.html?smid=em-share
14 https://abcnews.go.com/Politics/protecting-kids-online-bipartisan-cause-senators/story?id=97195752
15 https://www.nbcnews.com/tech/social-media/kosa-kids-online-safety-act-speech-censor-rcna128249

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Meta’s website lists new steps taken to improve child safety, but it has no publicly available, company-wide child safety or harm reduction performance targets for investors and stakeholders to judge the effectiveness of Meta’s announced tools, policies and actions.
Resolved: Shareholders request that the Board of Directors publishes a report (prepared at reasonable expense, excluding proprietary information) that includes targets and quantitative metrics appropriate to assessing whether and how Meta has improved its performance globally regarding child safety impacts and actual harm reduction to children on its platforms.
META BOARD RESPONSE

•We are committed to fostering a safe, positive experience online for young people.
•We have made significant changes and investments to help protect young people on our platforms.
•We collaborate with global experts and industry partners to build a broader child protection ecosystem.
•We have robust public disclosure detailing our ongoing child safety efforts, including quantitative metrics on how we took action to enhance child safety.
•The board of directors, primarily through the privacy & product compliance committee, provides oversight over this issue.
•Given our ongoing efforts to address this topic, the board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders in light of our existing practices, and disclosures regarding child safety.

We are committed to fostering a safe, positive experience online for young people.
We want all people, especially young people, to connect with others in an environment where they feel safe, and where they leave our technologies feeling good about the time spent on them. To that end, at Meta, fostering safe and positive experiences is always a top priority.
For most of our services, our Terms of Service require users to be at least 13 years old. In some countries, our minimum age is higher. With respect to Facebook and Instagram, users are not able to create accounts with a birthdate under 13, and we also implement several methods to detect and remove underage users from those platforms, including human review of accounts with characteristics of underage users, as well as tools for users to report underage accounts. Users who are identified through any of these methods lose access to the app and can appeal this decision through identity verification.
We have developed a three-pronged approach to protecting young people online that is tailored to each technology in our family of apps:
•Prevent: we use automated systems and employ review teams to help detect and remove certain harmful content before it reaches a large audience
•Control: we provide users with various settings to control their privacy, who can see their posts, and what kind of content appears on their feeds
•Respond: when issues are detected, we take action to remove violating content, disable accounts, and report apparent instances of child sexual exploitation content that we become aware of to the National Center for Missing and Exploited Children (NCMEC) in line with our legal obligations
Our Community Standards state clearly that we prohibit content or activity that sexually exploits or endangers children, bullies or harasses children, or encourages suicide, self-injury, or eating disorders. As announced in January 2025, we are adjusting our automated content enforcement systems so that they focus primarily on illegal and high-severity violations, including child sexual exploitation, suicide, and self-harm.
We have made significant changes and investments to help protect young people on our platforms.
We have developed more than 50 tools, features, and resources across our apps to support teens and their families. When it comes to young people, three core values guide our work:

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•We believe in helping young people enjoy the benefits of our technologies
•We know younger people require additional safeguards for their safety, privacy, and well-being
•We constantly explore innovative technologies that aim to provide greater experiences for young people safely
In September 2024, we introduced Instagram Teen Accounts, which have built-in protections for teens. These accounts limit who can contact teens and the content they see. For example, teens are defaulted into private accounts, which means only people they approve can see and interact with their content, and they are defaulted into the strictest message settings, meaning they can only be messaged by people they are already connected to. Teens under the age of 16 will need a parent’s permission to change any of these built-in protections to be less strict. With Teen Accounts, teens are also defaulted in the most restrictive setting of our Sensitive Content Control, which reduces the amount of sensitive content even further than the default setting, and we hide much of this sensitive content from teens completely, even if shared in Feed and Stories by someone they follow.
Over the past year, we made significant changes to our youth protection tools. For example, we introduced more tools to fight sextortion on our platforms, including notifying teens if someone they are chatting with is in another country - because sextortion scammers often misrepresent where they are to trick young people into trusting them. We started hiding people’s follower and following lists from potential sextorters - which experts had noted could be used by scammers to blackmail their targets. We announced a new nudity protection feature, which blurs images detected as potentially containing nudity in Instagram DMs, and warns people of the risks associated with sharing sensitive images. This feature will be on by default for teens under 18 globally. We also removed the ability to screenshot images and videos sent as ‘view once’ in Instagram DM and Messenger, meaning people do not need to worry about these messages being screenshotted or recorded in-app without their consent. We also will not allow people to open ‘view once’ images or videos on Instagram web, to avoid them circumventing this screenshot prevention.
Our Family Center offers a suite of supervision tools, including features that allow parents to see who their teen is following and followed by, and who they have been chatting with in the past seven days - both of which give parents the chance to ask their teen about any account they are unsure of. Through supervision, parents can also see how much time their teen is spending on Instagram, set daily time limits and schedule breaks. The Family Center also lets parents manage their teen’s account across different apps – Instagram, Facebook, Messenger and Meta Quest - and has an education hub with resources to help parents guide teens’ online experiences.
We collaborate with global experts and industry partners to build a broader child protection ecosystem.
We recognize that child protection requires a global and comprehensive response. Ongoing action is required from industry, law enforcement, government, civil society and families. Some of the ways that we collaborate with key stakeholders include:
•We use industry-leading tools to fight child sexual exploitation, and report apparent instances of child exploitation that we become aware of to the NCMEC, in line with our legal obligations.
•We supported NCMEC to develop the Take It Down tool, which is designed to give young people back control of their intimate images and helps prevent them being shared online.
•We work with our Safety Advisory Council, comprising leading internet safety organizations from around the world, to develop industry best practices, build and share technology to fight online child exploitation, support victim services and more.
•We are a founding member of Lantern, a program run by the Tech Coalition, which allows participating companies to share signals about violating child safety accounts and behaviors, so other companies can investigate and take action on their platforms too. Meta provides the underlying technical infrastructure and expanded the program’s sextortion-specific signals, in addition to signals about other violating child safety behaviors. Predators do not limit themselves to any one platform, so it is important we work together to take action across the different services they use.
•This past year, we joined Thorn, All Tech is Human and other leading tech companies in an effort to prevent the misuse of generative AI tools to perpetrate child exploitation. Alongside our industry partners, we committed to Safety by Design principles to be applied as appropriate and to provide updates on our progress.
Instagram also launched a new awareness-raising campaign, informed by NCMEC and Thorn, to help teens spot sextortion scams and help parents support their teens in avoiding these scams. As part of the campaign, we showed an educational video directly in the Instagram Feed of millions of teens and young adults in the United States, United Kingdom, Canada and Australia – countries commonly targeted by sextortion scammers. Instagram also partnered with popular creators to help raise awareness of these scams while assuring teens that sextortion is never their fault and that there is help available.
Building on this education campaign, Meta recently announced a new partnership with US NGO Childhelp, to launch a first-of-its-kind education campaign, designed to teach middle schoolers about how to stay safe online, including how to recognize grooming, sextortion scams, and other types of online exploitation, and what to do if they or someone they know needs help.

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We have robust public disclosure detailing our ongoing child safety efforts, including quantitative metrics on how we took action to enhance child safety.
We continue to enhance our disclosure for all stakeholders, as we strive to be open and proactive in how we safeguard all of our users’ privacy, security, and access to information online. Our child safety policies are defined in our Community Standards, including our policies on child sexual exploitation, abuse, and nudity, how we help teens see age-appropriate content, and other policies regarding additional protection for minors.
In our Community Standards Enforcement Reports, we have highlighted actions that we have taken against content that violates our rules, including information on the content we have removed for violating our child sexual exploitation, abuse, and nudity policies. For example, between October and December 2024, we took action on 6.2 million pieces of child sexual exploitation content on Facebook, of which 95.3% was found and actioned by us before it was reported, while 4.7% was reported by users. Over the same time period, we took action on 2 million pieces of child sexual exploitation content on Instagram, of which 96.9% was found and actioned by us before it was reported, while 3.1% was reported by users. In addition to disclosing quantitative metrics on our actions in the Community Standards Enforcement Reports and Responsible Business Practices Reports, we utilize this data to deploy tools and launch new programs targeted at reducing the sharing of this content. We also provide transparency into our efforts to find and report child exploitation to the NCMEC, above and beyond NCMEC’s own annual cybertip report. We disclose the number of CyberTips reported to NCMEC from Facebook and Instagram each quarter, including additional data that demonstrates the types of reports we are making to NCMEC.
The board of directors, primarily through the privacy & product compliance committee, provides oversight over this issue.
Our board’s privacy & product compliance committee has principal responsibility to assist the board with respect to the company’s product compliance, including in the areas of content governance and integrity, youth and well-being, and artificial intelligence development and implementation. The committee is actively engaged on issues concerning safety on our platform, particularly as it relates to young people, and receives regular reporting on the steps management has taken to assist in overseeing risks associated with these topics.
Given our ongoing efforts to address this topic, the board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders in light of our existing practices and disclosures regarding child safety.
The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Ten: Shareholder Proposal Regarding Report on Risks of Deepfakes in Online Child Exploitation
The proponent of this resolution is lead filer Bowyer Research, Inc. on behalf of a shareholder who wishes to remain anonymous.
Report on Risks of Deepfakes in Online Child Exploitation
Meta is one of the largest social media companies in the world, with more than 3 billion users active across its various platforms. As such, Meta has both an interest in, and responsibility to, address the growing risks created by its ongoing innovation in artificial intelligence. While artificial intelligence has many benefits and advantages, it also presents unique challenges that the company ought to address to avoid complicity in online victimization of children.
Earlier this year, Meta made the decision to add “Made with AI” labels to political content that involved use of AI. This decision is laudable. Yet, if Meta is willing to take tangible steps to curb broad social harms in the political arena, it should also be willing to take similar steps to curb the even more widespread social harm of online child abuse — harm that Meta’s platforms, unfortunately, have become a breeding ground for. As per a report1 released in June 2024 from Thorn and the NCMEC, Instagram and Facebook were the top two sites named in threats of sextortion, with Instagram being the top site where sextortion materials were actually distributed. With the meteoric rise in use of deepfake materials comes an increasing likelihood that the child exploitation risk that follows will see a similar spike.
1 https://info.thorn.org/hubfs/Research/Thorn_TrendsInFinancialSextortion_June2024.pdf

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These are serious risks — and Meta has, in other areas, taken similar risks of child exploitation seriously. As per NCOSE2, Meta has made recent updates to its policies that further privatize child accounts and limit their exposure to explicit content. It’s time to extend that same scrutiny, if not more, to the potential for child abuse that deepfake media creates.
The new age of artificial intelligence carries with it new opportunities to deter predation, limit the spread of child sex abuse material (CSAM), and protect the most innocent among us. Failure to do so, as evidenced by massive recent class-action lawsuits3 against tech companies like Apple, carries not only moral risks but tremendous legal and reputational price tags. Responding to that new age means taking on the challenge of combating child sex abuse with the kind of serious strategies and innovative thinking that Meta is known for worldwide — and helping to create a world4 where “enabling the best of what people can do together” involves protecting innocents from the worst that the online world has to offer.
Resolved: Shareholders request that Meta prepare a transparency report on the company’s use of deepfake identifying software to combat the risks of online child exploitation. This report shall be made publicly available to the company’s shareholders on the company’s website, be prepared at a reasonable cost, and omit proprietary information, litigation strategy and legal compliance information.
META BOARD RESPONSE

•Meta’s Community Standards clearly prohibit content or activity that sexually exploits or endangers children, including deepfakes.
•Meta has invested in enhanced child safety tools and works closely with internal and external stakeholders to fight child sexual exploitation and improve policies and enforcement around online safety issues.
•In April 2024, we signed on to principles set by Thorn and All Tech is Human, along with Google, Microsoft, Amazon, OpenAI and others, to address issues around AI-generated child sexual abuse material (CSAM) and child sexual exploitation material (CSEM).
•We report on actions we take against child sexual exploitation, abuse, and nudity in our Transparency Center.
•The board of directors provides oversight over our efforts in this area primarily through the privacy & product compliance committee.
•Given our ongoing efforts to address this topic, the board of directors believes the requested report is unnecessary and would not provide additional benefit to shareholders in light of our existing practices, and disclosures regarding child safety.

Meta’s Community Standards clearly prohibit content or activity that sexually exploits or endangers children, including deepfakes.
Meta’s policy is clear that we do not allow content, activity, or interactions that threaten, depict, praise, support, provide instructions for, make statements of intent, admit participation in, or share links of the sexual exploitation of children - whether real or AI-generated.
Meta has invested in enhanced child safety tools and works closely with internal and external stakeholders to fight child sexual exploitation and improve policies and enforcement around online safety issues.
At Meta, we know that one of our most important responsibilities is to help keep young people safe online. We take a three-pronged approach to child protection - prevent, control and respond – that is tailored to each technology in our family of apps:
•Prevent: we use automated systems and employ review teams to help detect and remove certain harmful content before it reaches a large audience
•Control: we provide users with various settings to control their privacy, who can see their posts, and what kind of content appears on their feeds
•Respond: when issues are detected, we take action to remove violating content, disable accounts, and report apparent instances of child sexual exploitation content that we become aware of to the NCMEC in line with our legal obligations
2 https://endsexualexploitation.org/meta/
3 https://www.nytimes.com/2024/12/08/technology/apple-child-sexual-abuse-material-lawsuit.html
4 https://about.fb.com/wp-content/uploads/2021/03/Facebooks-Corporate-Human-Rights-Policy.pdf

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Our policies prohibit CSAM and other forms of child sexual exploitation, regardless of whether that material reflects content generated by individuals or through artificial intelligence, including “deepfakes.”
For example, we use image matching tools to scan for potential CSAM, including AI-generated CSAM. We supported NCMEC to develop the Take It Down tool. The Take It Down tool assigns a unique digital fingerprint, called a hash, to nude, partially nude or sexually explicit images or videos - whether real or AI-generated - of people under the age of 18. Participating companies can use these hashes to help prevent copies of these images being shared on their respective platforms. We also have made significant advancements in the use of technology to respond to a variety of harms, including the posting of child nudity, unwanted interactions between adults and teens, and inappropriate interactions with children. As announced in January 2025, we are adjusting our automated content enforcement systems so that they focus primarily on illegal and high-severity violations, including child sexual exploitation, suicide, and self-harm.
We recognize that child protection requires a global and comprehensive response. Ongoing action is required from industry, law enforcement, government, civil society and families. Some of the ways that we collaborate with key stakeholders include:
•Using industry-leading tools to fight child sexual exploitation, and reporting apparent instances of child exploitation, including when AI-generated, that we become aware of to NCMEC, in line with our legal obligations.
•Working with leading internet safety organizations from around the world to develop industry best practices, build and share technology to fight online child exploitation, support victim services and more.
•Participating in efforts like Lantern, a program run by the Tech Coalition, that allows tech companies to share signals of violating child safety accounts and behavior, so they can investigate and take action on their platforms too. Meta was a founding member, provided the underlying technical infrastructure, and continues to maintain it.
In April 2024, we signed on to principles set by Thorn and All Tech is Human, along with Google, Microsoft, Amazon, OpenAI and others, to address issues around AI-generated child sexual abuse material (CSAM) and child sexual exploitation material (CSEM).
This past year, we joined Thorn, All Tech is Human and other leading tech companies in an effort to prevent the misuse of generative AI tools to perpetrate child exploitation. Alongside our industry partners, we committed to Safety by Design principles to be applied as appropriate and to provide updates on our progress. These principles, which will inform how we develop generative AI technology at Meta to help mitigate potential risks from the start, include:
•Developing, building and training generative AI models that proactively address child safety risks, including responsibly sourcing our training data sets and safeguarding them from CSAM and CSEM, incorporating feedback loops and stress-testing strategies in our development process and employing content provenance with adversarial misuse in mind
•Releasing and distributing generative AI models after they have been trained and evaluated for child safety, providing protections throughout the process, including safeguarding our generative AI products and services from abusive content and conduct, responsibly hosting models and encouraging developer ownership in safety by design
•Maintaining model and platform safety by continuing to actively understand and respond to child safety risks, including working to prevent our services from scaling access to harmful tools, investing in research and future technology solutions and fighting CSAM and CSEM, including AI-generated CSAM and CSEM, on our platforms
We report on actions we take against child sexual exploitation, abuse, and nudity in our Transparency Center.
We strive to be open and proactive in the way we safeguard users’ privacy, security and access to information online. Our Community Standards Enforcement Report includes:
•Actions we have taken against content that violates our rules
•Information on the amount of content we have removed for violating our child sexual exploitation, abuse and nudity policies, which includes removal of AI deepfakes
•Related trends we have observed
These reports are inclusive of actions taken to remove all detected CSEM and CSAM materials, including AI deepfakes.
The board of directors provides oversight over our efforts in this area primarily through the privacy & product compliance committee.
Our board’s privacy & product compliance committee has principal responsibility to assist the board with respect to the company’s product compliance, including in the areas of content governance and integrity, youth and well-being, and artificial intelligence development and implementation. The committee is actively engaged on issues concerning safety on our platform,

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particularly as it relates to young people, and receives regular reporting on the steps management has taken to assist in overseeing risks associated with these topics.
Given our ongoing efforts to address this topic, the board of directors believes the requested report is unnecessary and would not provide additional benefit to shareholders in light of our existing practices and disclosures regarding child safety.
The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Eleven: Shareholder Proposal Regarding Report on AI Data Usage Oversight
The proponent of this resolution is the National Legal and Policy Center.
Report on AI Data Usage Oversight
Whereas: The immense and transformative potential of artificial intelligence comes with substantial risks.
The development and training of AI systems rely on vast amounts of data, and public information available via the Internet may not be enough to quench developers’ insatiable thirst for high-quality training data.1 Thus, stakeholders are concerned that developers will draw from sources in an unethical or illegal manner.2,3,4
Supporting Statement: Meta Platforms, Inc. (“Meta” or the “Company”) is an early leader in the AI arms race,5 which has helped push the Company to one of the highest market capitalizations in the world.6
Meta has successfully integrated AI into its advertising business7 and social media products.8 These features grow user engagement and increase advertising efficiency, further expanding Meta’s data dominance.
Unlike its large-scale competitors, Meta’s primary AI models are open source.9 Rather than monetize its AI models itself, Meta’s strategy is to use its AI models to further monetize its data empire—which includes “hundreds of billions of publicly shared images and tens of billions of public videos, which we estimate is greater than the Common Crawl dataset.”10
Given Meta’s history of privacy violations and unethical data practices, shareholders and consumers should be concerned that Meta’s data-driven AI strategy will create new opportunities for misconduct. Past abuses include:
•Meta’s updated privacy policy now allows them to use a wide range of personal data for developing and improving its AI technologies, without explicit user consent11
•Meta has been subject to a record €1.2 billion ($1.3 billion) fine for breaching the European Union’s General Data Protection Regulation12,13
•A coalition of European consumer rights groups have accused Meta of collecting “an unnecessary amount of information on its users — such as data used to infer their sexual orientation, emotional state or even their susceptibility to addiction — which they are unable to freely consent to.”14
1 https://www.wsj.com/tech/ai/ai-training-data-synthetic-openai-anthropic-9230f8d8
2 https://www.scientificamerican.com/article/your-personal-information-is-probably-being-used-to-train-generativeai-models/
3 https://www.axios.com/2024/01/02/copyright-law-violation-artificial-intelligence-courts
4 https://www.reuters.com/legal/legalindustry/risks-unleashing-generative-ai-company-data-2023-12-22/
5 https://www.cnbc.com/2024/07/31/meta-advertising-growth-proof-that-hefty-ai-spending-is-paying-off.html
6 https://companiesmarketcap.com/meta-platforms/marketcap/
7 https://www.cnbc.com/2024/07/31/meta-advertising-growth-proof-that-hefty-ai-spending-is-paying-off.html
8 https://www.forbes.com/sites/bernardmarr/2023/05/02/5-amazing-ways-how-meta-facebook-is-using-generative-ai/
9 https://www.llama.com/
10 https://venturebeat.com/ai/inside-metas-ai-strategy-zuckerberg-stresses-compute-open-source-and-training-data/
11 https://katefitzgeraldconsulting.com/2024/05/31/your-privacy-rights-understanding-the-recent-changes-to-metas-privacy-policy/
12 https://www.nytimes.com/2023/05/22/business/meta-facebook-eu-privacy-fine.html
13 https://tech.co/news/meta-fined-100k-a-day
14 https://www.cnn.com/2024/02/29/tech/meta-data-processing-europe-gdpr/index.html

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These are just a few examples in Meta’s long history of misconduct.15,16,17
Prioritizing data ethics in Meta’s AI development will help avoid harmful fiduciary and regulatory18,19 consequences.20 Developers who prioritize ethical data usage will reap the benefits of consumer trust,21 while those that do not will suffer.
Meta’s position in the AI arms race, and its associated historic valuation, hang in the balance.
Resolved: Shareholders request the Company to prepare a report, at reasonable cost, omitting proprietary or legally privileged information, to be published within one year of the Annual Meeting and updated annually thereafter, which assesses the risks to the Company’s operations and finances, and to public welfare, presented by the real or potential unethical or improper usage of external data in the development, training, and deployment of its artificial intelligence offerings; what steps the Company takes to mitigate those risks; and how it measures the effectiveness of such efforts.
META BOARD RESPONSE

•Protecting people’s privacy is core to how we build technology, including AI.

•We have strong privacy practices that address how we use information for both AI and generative AI models and features.

•We collaborate extensively with internal and external stakeholders on our AI data practices to help address key issues around the use of data in our models.

•The board of directors, primarily through the privacy & product compliance committee, oversees our AI data practices.

•Given our ongoing efforts to address this topic, the board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders.

Protecting people’s privacy is core to how we build technology, including AI.
Meta puts protecting people’s privacy at the heart of how we build technology, and we continuously update our technologies and programs in response to privacy risks. Our privacy review process is designed to assess privacy risks that collecting, using, or sharing people’s information may present, and to help determine what steps should be taken to mitigate any identified privacy risks, including through the development and use of AI models and tools.
Generative AI models take a large amount of data to effectively train, so a combination of sources are used for training, including information that is publicly available online, licensed data and information from Meta’s products and services. For publicly available online information, we filter datasets to exclude certain websites that commonly share personal information. Publicly shared posts from Instagram and Facebook – including photos and text – are part of the data used to train our generative AI models. We do not use the content of private messages with friends and family to train our AIs unless the user or someone in the chat chooses to share those messages with our AIs.
We are committed to being transparent about the legal bases that we use for processing information and to following applicable laws regarding data usage. In the European region and the United Kingdom, we rely on the basis of legitimate interests to collect and process any personal information included in information publicly available on the internet and licensed sources to develop and improve AI at Meta. For other jurisdictions where applicable, we rely on an adequate legal basis to collect and process this data. Users have rights related to how their information is used for AI at Meta.
15 https://www.sec.gov/Archives/edgar/data/1326801/000109690624001115/nlpc_px14a6g.htm
16 https://techcrunch.com/2024/12/17/meta-fined-263m-over-2018-security-breach-that-affected-3m-eu-users/?
guccounter=1&guce_referrer=aHR0cHM6Ly9zZWFyY2guYnJhdmUuY29tLw&guce_referrer_sig=AQAAA
D4HheTbEJQ2uv9gp9B3KxM9_N4994xQTrLYALsYK0BQFs2RFvMrMoIiPE7xio2aSdPY6M_97vxAsDBddazTKQk259_DpSY0MQTrnvvM_pz9eJVxD4l09oXkkRxINuC3yjod7RwAx1QHcfCX5_IcvmV5Qg8qcYx7vLv3e29uEu8S
17 https://www.reuters.com/legal/facebook-parent-meta-pay-725-mln-settle-lawsuit-relating-cambridge-analytica-2022-12-23/
18 https://hbr.org/2023/05/who-is-going-to-regulate-ai
19 https://www.ftc.gov/policy/advocacy-research/tech-at-ftc/2024/01/ai-companies-uphold-your-privacy-confidentiality-commitments
20 https://www.cnbc.com/2024/01/05/microsoft-openai-sued-over-copyright-infringement-by-authors.html
21 https://www.pewresearch.org/short-reads/2023/10/18/key-findings-about-americans-and-data-privacy/

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We have strong privacy practices that address how we use information for both AI and generative AI models and features.
Our internal privacy review process helps ensure we are using data at Meta responsibly for our products, including for AI and generative AI. We work to identify potential privacy risks that involve the collection, use or sharing of personal information and develop ways to reduce those risks to people’s privacy. We also built places like Privacy Center, where people can learn more about managing and choosing their privacy settings on our products.
We collaborate extensively with internal and external stakeholders on our AI data practices to help address key issues around the use of data in our models.
We are actively engaged with cross-industry and multi-stakeholder forums that are focused on addressing issues around advancing AI, including the usage of data. Examples of these groups include the AI Alliance, a community of over 150 technology developers, researchers, industry leaders, and advocates who collaborate to advance safe, responsible AI rooted in open innovation; the Partnership on AI, a non-profit community of academic, civil society, industry, and media organizations creating solutions so that AI advances positive outcomes for people and society; and ML Commons, an AI engineering consortium, built on a philosophy of open collaboration to improve AI systems.
We see many possibilities ahead for people, creators, and businesses to use generative AI. We are excited to see this technology come this far but know that there is more to do in the future. Generative AI is a fast-moving space and we are committed to staying transparent as this technology evolves.
The board of directors, primarily through the privacy & product compliance committee, oversees our AI data practices.
Our board’s privacy & product compliance committee has responsibility for overseeing our comprehensive privacy program and Meta’s product compliance, including in regard to the development of AI. The committee regularly meets with senior members of management on AI at Meta, including regarding the use of data.
Given our ongoing efforts to address this topic, the board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders.
The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Twelve: Shareholder Proposal Regarding GHG Emissions Reduction Actions
The proponent of this resolution is As You Sow on behalf of Myra K. Young and James McRitchie.
WHEREAS: Meta, a global leader in social technology, is rapidly growing its data center footprint to support expanded artificial intelligence operations. This expansion has caused Meta’s electricity use to increase by 200% and its total greenhouse gas emissions to double since 2019.1 To maintain its carbon neutrality claims, Meta purchases renewable energy certificates (RECs). However, RECs are an insufficient decarbonization tool as they do not generally result in new renewable energy capacity, leaving Meta’s data centers reliant on high-carbon energy. This reliance exposes Meta to risks including accusations of greenwashing, regulatory scrutiny, litigation, and potential restrictions on its license to operate in certain localities.2
While Meta is building some renewable capacity through Power Purchase Agreements, its growing energy consumption is outpacing these efforts, leaving the Company dependent on fossil fuel-generated power. Meta’s plan to “offset” its high-carbon energy use by purchasing RECs is problematic, as they simply reallocate existing clean energy from the grid without adding new renewable capacity and without achieving meaningful emissions reductions.3
1 https://sustainability.atmeta.com/wp-content/uploads/2024/08/Meta-2024-Sustainability-Report.pdf Index C;
https://sustainability.atmeta.com/wp-content/uploads/2024/08/Meta-2024-Sustainability-Report.pdf Index G
2 https://www.washingtonpost.com/technology/2024/10/05/data-center-protest-community-resistance/;
https://www.datacenterdynamics.com/en/news/google-denied-data-center-planning-permission-in-dublin-ireland/
3 https://www.washingtonpost.com/climate-environment/2023/06/21/renewable-energy-credits-certificates-greenwashing/

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In Louisiana, where Meta’s record-breaking data center is to be built, local utility Entergy plans to build three methane gas-powered combustion turbines to meet demand.4 While Meta states it will purchase RECs and fund a solar project to offset the new fossil fuels being brought online, it has not provided a timeline, raising concerns about prolonged fossil fuel use to power the data center. Similarly, in Nebraska, Meta’s energy demands have delayed the retirement of a coal plant, a decision that will increase emissions and leave residents exposed to continuing health risks.5 These examples illustrate investor concern that Meta lacks a plan to reduce reliance on fossil fuels for its data centers.
In contrast, Meta’s peer Alphabet has committed to 24/7 carbon-free energy on every grid where it operates.6 This action will result in more carbon-free energy on the electrical grid and an overall decrease in emissions.
Investors continue to be concerned about increasing greenhouse gas emissions. In addition to risks outlined above, Meta faces significant physical risks from climate change. Heatwaves and water shortages have already led to significant power outages for competitors.7 By prioritizing energy procurement strategies that result in new renewable capacity, Meta will be playing a critical role in reducing systemic risks of climate change and avoiding operational disruptions.
Therefore, by adopting an energy procurement strategy that results in actual emission reductions, Meta can reduce climate-related risks and ensure that the Company is actively contributing to the decarbonization trajectory of the regions in which it operates.
Resolved: Shareholders request that Meta disclose a transition plan that results in new renewable energy capacity, or other actions that achieve actual emissions reductions at least equivalent to the energy demand associated with its expanded data center operations.
META BOARD RESPONSE

•We have matched our operational electricity consumption with 100% clean and renewable energy since 2020.
•We design and operate some of the most sustainable data centers in the industry, and promote data center sustainability by prioritizing energy efficiency and clean and renewable energy.
•We continue to prioritize matching our electricity use with 100% renewable energy by adding new projects to local grids.
•Our board’s audit & risk oversight committee receives updates on our environmental and sustainability strategy.
•Given our existing efforts, the board of directors believes that the additional request is unnecessary.

We have matched our operational electricity consumption with 100% clean and renewable energy since 2020.
Meta is focused on doing its part in supporting energy efficient operations. As of 2020, our global operations reached net zero emissions and we matched 100% of our electricity use with clean and renewable energy. We have continued to match our electricity consumption with 100% new clean and renewable energy projects for the last four years at a pace consistent with our load growth. Over the last decade, we have contracted for over 15 GW of new clean and renewable energy across the globe.
We design and operate some of the most sustainable data centers in the industry, and promote data center sustainability by prioritizing energy efficiency and clean and renewable energy.
Our data center design and operation integrate energy efficiency and sustainability considerations, with all data centers achieving gold LEED standards since 2009. LEED provides a framework for healthy, efficient, and cost-saving green buildings, with a key aspect of the LEED rating system being its emphasis on energy efficiency and renewable energy. These efforts help power the technology that billions of people use every day to connect and build community.
4 https://news.bloomberglaw.com/environment-and-energy/metas-planned-louisiana-data-center-fuels-pollution-worries
5 https://www.washingtonpost.com/business/2024/10/08/google-meta-omaha-data-centers/
6 https://www.google.com/about/datacenters/cleanenergy/
7 https://www.wired.com/story/data-centers-climate-change/?utm

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We continue to prioritize matching our electricity use with 100% renewable energy by adding new projects to local grids.
As we continue to innovate and grow, we are planning for our data center energy needs while simultaneously contributing to a reliable grid. Building on our efforts to bring new clean and renewable energy to the grid — including solar, wind, battery storage, and, most recently, geothermal and nuclear power — we continue to look for innovative ways to enable additional clean and efficient energy resources.
Our efforts do not simply involve purchasing renewable energy certificates (RECs) to offset emissions. Rather, a fundamental tenet of our approach to clean and renewable energy is the concept of additionality – partnering with utilities and renewable energy developers to add new projects to the grid. We have long-standing experience bringing new renewable energy to the grid and supporting projects that would otherwise not have been built. Our role in the enablement of these projects is offtaker – when developers construct and operate new projects, we purchase the renewable energy that is produced. We also prioritize contracting with clean and renewable energy projects that deliver the greatest possible decarbonization benefits to the grid in line with our work as part of the Emissions First Partnership. We have contracted for over 15 GW of new clean and renewable energy across the globe over the last decade.
In alignment with many other companies that have similar goals, we receive RECs from the new renewable projects we enable. RECs are essential tracking mechanisms that allow us to maintain a ledger of what clean energy was produced each year from the projects we support. We also consult with third party auditors who review and confirm that our energy accounting is accurate. In many states where we buy renewable energy, we are not the only buyers of RECs – utilities, other companies and public entities like cities and school districts also utilize RECs to track the delivery of clean electricity. In some markets, clean energy procurement is limited, but we strive to support quality, long-term projects and less than 5% of our reported 2023 renewable energy purchases were from short-term unbundled RECs purchases.
Our board’s audit & risk oversight committee receives updates on our environmental and sustainability strategy.
Our board’s audit & risk oversight committee receives regular updates on key sustainability priorities as well as the overall net zero and sustainability program strategy, which includes our energy efficiency and renewable energy work. The committee has the opportunity to engage with management on the programs and policies supporting the company’s strategy, as well as transition risks, including steps taken to monitor and mitigate exposures.
Given our existing efforts, the board of directors believes that the additional request is unnecessary.
The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Thirteen: Shareholder Proposal Regarding Bitcoin Treasury Assessment
The proponent of this resolution is Ethan Peck on behalf of IP 2006 GRAT Robert Peck Descendants Trust.
Bitcoin Treasury Assessment
Supporting Statement:
As of September 30, 2024, Meta has $256 billion in total assets, $72 billion of which is cash, cash equivalents and marketable securities, including US government bonds and corporate bonds.1 Since cash is consistently being debased and bond yields are lower than the true inflation rate,2 28% of Meta’s total assets are consistently diminishing shareholder value simply by sitting on the balance sheet.
Meta should—and perhaps has a fiduciary duty to—consider replacing some, or some percentage, of those assets with assets that appreciate more than bonds, even if those assets are more volatile short-term.
1 https://www.sec.gov/ix?doc=/Archives/1 edgar/data/1326801/000132680124000081/meta-20240930.htm
2 https://ycharts.com/indicators/5_year_treasury_rate; https://ycharts.com/indicators/10_year_treasury_rate; https://ycharts.com/indicators/moodys_seasoned_aaa_corporate_bond_yield; https://www.marketwatch.com/story/true-inflation-may-have-peaked-in-late-2022-at-18-and-still-hovers-around-8-cc89ea6b

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Due to its verifiable fixed supply, Bitcoin is the most inflation-resistant store of value available. This is especially true compared to other liquid assets.
As of December 20, 2024, the price of Bitcoin increased by 124% over the previous year,3 outperforming bonds by roughly 119% on average.4 Over the past five years, the price of Bitcoin increased by 1,265%,5 outperforming bonds by roughly 1,262% on average.6
Meta founder, CEO and Chairman Mark Zuckerberg named his goats “Bitcoin” and “Max.”7 Meta director Marc Andreessen has praised Bitcoin8 and is also a director at Coinbase.
Do Meta shareholders not deserve the same kind of responsible asset allocation for the Company that Meta directors and executives likely implement for themselves?
Meta’s second largest institutional shareholder, BlackRock, advised that a 2% Bitcoin allocation is reasonable.9 The reasoning behind that allocation holds true for Meta’s assets as well.
Corporate and institutional Bitcoin adoption is becoming more commonplace and proving to be an effective strategy. For example, MicroStrategy stock has outperformed Meta stock by 2,191% over the past five years;10 more public companies are adding Bitcoin to their treasuries every week;11 BlackRock’s Bitcoin ETF is the fastest growing ETF in history;12 and the US federal government and some state governments may form Bitcoin strategic reserves in 2025.13
Meta has always been a forward thinking, innovative company—not a company that follows technological trends, but one that sets them. The Company has an opportunity to honor that tradition by being a leader in corporate Bitcoin adoption and corporate treasury management apt for the 21st century.
At minimum, Meta should evaluate the benefits of exchanging some—even just a few percent—of its cash and bonds for Bitcoin.
RESOLVED: Shareholders request that the Board conduct an assessment to determine if adding Bitcoin to the Company’s treasury is in the best interests of shareholders.
META BOARD RESPONSE

•Meta utilizes a thorough decision-making process that considers many types of investable assets.
•This requested assessment is unnecessary given Meta’s existing processes to manage its corporate treasury.

Meta utilizes a thorough decision-making process that considers many types of investable assets.
Our audit & risk oversight committee provides oversight over Meta’s treasury policies, and our primary goals are to preserve capital and provide liquidity to the company. To support our ongoing operations, working capital, and capital expenditure needs, management comprehensively reviews a wide and diverse range of investable assets, including those that offer diversification and risk mitigation, on an ongoing basis. As part of this process, we assess the volatility of potential assets and seek to invest in those which provide a balanced mix of stability and long-term return to support our financial sustainability.
3 https://www.google.com/finance/quote/BTC-USD?window=1Y
4 https://ycharts.com/indicators/us_coporate_aaa_effective_yield; https://ycharts.com/indicators/moodys_seasoned_aaa_corporate_bond_yield; https://ycharts.com/indicators/1_year_treasury_rate
5 https://www.google.com/finance/quote/BTC-USD?window=5Y
6 https://ycharts.com/indicators/us_coporate_aaa_effective_yield; https://ycharts.com/indicators/moodys_seasoned_aaa_corporate_bond_yield; https://ycharts.com/indicators/5_year_treasury_rate
7 https://www.facebook.com/zuck/posts/10112954515429031
8 https://youtu.be/c3pX1R7Fwwc?feature=shared&t=1040; https://www.youtube.com/watch?v=1cfJxPXhvVA
9 https://www.bloomberg.com/news/articles/2024-12-12/blackrock-says-up-to-2-bitcoin-allocation-is-reasonable-range
10https://www.google.com/finance/quote/MSTR:NASDAQ?window=5Y; https://www.google.com/finance/quote/META:NASDAQ?window=5Y
11https://bitcointreasuries.net/
12https://x.com/EricBalchunas/status/1864654448858935524
13https://www.washingtonexaminer.com/policy/finance-and-economy/3237933/lummis-renewed-push-strategic-bitcoin-reserve/; https://finance.yahoo.com/news/texas-proposes-strategic-bitcoin-fight-200000765.html; https://cointelegraph.com/news/ohio-house-rep-introduces-bitcoin-reserve-bill

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While we are not opining on the merits of cryptocurrency investments compared to other assets, we believe the requested assessment is unnecessary given our existing processes to manage our corporate treasury.
This requested assessment is unnecessary given Meta’s existing processes to manage its corporate treasury.
The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Fourteen: Shareholder Proposal Regarding Report on Data Collection and Advertising Practices
The proponent of this resolution is Tulipshare Capital LLC on behalf of Tulipshare Fund 1 LP.
Whereas: Meta has improved transparency and user control regarding data collection and targeted advertising practices—however reputational, financial, and legal risks persist as regulators and investors scrutinize Meta’s practices, urging for more robust measures to protect user privacy and comprehensive disclosure of data collection/retention. A recent study analyzing privacy policies of over 5,000 apps determined “Meta’s apps take the lion’s share of data privacy intrusion.”1 Instagram and Facebook tied for first place as “most invasive” (with Meta Business Suite and Messenger tying for third place) due to the apps’ collection of 32 types of user data, including sensitive information with a significant portion of the data being tracked and linked to individual users (surprisingly, TikTok ranked much lower at 76th).2
Meta incurs substantial harm due to privacy violations, impacting financial performance and signaling potential future liabilities. Meta was fined by US and UK regulators and recently agreed to a $31.85 million settlement with Australian regulators over the Cambridge Analytica scandal;3 investors sued Meta for SEC filings treating the risk of unauthorized use of user data as a hypothetical when Meta already knew Cambridge Analytica accessed information on 30 million users, causing stock price and market capitalization to plunge by $100 billion4 (a multibillion-dollar lawsuit currently alleges Meta misled shareholders about the data-harvesting scandal);5 Meta was fined €1.2 billion for breaching the General Data Protection Regulation by illegally transferring EU users’ data;6 and Meta Pixel has opened avenues for privacy and healthcare litigation.7
Meta’s Privacy Policy does not fully detail the extent/specifics concerning the exact nature/granularity of data collected across all platforms, particularly concerning user interactions, device information, geolocation, biometric data, identified and deidentified data (including photos, videos, audio), offline conversions, and off-platform activities. Meta states: “we process information about you, including Personal Information, whether or not you have an account or are logged in,”8 and collects “[s]ome location-related information, even if Location Services is turned off.”9 Meta retains data to “provide services,” without specific timeframes/criteria for data retention/deletion, and policies regarding data anonymization/deidentification are not clearly outlined. Though Meta states it obtains user consent for data collection and processing, specific methods by which consent is obtained, how users are informed about data practices, options for users to manage/withdraw consent, cross-platform data integration, and how artificial intelligence/algorithms process user data to create targeted advertisements (including criteria/data used) are not thoroughly detailed—raising concerns about the adequacy of informed consent and the ability to opt-out of specific data collection practices.
RESOLVED: Shareholders request that the Board publish a publicly accessible report—prepared at reasonable expense, excluding proprietary information—providing tangible, comprehensive transparency regarding Meta’s data collection and advertising practices, with a specific focus on improving disclosure of the following issues:
1.Detailed Breakdown of Data Collection, Sharing, Retention
2.Improved User Consent Mechanisms
3.Use of Data for Ad Targeting
1 https://www.mescomputing.com/news/business/the-10-most-privacy-invasive-apps-report
2 https://www.lifewire.com/most-invasive-apps-8716661
3 https://www.reuters.com/technology/meta-pay-32-mln-it-settles-facebook-quiz-apps-privacy-breach-2024-12-17
4 https://news.bloomberglaw.com/us-law-week/meta-investor-suit-over-proper-disclosure-troubles-supreme-court
5 https://news.bloomberglaw.com/us-law-week/facebook-appeal-over-shareholder-suit-dropped-by-supreme-court
6 https://www.nytimes.com/2023/05/22/business/meta-facebook-eu-privacy-fine.html
7 https://news.bloomberglaw.com/litigation/meta-tiktok-take-loss-in-pixel-lawsuit-over-health-info-sharing
8 https://www.meta.com/legal/united-states/
9 https://www.facebook.com/privacy/policy/

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4.Impact Assessments/Audits on User Privacy and Business
5.Details on Cross-Platform Data Integration
META BOARD RESPONSE

•We take privacy seriously and have invested over $8 billion since 2019 in a rigorous privacy program that is designed to identify and address privacy risks early and embed privacy into our products from the start.
•Our Privacy Center provides answers to common privacy questions, information about how we use data, and links to tools that allow people who use our technologies and programs to protect their own privacy.
•We provide users with a variety of tools to view, manage, control, and download their personal information.
•We regularly report on our privacy progress.
•Given our ongoing efforts to address this topic, the board of directors believes that the requested report is unnecessary and would not provide additional benefit to our shareholders.

We take privacy seriously and have invested over $8 billion since 2019 in a rigorous privacy program that is designed to identify and address privacy risks early and embed privacy into our products from the start.
Our privacy work is underpinned by governance structures that foster accountability for privacy at every level, led by our Chief Executive Officer and Chief Privacy Officer, Product with board oversight led by the privacy & product compliance committee. As of the end of 2024, we had more than 3,000 people on product, engineering, and operations teams focused primarily on privacy across the company. We continue to invest in protecting people’s data as systems, technology, and expectations evolve. Additionally, we have external oversight by an independent, third-party assessor.
We leverage our Privacy Risk Management program process to identify risk themes, enhance our privacy program, and prepare for future compliance initiatives. Central to our development process is privacy review, in which we assess how data will be used and protected as a part of new or updated technologies, programs, and practices.
Our Privacy Center provides answers to common privacy questions, information about how we use data, and links to tools that allow people who use our technologies and programs to protect their own privacy.
We want the people who use our technologies to understand what information we collect and how we use and share it. Our Privacy Center contains guides and controls related to common privacy topics, including a dedicated module on ad preferences. This module provides users with more information about how we use data to show relevant ads and allows them to set their preferences.
Our Privacy Policy, which can be found in the Privacy Center, explains how we collect, use, share, retain, and transfer information and informs people who use our technologies and programs of their user rights. Each section of our Privacy Policy includes helpful examples and simple language to make our practices easy to understand. It also includes links and resources where people can learn more about the privacy topics that interest them. For example, we have a dedicated section regarding how we share information with third parties. This section clarifies that we do not sell personal information, and includes details on the information we share with advertisers and Audience Network publishers.
We provide users with a variety of tools to view, manage, control, and download their personal information.
We are committed to giving users control over their privacy and protecting their information. That is why we have built tools to help users secure their information and make their own privacy choices, while adhering to stringent industry standards for privacy and protecting their personal data.
As users engage with ads on our platforms, they can obtain information about why they saw a particular ad in real time by clicking on the three-dot menu and selecting “Why am I seeing this ad?”. Users can also manage their ad preferences by visiting the settings of the products they use, or by making changes in the Account Center. We offer controls relating to audience-based advertising and the use of activity data from other apps and websites to personalize ads, as well as the ability for users to access and download their information we use for ads and to hide ads from particular advertisers.

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We regularly report on our privacy progress.
We most recently published our annual Privacy Progress Update in January 2025. This report details how we address privacy risks, privacy product outcomes, technical privacy investments, and our ongoing commitment to privacy. We remain committed to transparency on these topics as we continue to build the future of human connection and the technology that makes it possible.
Given our ongoing efforts to address this topic, the board of directors believes that the requested report is unnecessary and would not provide additional benefit to our shareholders.
The board of directors recommends a vote AGAINST the shareholder proposal.
Questions and Answers About the Proxy Materials and the Annual Meeting
1.    What are proxy materials?
The accompanying proxy is delivered and solicited on behalf of the board of directors of Meta Platforms, Inc., a Delaware corporation, in connection with the 2025 Annual Meeting of Shareholders (Annual Meeting) to be held on May 28, 2025, at 10:00 a.m. Pacific Time, via live audio webcast in a virtual meeting format at www.virtualshareholdermeeting.com/META2025. As a shareholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (SEC) rules and is designed to assist you in voting your shares. The proxy materials include this proxy statement for the Annual Meeting, an annual report to shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2024 (Annual Report), and the proxy card or a voting instruction form for the Annual Meeting (Proxy Materials).
2.    Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
In accordance with the SEC rules, we may furnish proxy materials, including this proxy statement and our Annual Report, to our shareholders by providing access to such documents on the internet instead of mailing printed copies. Accordingly, we are sending the Notice to our shareholders of record and beneficial shareholders as of April 1, 2025, which is the record date for the Annual Meeting.
3.    How can I access the proxy materials over the internet?
The Notice and proxy card or voting instruction form included with the Proxy Materials will contain instructions on how to view the proxy materials on the internet. Electronic copies of this proxy statement and the Annual Report are available at www.proxyvote.com.
4.    How can I sign up for the electronic proxy delivery service?
The Notice and proxy card or voting instruction form included with the Proxy Materials will contain instructions on how to request electronic delivery of future proxy materials. Choosing to receive your future proxy materials by email will eliminate the cost of printing and mailing documents and will reduce the associated environmental impact. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
5.    I share an address with another shareholder. Why did we receive only one copy of the Proxy Materials and how may I obtain an additional copy of the Proxy Materials?
The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Proxy Materials or other annual meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Proxy Materials or other annual meeting materials addressed to those shareholders unless contrary instructions have been

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received from the affected shareholders. This process, which is commonly referred to as "householding," is intended to provide extra convenience for shareholders and reduce costs.
We and a number of brokers with account holders who are our shareholders will be householding our Proxy Materials. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of Proxy Materials, or if you are receiving multiple sets of Proxy Materials and would like to receive only one, please notify your broker, bank or other nominee if you are a beneficial shareholder or notify us if you are a registered shareholder. Registered shareholders can notify us by sending a written request to Meta Platforms, Inc., c/o Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095, and we will promptly deliver any additional Proxy Materials requested.
6.    What items of business will be voted on at the Annual Meeting? How does the board of directors recommend I vote on these proposals?
The following table presents the items of business scheduled to be voted on at the Annual Meeting and the voting recommendation of the board of directors with respect to each proposal:

Proposal	Board Voting Recommendation
Management Proposals:
1. The election of fifteen directors	FOR each nominee
2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR
3. The approval of our 2025 Equity Incentive Plan	FOR
4. Advisory vote on the compensation program for our named executive officers	FOR
5. Advisory vote on the frequency with which we will conduct a non-binding advisory vote on the compensation program for our named executive officers	THREE YEARS
Shareholder Proposals:
6. A shareholder proposal regarding dual class capital structure	AGAINST
7. A shareholder proposal regarding disclosure of voting results based on class of shares	AGAINST
8. A shareholder proposal regarding report on hate targeting marginalized communities	AGAINST
9. A shareholder proposal regarding report on child safety impacts and actual harm reduction to children	AGAINST
10. A shareholder proposal regarding report on risks of deepfakes in online child exploitation	AGAINST
11. A shareholder proposal regarding report on AI data usage oversight	AGAINST
12. A shareholder proposal regarding GHG emissions reduction actions	AGAINST
13. A shareholder proposal regarding bitcoin treasury assessment	AGAINST
14. A shareholder proposal regarding report on data collection and advertising practices	AGAINST
The nine shareholder proposals (Proposals Six through Fourteen) are hereinafter referred to as the "Shareholder Proposals." Other than the proposals described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting.
7.    Who is entitled to vote at the Annual Meeting?
Only holders of record of our Class A common stock and Class B common stock at the close of business on April 1, 2025, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 1, 2025, we had 2,181,270,402 shares of Class A common stock outstanding and 343,179,151 shares of Class B common stock outstanding and entitled to vote. Holders of our Class A common stock are entitled to one vote for each share held as of the above record date. Holders of our Class B common stock are entitled to ten votes for each share held as of the above record date. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters described in this proxy statement.
A quorum is required for our shareholders to conduct business at the Annual Meeting. A quorum exists if shareholders holding at least a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting are present at the Annual Meeting or represented by proxy.

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Registered Shareholders. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (Computershare), you are considered the shareholder of record with respect to those shares, and the Proxy Materials were provided to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the Annual Meeting.
Beneficial Shareholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and the Proxy Materials were forwarded to you by your broker, bank or other nominee, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Beneficial owners are also invited to attend and vote at the Annual Meeting.
8.    What votes are required to approve each of the proposals?
For Proposal One, directors will be elected by a plurality of the votes of the shares of our Class A common stock and Class B common stock (voting together as a single class) present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, which means that the fifteen nominees receiving the highest number of affirmative votes will be elected. You may withhold on voting for directors. A withhold vote has no effect on the outcome of the proposal.
Approval of Proposal Two, Proposal Three, and Proposal Six through Fourteen requires the affirmative "FOR" vote of a majority of the votes of the shares of our Class A common stock and Class B common stock (voting together as a single class) properly cast "FOR" or "AGAINST" each such proposal. In the event of a negative vote on Proposal Two, our audit & risk oversight committee will reconsider the appointment of our independent registered public accounting firm.
Proposal Four, the non-binding advisory vote on the compensation program for our named executive officers, as disclosed in this proxy statement, will be determined by the affirmative "FOR" vote of a majority of the votes of the shares of our Class A common stock and Class B common stock (voting together as a single class) properly cast "FOR" or "AGAINST" the proposal. As an advisory vote, this proposal is not binding. However, our board of directors and compensation, nominating & governance committee will consider the outcome of the vote when making future compensation decisions for our named executive officers.
Proposal Five, the non-binding advisory vote on the frequency with which we will conduct a non-binding advisory vote on the compensation program for our named executive officers, will be determined by the affirmative "FOR" vote of a majority of the votes of the shares of our Class A common stock and Class B common stock (voting together as a single class) properly cast "FOR" or "AGAINST" the proposal, and if no choice receives a majority, the choice that receives the plurality of votes cast will be determined to be the preferred frequency. As an advisory vote, this proposal is not binding. However, our board of directors and compensation, nominating & governance committee will consider the outcome of the vote when making future decisions regarding the frequency of future votes on the compensation program for our named executive officers.
9.    How are broker non-votes and abstentions counted?
A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on "routine" matters. Where a proposal is not "routine," a broker who has not received instructions from its clients does not have discretion to vote its clients' uninstructed shares on that proposal. At our Annual Meeting, only the ratification of the appointment of our independent registered public accounting firm (Proposal Two) is considered a routine matter. All other proposals are considered "non-routine," and your broker will not have discretion to vote on these proposals.
Broker non-votes and abstentions by shareholders from voting (including brokers holding their clients' shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, because broker non-votes and abstentions are not votes cast affirmatively or negatively, they will have no effect on the approval of any of the proposals.
10.    Why are we holding a virtual Annual Meeting?
We are leveraging technology to hold a virtual Annual Meeting that expands convenient access to, and enables participation by, shareholders from any location around the world. We believe the virtual format encourages attendance and participation by a broader group of shareholders, while also reducing the costs and environmental impact associated with an in-person meeting. The virtual Annual Meeting will allow our shareholders to ask questions and to vote.

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11.    How can I attend and participate in the Annual Meeting?
The Annual Meeting will be a virtual meeting of shareholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/META2025. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 10:00 a.m. Pacific Time on May 28, 2025. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow ample time to ensure your ability to access the meeting.
We will hold our question and answer session immediately following the conclusion of the business to be conducted at the Annual Meeting. You may submit a question in advance of the meeting by visiting www.proxyvote.com. You may submit a question at any time during the meeting by visiting www.virtualshareholdermeeting.com/META2025. The Chair of the meeting has broad authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct. A copy of the rules of conduct will be available online at the Annual Meeting. A replay of the Annual Meeting will be available on our website at investor.atmeta.com after the meeting.
12.    What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?
Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.
13.    Can I vote at the Annual Meeting?
You may vote your shares electronically at the Annual Meeting by using the control number on your Notice, proxy card, or voting instruction form and following the instructions at www.virtualshareholdermeeting.com/META2025. If you have already voted previously by telephone or internet, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote.
14.    Can I vote by telephone or internet?
For beneficial shareholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program that offers telephone and internet voting options. Shareholders should refer to the voting instruction form provided by their brokerage firm or bank for instructions on the voting methods they offer. Registered shareholders with shares registered directly in their names with Computershare will also be able to vote by telephone and internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with Computershare, you may vote those shares by calling the telephone number specified on your proxy or accessing the internet website address specified on your proxy instead of completing and signing the proxy itself. Submitting a telephonic or internet proxy will not affect your right to vote electronically at the Annual Meeting should you decide to attend the Annual Meeting. The telephone and internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions, and to confirm that shareholders' instructions have been recorded properly.
The accompanying proxy card provides instructions on how to vote via the internet or by telephone.
15.    How will my proxy be voted?
The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the Annual Meeting. Shareholders are requested to vote via the internet or by telephone, or, if you requested to receive printed proxy materials, by completing, dating, and signing the accompanying proxy and promptly returning it in the enclosed envelope. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be voted in accordance with the recommendation of our board of directors set forth in this proxy statement: in the case of the election of directors, as a vote "FOR" the election of all nominees presented by the board of directors; in the case of the ratification of Ernst & Young LLP as our independent registered public accounting firm, as a vote "FOR" such ratification; in the case of the approval of our 2025 Equity Incentive Plan, as a vote "FOR" such approval; in the case of the advisory vote on the compensation program for our named executive officers, as a vote "FOR" the approval of the program; in the case of the advisory vote on the frequency of the named executive officer compensation vote, as a vote for a frequency of "THREE YEARS"; and in the case of each of the nine Shareholder Proposals, as a vote "AGAINST" each such proposal.

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16.    How do I change or revoke my proxy?
Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Secretary by mail to our principal executive offices stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by voting again on a later date on the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by attendance at the Annual Meeting and voting electronically.
17.    Who will tabulate the votes?
We have designated a representative of the Veaco Group as the Inspector of Elections who will tabulate the votes.
18.    Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and publish final results on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.
19.    How can I make proposals or make a nomination for director for next year's annual meeting?
You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the rules established by the SEC and our amended and restated bylaws, as applicable.
In order for a shareholder proposal to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of shareholders to be held in 2026 pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act), the proposal must be received by us via email at CorporateSecretary@meta.com or via physical mail sent to our principal executive offices no later than December 18, 2025. Submissions should be made to Meta Platforms, Inc., 1 Meta Way, Menlo Park, California 94025, Attention: Secretary.
We strongly encourage you to use the email address above to submit a proposal rather than submitting a proposal via physical mail. If a proposal is sent via physical mail, please ensure that it can be forwarded and we recommend that you follow up with an email to us as well. If these steps are not followed, we may not receive your proposal by the deadline.
Shareholders wishing to bring a proposal or nominate a director at the annual meeting to be held in 2026 under our amended and restated bylaws must provide written notice of such proposal or nomination either (1) by registered mail to our Secretary at our principal executive offices and via email at CorporateSecretary@meta.com or (2) via email at CorporateSecretary@meta.com, in either case between close of business January 28, 2026 and close of business February 27, 2026. Shareholders must comply with the other provisions of our amended and restated bylaws.
20.    How do I contact the board of directors?
Shareholders may contact our board of directors by sending an email to our Secretary via email at CorporateSecretary@meta.com. Each communication should specify the applicable addressee or addressees to be contacted, the general topic of the communication, and the class and number of shares of our stock that are owned of record (if a record holder) or beneficially. If a shareholder wishes to contact the independent members of the board of directors, the shareholder should address such communication to the attention of the Lead Independent Director at the email address above. Our Secretary or her designee reviews all correspondence and forwards to the addressee all correspondence determined to be appropriate for delivery. Materials that may not be forwarded include junk mail and items that do not pertain to board matters.
21.    Who is paying for the solicitation of my proxy, and how are proxies solicited?
The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by us. In addition to the mailing of the Proxy Materials and other soliciting materials, we or our directors, executive officers, employees, or agents may also solicit proxies in person, by telephone, or by electronic communication. We have also engaged Sodali & Co (Sodali) as our proxy solicitor to assist in the solicitation of proxies for the Annual Meeting and have agreed to pay a fee of $25,000 for these services. We will also reimburse Sodali for reasonable out-of-pocket expenses and indemnify Sodali and its affiliates against certain claims, liabilities, losses, damages, and expenses.

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Following the original mailing of the Proxy Materials and other soliciting materials, we will request that banks, brokers, custodians, nominees, and other record holders of our Class A common stock and Class B common stock forward copies of the Proxy Materials and other soliciting materials to persons for whom they hold shares of Class A common stock and Class B common stock and request authority for the exercise of proxies. We will reimburse banks, brokers, custodians, nominees, and other record holders for reasonable charges and expenses incurred in forwarding soliciting materials to their clients. Shareholders voting via the telephone or internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and internet service providers, which must be borne by the shareholder.
If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the proxy statement or proxy card, you may contact Sodali at:

Sodali & Co
333 Ludlow Street — 5th Floor
South Tower
Stamford, Connecticut 06902
Tel: (800) 662-5200
Banks and brokers call: (203) 658-9400
Email: META.info@investor.sodali.com
* * *
Other Matters
NOTE ABOUT FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements. All statements contained in this proxy statement other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in our Annual Report on Form 10-K for the year ended December 31, 2024. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.
INFORMATION REFERENCED IN THIS PROXY STATEMENT
The content contained on, or that can be accessed through, the websites referred to in this proxy statement are not deemed to be part of, and are not incorporated by reference into, this proxy statement.
OTHER BUSINESS
The board of directors does not presently intend to bring any other business before the 2025 Annual Meeting of Shareholders (Annual Meeting), and, so far as is known to it, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the discretion of the persons appointed and voting such proxies.
Whether or not you expect to attend the Annual Meeting, please vote via the internet or by telephone, or, if you requested to receive printed proxy materials, please complete, date, sign, and promptly return the accompanying proxy in the enclosed postage paid envelope, so that your shares may be represented at the Annual Meeting.

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Appendix A
META PLATFORMS, INC.
2025 EQUITY INCENTIVE PLAN
1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 29.
2. SHARES SUBJECT TO THE PLAN.
2.1 Number of Shares Available. Subject to Sections 2.6 and 20 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the Effective Date is (i) any reserved Shares not issued or subject to outstanding grants under the Company’s 2012 Equity Incentive Plan (the “Prior Plan”) on the Effective Date, plus (ii) Shares that are subject to Awards granted under the Prior Plan that cease to be subject to such Award by forfeiture or otherwise after the Effective Date, and plus (iii) Shares that are subject to Awards under the Prior Plan that are used or withheld to pay the exercise price of an option or to satisfy the tax withholding obligations related to any Award. Substitute Awards may be granted under the Plan and any such grants shall not reduce the Shares authorized for grant under the Plan.
2.2 Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards of Common Stock under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used or withheld to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan.
2.3 Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.4 Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan shall be increased on January 1, of each of the ten (10) calendar years during the term of the Plan following the Effective Date, by the lesser of (i) two and one half percent (2.5%) of the number of Shares issued and outstanding on each December 31 immediately prior to the date of increase or (ii) such number of Shares determined by the Board.
2.5 Limitations. No more than 425,000,000 Shares shall be issued pursuant to the exercise of ISOs.
2.6 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.5, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3, and (f) the number of Shares that are granted as Awards to Non-Employee Directors, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.
3. ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants and Non-Employee Directors; provided such Consultants and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.
4. ADMINISTRATION.
4.1 Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the

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Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:
(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c) select persons to receive Awards;
(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
(e) determine the number of Shares or other consideration subject to Awards;
(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;
(g) determine the date of termination of a Participant’s employment or services;
(h) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate;
(i) grant waivers of Plan or Award conditions;
(j) determine the vesting, exercisability and payment of Awards;
(k) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(l) determine whether an Award has been earned;
(m) determine the terms and conditions of any, and to institute any Exchange Program;
(n) reduce or waive any criteria with respect to Performance Factors;
(o) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships;
(p) adopt rules and/or procedures (including the adoption of any subplan under this Plan) to facilitate compliance with applicable laws and/or the operation and administration of the Plan outside of the United States;
(q) make all other determinations necessary or advisable for the administration of this Plan; and
(r) delegate any of the foregoing to a subcommittee consisting of one or more officers pursuant to a specific delegation, to the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law.
4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

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4.3 Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).
4.4 Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.
4.5 Award Recipients Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries or Affiliates operate or have employees or other individuals eligible for Awards or to facilitate the offering and administration of the Plan in such other countries, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries and Affiliates shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to or held by individuals outside the United States to comply with applicable laws or facilitate the offering and administration of the Plan in view of such laws and to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country; (iv) establish, adopt or revise rules, subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2 hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply or facilitate compliance with any local governmental regulatory exemptions, filings or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
5. OPTIONS. The Committee may grant Options to eligible Employees, Consultants, and Non-Employee Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:
5.1 Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement.
5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
5.3 Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent, Subsidiary or Affiliate (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) except in the case of Substitute Awards, the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11, the Award Agreement or in accordance with any procedures established by the Company.
5.5 Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant.

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Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
5.6 Termination. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):
(a) If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than ninety (90) days after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.
(b) If the Participant is Terminated because of the Participant’s death (or the Participant dies within ninety (90) days after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options.
(c) If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than six (6) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.
(d) If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause will have the meaning set forth in the Plan.
5.7 Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.
5.8 Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent, Subsidiary or Affiliate) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
5.9 Modification, Extension or Renewal. Subject to Section 27, the Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Except as provided in Section 2.6 or 20, the Committee may not, without stockholder approval, seek to effect any re-pricing of any previously granted “underwater” Option or similar Award by: (i) amending or modifying the terms of the Option or similar Award to lower the exercise price; (ii) canceling the underwater Option or similar Award and granting either (A) replacement Options or similar Awards having a lower exercise price or (B) Restricted Stock Awards, Restricted Stock Units, Performance Awards or similar Awards in exchange; or (iii) canceling or repurchasing the underwater Options or similar

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Awards for cash or other securities. An Option or similar Award will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.
5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
6. RESTRICTED STOCK AWARDS.
6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Non-Employee Director a number of Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
6.2 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.
6.3 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.
6.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or any Parent, Subsidiary or Affiliate or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement.
6.5 Termination. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
6.6 Dividend Equivalents. The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividends or other distributions paid on Awards of Restricted Stock prior to vesting be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividends or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.
7. STOCK BONUS AWARDS.
7.1 Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Non-Employee Director of Shares for services to be rendered or for past services already rendered to the Company or any Parent, Subsidiary or Affiliate. All Stock Bonus Awards shall be made pursuant to an Award Agreement. Unless otherwise determined by the Committee, no payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.
7.2 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement.
7.3 Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.
7.4 Termination. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
8. STOCK APPRECIATION RIGHTS.

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8.1 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Non-Employee Director that may be settled in cash or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.
8.2 Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value of the Shares on the date of grant. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement.
8.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The Award Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.
8.4 Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.
8.5 Termination. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
9. RESTRICTED STOCK UNITS.
9.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Non-Employee Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.
9.2 Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement.
9.3 Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.
9.4 Termination. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
9.5 Dividend Equivalents. The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend equivalents or other distributions paid on Awards of RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividend equivalents or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as such Awards.
10. PERFORMANCE AWARDS.

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10.1 Performance Awards. A Performance Award is an award to an eligible Employee, Consultant, or Non-Employee Director of a cash bonus or a Performance Share bonus. Grants of Performance Awards shall be made pursuant to an Award Agreement.
10.2 Terms of Performance Awards. The Committee will determine, and each Award Agreement shall set forth, the terms of each award of Performance Award including, without limitation: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to a Performance Share bonus; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each Performance Award shall be settled; (d) the consideration to be distributed on settlement; and (e) the effect of the Participant’s Termination on each Performance Award. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned.
10.3 Value, Earning and Timing of Performance Shares. Any Performance Share bonus will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of a Performance Share bonus will be entitled to receive a payout of the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay an earned Performance Share bonus in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof. Performance Share bonuses may also be settled in Restricted Stock.
10.4 Termination. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
11. PAYMENT FOR SHARE PURCHASES.
Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):
(a) by cancellation of indebtedness of the Company to the Participant;
(b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;
(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent, Subsidiary or Affiliate;
(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;
(e) by any combination of the foregoing; or
(f) by any other method of payment as is permitted by applicable law.
12. GRANTS TO NON-EMPLOYEE DIRECTORS.
12.1. Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.
12.2. Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.
12.3. Vesting, Exercisability and Settlement. Except as set forth in Section 20, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.
12.4. Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as

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determined by the Committee. Such Awards shall be issued under the Plan. An election under this Section 12.4 shall be filed with the Company on the form prescribed by the Company.
13. WITHHOLDING TAXES.
13.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary or Affiliate employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant. The Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld as required by applicable tax rules or as of the date determined by the Committee in its discretion, where permitted by applicable law.
13.2 Stock Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligations or rights or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value up to the maximum statutory amount to be withheld unless a lesser amount of withholding is required to avoid adverse accounting treatment, or (iii) delivering to the Company already-owned Shares having a Fair Market Value up to the maximum amount to be withheld unless a lesser amount of withholding is required to avoid adverse accounting treatment.
14. TRANSFERABILITY.
14.1 Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 14.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. Unless determined otherwise by the Committee, all Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (iii) in the case of all awards except ISOs, by a Permitted Transferee.
14.2 Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company or its Parent, Subsidiary or Affiliate, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.
15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
15.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any rights permitted by an applicable Award Agreement or any dividend equivalent rights granted in accordance with Section 6.6 or Section 9.5. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.

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15.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.
15.3 Restrictive Covenants. To the extent permitted by law, the Committee may impose restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion, which such restrictions may be set forth in any applicable Award Agreement or otherwise.
16. CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.
17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
18. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
19. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.
20. CORPORATE TRANSACTIONS.
20.1 Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). Any such consideration shall be made promptly following such Corporate Transaction or on a specified date or dates following such Corporate Transaction; provided that the timing of such payment shall comply with Section 409A of the Code. The successor corporation may also issue, in place of outstanding Shares or Awards held by the Participant, substantially similar shares or other property subject to restrictions not materially less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards shall have their vesting accelerate as to all shares subject to such Award (and any applicable right of repurchase

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fully lapse) immediately prior to the Corporate Transaction unless otherwise determined by the Board and then such Awards will terminate. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction. Notwithstanding anything to the contrary herein, if the Intrinsic Value of an Option or SAR is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Awards without payment of any consideration therefor (for the avoidance of doubt, in the event of a Corporate Transaction, the Committee may, in its sole discretion, terminate any Option or SAR for which the Exercise Price is equal to or exceeds the per Share value of the consideration to be paid in the Corporate Transaction without payment of consideration therefor).
20.2 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.
20.3 Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.
21. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.
22. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the Effective Date. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.
23. AMENDMENT OR TERMINATION OF PLAN.
23.1 The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, subject to Section 2.6 and Section 20, that no such amendment or termination shall be made without the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards).
23.2 The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted (including by substituting another Award of the same or a different type), prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that, subject to Section 2.6 and Section 20, no such action shall materially adversely affect the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan or Award to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards).
24. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without

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limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
25. INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or Directors of the Company.
26. CANCELLATION OR “CLAWBACK” OF AWARDS. The Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements, policies or procedures the Company has in place from time to time (including the Company’s Compensation Recoupment Policy and any other policy necessary to comply with applicable laws), and the Committee may, to the extent permitted by applicable law or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.
27. SECTION 409A OF THE CODE. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with, or be exempt from, the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Committee considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.
28. MISCELLANEOUS.
28.1 Successors and Assigns; Severability. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 20. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Participant or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
28.2 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
28.3 No Right to Awards. No Employee, Consultant, Director, Participant, or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan. No payment pursuant to the Plan shall be taken into account in determining any benefits under any severance, pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

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29. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
“Affiliate” means any entity other than a Parent or Subsidiary that, directly or indirectly, is controlled by, controls or is under common control with, the Company or in which the Company has a significant equity interest, in either case as determined by the Board; provided, however, that the definition of Affiliate shall be limited to entities that are eligible issuers of service recipient stock (as defined in Treas. Reg. Section 1.409A-1(b)(5)(iii)(E), or applicable successor regulation) for Awards that would otherwise be subject to Section 409A, unless the Committee determines otherwise.
“Award” means any award granted pursuant to the provisions of the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit, award of Performance Shares or dividend equivalent Shares or units awarded pursuant to Section 6.6 or Section 9.5.
“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
“Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.
“Board” means the Board of Directors of the Company.
“Cause” means (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 19 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate.
“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
“Committee” means the compensation committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated by the Board as permitted by law.
“Common Stock” means the Class A Common Stock of the Company.
“Company” means Meta Platforms, Inc., or any successor corporation.
“Consultant” means any individual, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity other than as an Employee or Non-Employee Director.
“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

110 | 2025 Proxy Statement

Notwithstanding the foregoing, no Corporate Transaction shall be deemed to have occurred upon the acquisition of additional control of the Company by any person that is considered to effectively control the Company. Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Corporate Transaction of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Corporate Transaction does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Corporate Transaction but instead shall vest as of such Corporate Transaction and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.
“Director” means a member of the Board.
“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
“Effective Date” means the day on which the Plan is approved by the stockholders of the Company (subject to the prior approval of the Plan by the Board).
“Employee” means any individual, including officers and directors, employed by the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Exchange Program” means a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).
“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, the closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as officially quoted in the composite tape of transactions on such exchange or such other source as the Committee deems reliable for the applicable date;
(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(c) by the Board or the Committee in good faith.
“Insider” means an officer or Director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
"Intrinsic Value” means, with respect to an Option or SAR Award (i) the excess, if any, of the price or implied price per Share in a Corporate Transaction or other event over (ii) the Exercise Price of such Award multiplied by (iii) the number of Shares covered by such Award.
“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary or Affiliate.
“Option” means an award of an option to purchase Shares pursuant to Section 5.

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“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Participant” means a person who holds an Award under this Plan.
“Performance Award” means cash or stock granted pursuant to Section 10 or Section 12 of the Plan.
“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary or Affiliate, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied.
The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
“Performance Period” means the period of service determined by the Committee, during which years of service or performance is to be measured for the Award.
“Performance Share” means a performance share bonus granted as a Performance Award.
“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.
“Plan” means this Meta Platforms, Inc. 2025 Equity Incentive Plan.
“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.
“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.
“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Shares” means shares of the Company’s Common Stock and the common stock of any successor entity.
“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.
“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines.

112 | 2025 Proxy Statement

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent, Subsidiary or Affiliate. The Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).
“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

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META PLATFORMS, INC.
1 META WAY
MENLO PARK, CA 94025

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 27, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/META2025**
You may attend the meeting and vote during the meeting when the polls are open via the Internet. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting, since you can change your vote during the meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and then follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 27, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71033-P22931

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

META PLATFORMS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

01)	Peggy Alford	09)	Dina Powell McCormick
02)	Marc L. Andreessen	10)	Charles Songhurst
03)	John Arnold	11)	Hock E. Tan
04)	Patrick Collison	12)	Tracey T. Travis
05)	John Elkann	13)	Dana White
06)	Andrew W. Houston	14)	Tony Xu
07)	Nancy Killefer	15)	Mark Zuckerberg
08)	Robert M. Kimmitt		

For All ☐ **Withhold All** ☐ **For All Except** ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as Meta Platforms, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐
3.	To approve Meta Platforms, Inc.'s 2025 Equity Incentive Plan.	☐	☐	☐
4.	To approve, on a non-binding advisory basis, the compensation program for Meta Platforms, Inc.'s named executive officers as disclosed in Meta Platforms, Inc.'s proxy statement.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

		3 Years	2 Years	1 Year	Abstain
5.	To vote, on a non-binding advisory basis, whether a non-binding advisory vote on the compensation program for Meta Platforms, Inc.'s named executive officers should be held every one, two or three years.	☐	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposals:

		For	Against	Abstain
6.	A shareholder proposal regarding dual class capital structure.	☐	☐	☐
7.	A shareholder proposal regarding disclosure of voting results based on class of shares.	☐	☐	☐
8.	A shareholder proposal regarding report on hate targeting marginalized communities.	☐	☐	☐
9.	A shareholder proposal regarding report on child safety impacts and actual harm reduction to children.	☐	☐	☐
10.	A shareholder proposal regarding report on risks of deepfakes in online child exploitation.	☐	☐	☐
11.	A shareholder proposal regarding report on AI data usage oversight.	☐	☐	☐
12.	A shareholder proposal regarding GHG emissions reduction actions.	☐	☐	☐
13.	A shareholder proposal regarding Bitcoin treasury assessment.	☐	☐	☐
14.	A shareholder proposal regarding report on data collection and advertising practices.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V71034-P22931

META PLATFORMS, INC.
Annual Meeting of Shareholders
May 28, 2025, at 10:00 a.m., Pacific Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Susan Li and Jennifer G. Newstead, and each of them, as proxy holders with full power of substitution and authority to act in the absence of the other, each to vote with respect to shares of the Company's capital stock for which proxies will be solicited for use in connection with the Annual Meeting of Shareholders, to be held live via the Internet at www.virtualshareholdermeeting.com/META2025 at 10:00 a.m., Pacific Time, on May 28, 2025, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side